As Filed With the Securities and Exchange Commission on August 3, 2000
                                                      Registration No. 333-32304
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 3 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INDEXONLY TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in its Charter)

        Nevada                        7370                      98-0223452
   (State or Other            (Primary Standard            (IRS Employer
     Jurisdiction               Industrial               Identification
    of Incorporation         Classification Code               Number)
    or Organization)              Number)

                          3823 Henning Drive, Suite 217
                    Burnaby, British Columbia V5C 6P3 CANADA
                                 (604) 419-4401
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

(Name, address and telephone number for service)          With Copies to:
             Cliff Sweeney                              Edward L. Mayerhofer
         Chief Executive Officer                         Morton & Company
       Indexonly Technologies, Inc.                   Barristers & Solicitors
      3823 Henning  Drive, Suite 217               1750 - 750 West Pender Street
         Burnaby, British Columbia                   Vancouver, British Columbia
              V5C 6P3 CANADA                                V6C 2T8 CANADA
              (604) 419-4401                                (604) 681-1194

Approximate Date of Proposed Sale to the Public: As soon as practicable and from time to time after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                 Proposed
Title of                         Proposed        Maximum
Class of          Amount to      Maximum         Aggregate
Securities to     Be Price       Offering        Offering       Amount of
Be Registered     Registered     per Share (1)   Price (1)      Registration Fee
--------------------------------------------------------------------------------
Common Stock,
 .001 par value,
offered by        5,000,000       $2.00        $10,000,000        $2,640
Indexonly          shares
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.


                          [OUTSIDE FRONT COVER PAGE]

The information in this Prospectus is not complete and will be amended and completed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

                      Subject to Completion - August 3, 2000

                                   PROSPECTUS

  [graphic of company logo: the letter i encircled with a red diagonal mark]

                          INDEXONLY TECHNOLOGIES, INC.
                                5,000,000 SHARES
                                 COMMON STOCK

We are offering to sell up to 5,000,000 shares of common stock to the public on a best efforts basis, no minimum basis, for proceeds of up to $10,000,000.

Our common stock is not listed on a national securities market or the Nasdaq Stock Market. Our common stock is quoted on the National Quotation Bureau Pink Sheets under the trading symbol "IOTI".

                                                   Per Share         Total
                                                   ---------     ------------
Public offering price                               $ 2.00       $ 10,000,000

An investment in the common stock offered under this prospectus involves a high degree of risk and we urge you to carefully review this prospectus with particular attention to the section entitled "Risk Factors" beginning on page 4
                                              ---------------------------------

There are no pre-existing contractual agreements for any person to purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   THE DATE OF THIS PROSPECTUS IS AUGUST 3, 2000

                           [INSIDE FRONT COVER PAGE]

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

Indexonly Technologies Inc. and Indexonly.com are trademarks or service marks of Indexonly Technologies, Inc. Other trademarks and tradenames in this prospectus are the property of their respective owners.

                              TABLE OF CONTENTS

                                                                   Page No.
                                                                   --------
Prospectus Summary                                                        3
Risk Factors                                                              4
Forward Looking Statements                                                6
Dilution                                                                  6
Use of Proceeds                                                           7
Market for Common Stock and Other Shareholder Matters                     8
Management's Discussion and Analysis                                      9
Business                                                                 12
Management                                                               21
Executive Compensation                                                   23
Security Ownership of Certain Beneficial Owners and Management           25
Certain Relationships and Related Transactions                           27
Description of Securities                                                27
Plan of Distribution                                                     28
Determination of Offering Price                                          29
Shares Eligible for Future Sale                                          29
Experts                                                                  29
Changes in Certifying Accountants                                        29
Financial Statements Index                                               30

                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.

                             Investment Risks

An investment in this offering involves risk. The market for Internet products, services and advertising is new, rapidly evolving and intensely competitive.
Our service has not achieved market acceptance to date. Our business plan was conceived in April 1999. We have a limited operating history and a history of operating losses. Our loss for the period ended December 31, 1999 was $3,667,347, which combined with our loss of $406,985 for the three months ended March 31, 2000 results in an accumulated deficit of $4,074,332. The loss for the period ended December 31, 1999 includes $3,199,307 non-cash share compensation expense resulting from the issuance of 18,819,450 shares of our common stock to certain of our stockholders and officers. We expect to incur net losses for the foreseeable future.

                       Indexonly Technologies, Inc.

We are developing an Internet business directory intended to allow Internet users who are looking for goods or services quick access to the businesses that provide those goods or services in their area. Our directory is based on subject guides, which will constantly be updated with information from Internet websites as well as data from other sources, such as the network of regional and district agents we are developing. We believe that our directory of community-based information, combined with our proprietary computerized filtering and sorting method, will provide fast and relevant search results. We believe that Internet users will find the focused search results they obtain from our directory to be superior to the expansive and frequently irrelevant search results that existing "search engine" websites provide.

We are designing our directory to match consumers with businesses even if the business does not have a presence on the Internet. Our directory is currently operational however we are in the process of adding or updating business entries into our database and accordingly consider our business to be in the development stage. In order to complete our database of business listings we must first expand our network of regional and district agents, who will provide information on many of the businesses that are currently included or that will be included in our database. Our directory is on our website, located at www.indexonly.com,
                                                             -----------------
and we have filed an application to register the trade name "Indexonly.com" in the United States and Canada.

We plan to rapidly expand our network of regional and district agents throughout North America. Regional and district agents will operate under a license purchased from us. We believe that the use of district sales agents will provide us with a means to generate advertising revenues from businesses that may not otherwise advertise on the Internet. We expect to support the sales efforts of our district sales agents by aggressively marketing our website in the regions where sales agents operate. However, we cannot assure that the expansion of our sales agent network or the marketing of our website, as planned, will be successful if or when these activities are realized.

Our principal executive offices are located at 3823 Henning Drive, Suite 217, Burnaby, British Columbia, V5C 6P3, Canada, and our phone number is (604) 419-4401.

                                The Offering

Common stock offered by                        5,000,000 shares on a no
    Indexonly Technologies, Inc.:              minimum best efforts basis

Common stock to be outstanding                 27,226,733 shares (assuming
    after this offering:                       the sale of all 5,000,000 shares)

Use of proceeds:                               We plan to use the proceeds from
                                               this offering for developing our
                                               network of regional and district
                                               sales agents, capital
                                               acquisitions of computer
                                               equipment, costs required to
                                               support expansion, implementing
                                               our marketing strategy and other
                                               general corporate purposes

Proposed OTC Bulletin Board symbol:            IOTI

This summary of our offering is based on shares outstanding at March 31, 2000. In addition, as at March 31, 2000 we had reserved 1,248,000 common shares issuable upon exercise of warrants and 10,834,500 common shares issuable upon exercise of stock options granted to management, consultants and employees.

Prior to the commencement of this offering, we anticipate filing a registration statement respecting the offer for sale of shares of our common stock currently held by certain of our shareholders. The offering by the selling shareholders will be on a delayed or continuous basis. The number of shares of our common stock offered by the selling shareholders is expected to be approximately 4,912,500 shares.

                            Summary Financial Data

The following table summarizes the statement of loss and deficit and balance sheet data for our business. On August 30, 1999, we effected a stock split of 25 new shares for each previous share of our common stock. All references in this prospectus to financial data take this stock split into effect when referring to the number of shares of common stock, or the per share data.

                                     Three months           Period June 28, 1999
                                     ------------           --------------------
                                     ended March 31,        (inception) to
                                     ---------------        --------------
                                     2000                   December 31, 1999
                                     ----                   --------------------
                                    (unaudited)
Statement of Operations Data:        ----------
----------------------------
Revenues                              $   207,506               $   100,351
Operating Expenses                    $   553,995               $ 3,751,805
Loss from Operations                  $  (406,985)              $(3,667,347)
Net Loss                              $  (406,985)              $(3,667,347)
Basic Loss per share                  $     (0.02)              $     (0.23)
Weighted average common
  shares outstanding                   21,333,436                16,035,618


                           As at March 31, 2000          As At December 31, 1999
                           --------------------          -----------------------
Balance Sheet Data:              (unaudited)
                                  ---------

Cash and cash equivalents             $   176,730               $    95,175
Total Assets                          $   577,002               $   605,904
Total Liabilities                     $   291,991               $   316,632
Shareholders' Equity                  $   285,011               $   289,272

                                    RISK FACTORS

There are significant risks associated with an investment in our common stock. Before making a decision concerning the purchase of our securities, you should carefully consider the following factors and other information in this prospectus when you evaluate our business.

The success of our business model must be considered in light of our limited operating history.

Development of our Internet business directory began in April 1999. Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies with extremely limited operating histories. These risks include uncertainty of revenues, markets and profitability, and the need to raise capital to fund our ongoing operations. In addition, our ability to attract and retain qualified regional and district sales agents and the ability of these sales agents to generate revenues from sales of advertising are unproven.

We have experienced net losses since inception and may experience continued losses in the future.

We have incurred net losses of $3,667,347 for the financial period since inception and ended December 31, 1999 and losses of $406,985 for the three months ended March 31, 2000. There is no certainty that we will become profitable or generate positive cash flow from sales of regional and district licenses and sales of advertising space on our website, in the future. A failure to achieve profitability could deplete our current capital resources. If we do not generate sufficient positive cash flow from operations that we will have to seek additional financing which may not be available on satisfactory terms or at all.

We will need additional financing to execute our business plan or fund our expansion.

Our existing working capital is not sufficient to allow us to execute our business plan, including the further development of our commercial directory and website, or to fund our expansion and marketing plans for the year 2000. If we are unable to obtain adequate capital financing through this offering or other financings, we may have to revise, delay or abandon our short-term or long-term plans for expansion and we may not meet our working capital requirements.

The success of our business plan requires the development and maintenance of an effective Internet website.

For our website to be perceived as a viable advertising marketplace, the website must be technically current and provide accurate and timely information on businesses listed in our database, and must be easy-to-use and reliable. The accuracy of the information on our business directory will depend on our ability to successfully implement and train our network of regional and district sales agents. We may not be successful in our plans to develop and maintain our database and usage of our website on such a basis. If we introduce services or features that do not function properly, or that visitors to our website and advertisers on our website do not perceive it favorably, they may not return to our website, which may result in a loss of new and existing advertisers on our website. In addition, the data gathered for our business directory will require continuous updating and is subject to short-term obsolescence. The data used by us may contain undetected errors or defects. There can be no assurances that errors will not be found in our business search directory. The occurrence of such errors, defects or failures could result in the loss of users of our directory and advertisers on our website which could have a material adverse effect on our business.

We may not be able to develop a network of sales agents as required to carry out our business plan.

Our business plan requires that we establish a community-based direct sales network licensed to sell advertising on our Web site and to update our database. Our dependence on this network involves a number of risks, including the need to increase the size of our direct sales force throughout North America, and the need to attract, hire, retain, integrate and motivate additional sales and sales support personnel directly and through our regional license holders. We may not be able to attract and retain the qualified sales and sales support personnel needed to implement our business plan.

We may not be able to establish the Indexonly brand through our marketing and promoting activities.

We are currently unknown as an Internet business directory in the Internet sector. An important part of our strategy is to develop and increase awareness and recognition of our website. If we are unable to do so, or if our competitors develop their brand names more successfully than we do, our future growth and our business would suffer. In order to generate traffic to our website and to support the efforts of our sales network in creating a demand for advertising on our website, we will need to spend significant resources on
marketing and promoting our Internet directory.   If we are unable to establish
brand recognition in the areas where we operate, our sales agents may not be able to attract advertisers to our website and our results of operations may be negatively affected.

The loss or unavailability of our Chief Executive Officer for an extended period of time could seriously damage our business operations and prospects.

We are engaged in a start-up business with a core management and development team. The successful implementation of our business plan and the overall success of our business will depend upon the skills and efforts of our management personnel and, to a large extent, the active participation of Cliff Sweeney, our Chief Executive Officer and President. We have an employment agreement in place with Mr. Sweeney. We do not have key man life insurance on our executives. The loss or unavailability of Mr. Sweeney for an extended period of time could seriously damage our business operations and prospects.

                        FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                DILUTION

Purchasers of the common stock in this offering will experience immediate and substantial dilution in the net tangible book value of the common stock from this offering. "Net tangible book value per share" represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. At March 31, 2000, our net tangible book value was $187,944 or $0.008 per share, based on 22,226,733 shares of common stock outstanding.

After giving effect to the sale of up to 5,000,000 shares of common stock offered by this prospectus at an offering price of $2.00 per share and estimated net proceeds of $9,210,000, the net tangible book value at March 31 , 2000 would have been $9,397,944 representing an immediate increase in the adjusted net tangible book value of $0.337 per share to current shareholders and an immediate dilution of $1.655 per share to new investors purchasing common stock in this offering. The following table illustrates this per share dilution:

   Public offering price                                            $ 2.000
   Net tangible value per share at March 31, 2000                   $ 0.008
   Increase per share attributable to new investors                 $ 0.337
   Pro forma net tangible book value per share after offering       $ 0.345
                                                                    -------
   Dilution to new investors                                        $ 1.655
                                                                    =======

The following table summarizes the differences between existing stockholders and new investors in this offering with respect to the number of shares held or purchased from Indexonly, the total consideration paid and the average consideration paid per share. The following table excludes the deduction of broker-dealer commissions and our estimated offering expenses.

                     Shares Purchased    Total Consideration       Average
                     ----------------    -------------------       --------
                      Number       %      Amount         %      Price per Share
                      -----        -      ------         -      ---------------
   Existing
   shareholders    22,226,733   81.6%    $ 1,328,243      11.7%         $0.06
   New investors    5,000,000   18.4%    $10,000,000      88.3%         $2.00
                   ----------  -----     ----------     ------         ------
   Total           27,226,733  100.0%    $11,328,243     100.0%         $0.42
                   ----------  ------    -----------     ------         -----

The information presented in the table above with respect to existing stockholders assumes no exercise of outstanding options to purchase 10,834,500 shares of common stock granted as of March 31 , 2000, under the 1999 stock option plan which may be outstanding as of the completion of this offering. The information further assumes no exercise of 1,248,000 warrants to purchase common stock. The following table includes the effects of the outstanding options and the warrants assuming they were fully exercised.

                     Shares Purchased    Total Consideration       Average
                     ----------------    -------------------       --------
                      Number       %      Amount         %      Price per Share
                      -----        -      ------         -      ---------------
   Existing
   shareholders    22,226,733   56.5%   $ 1,328,243      5.8%           $0.06
   Exercise of
   warrants         1,248,000    3.2%   $   624,000      2.7%           $0.50
                   ----------  -----     ----------    ------           -----
   Exercise of
   stock options   10,834,500   27.6%   $10,834,500     47.6%           $1.00
                   ----------  -----     ----------    ------           -----
   New investors    5,000,000   12.7%   $10,000,000     43.9%           $2.00
                   ----------  -----     ----------    ------           -----
   Total           39,309,233  100.0%   $22,786,743    100.0%           $0.58
                   ----------  -----     ----------    ------           -----

                                 USE OF PROCEEDS

The net proceeds of the offering, and after deducting estimated offering expenses, are approximately $9,910,000 if the offering is completely sold. We may use registered broker-dealers to act as selling agents and in connection with such sales will pay fees or commissions not in excess of the usual and customary fees and commission. If we use selling agents the net proceeds of the offering after deduction of commissions to selling agents will be $9,210,000 assuming the full offering is sold through the selling agent. There is no assurance that we will sell any or all of the offering. The following table indicates how we intend to use the net proceeds at various levels of funding:


                                  If 10% sold   If 50% sold   If 100% sold
                                  -----------   -----------   ------------
Application of Proceeds
-----------------------

Development of website
 System development and
    maintenance                       200,000       900,000      1,800,000
 Content development                  100,000       300,000        500,000
                                    ---------     ---------     ----------
  Total website development          $300,000    $1,200,000     $2,300,000
                                    ---------     ---------     ----------
Marketing
 Agent network development            280,000     1,000,000      1,500,000
 General advertising program             -          700,000      1,300,000
 Affiliate program development         20,000       100,000        300,000
                                    ---------     ---------     ----------
  Total marketing expense            $300,000    $1,800,000     $3,100,000
                                    ---------     ---------     ----------
Acquisition of capital equipment
 Computer equipment                    80,000       300,000        800,000
 Office equipment and furniture        20,000        50,000        200,000
                                    ---------     ---------     ----------
  Total capital equipment            $100,000      $350,000     $1,000,000
                                    ---------     ---------     ----------
General corporate and working
  capital(1)
 General corporate expenses           140,000       250,000        600,000
                                    =========     =========     ==========
 Repayment of shareholder loans          -          207,000        207,000
                                    =========     =========     ==========
 Working capital                       70,000     1,103,000      2,703,000
                                    ---------     ---------     ----------
  Total general corporate            $210,000    $1,560,000     $3,510,000
                                    ---------     ---------     ----------
Estimated Offering expenses
 Legal                                 50,000        50,000         50,000
 Accounting                            25,000        25,000         25,000
 Filing fees                            5,000         5,000          5,000
 Printing and other                    10,000        10,000         10,000
  Total offering expenses             $90,000       $90,000        $90,000

  Total Proceeds                   $1,000,000    $5,000,000    $10,000,000
                                    =========     =========     ==========

(1) This amount may be reduced by approximately 7% of the total proceeds if commissions are paid to selling agents.

The following is a description of each of the items in the table above.

Net proceeds available. The net proceeds in the table above assume the payment of commissions to brokers or dealers on 100% of the securities sold in the offering. We are offering the securities on a best efforts basis through our officers, directors and employees. No commissions or other compensation will be paid to our officers, directors and employees in connection with this offering. No broker or dealer has been retained or is under any obligation to purchase any of the securities, although we may use brokers or dealers and pay a commission of up to 7% on such sales. In addition, we may pay a broker or dealer additional compensation in the form of a non-accountable expense allowance equal to up to three percent (3%) of the gross proceeds of the offering. Any differential in net proceeds raised will be used for general corporate and working capital purposes.

Our calculation of net proceeds includes a deduction for estimated offering expenses of $90,000, consisting of estimated legal, accounting and other professional fees, printing and postage costs, transfer agent fees and other related offering expenses.

Development of website and business plan. We will use the estimated net proceeds of this offering allocated to development for proprietary software development and continue enhancement of our business search directory website.

Marketing. We will use the estimated net proceeds of this offering allocated to marketing for advertising on the Internet, trade publications, direct mail programs, vendor exhibits, salaries for personnel, brochures and public relations.

Acquisition of capital equipment. We will use the estimated net proceeds of this offering allocated to the acquisition of capital equipment to purchase or otherwise acquire computers, servers, communication hardware and software, and networking equipment.

General corporate and working capital purposes. We will use the estimated net proceeds of this offering allocated to general corporate and working capital purposes to fund the capital requirements associated with our growth, including, without limitation, the retention and training of personnel. We may, when the opportunity arises, use a portion, or all, of the net proceeds to acquire or invest in complementary businesses, products or technologies. We may use the net proceeds to obtain the right or license to use complementary technologies, and may enter into joint ventures and strategic relationships with other companies that may expand or complement our business. Although we anticipate that we will evaluate possible acquisition candidates, we are not currently engaged in any discussions for any material acquisitions, and have no agreements, plans or arrangements with respect to any acquisition or investment.

The foregoing represents our best estimate of the allocation of the net proceeds of the sale of the securities offered in this offering based on our contemplated operations, our business plan, and current industry conditions and is subject to reapportionment of proceeds among the categories listed above or to new categories in response to changes in our plans, regulations, industry conditions, and future revenues and expenditures. The amount and timing of our expenditures will vary depending on a number of factors, including the timing of offering receipts, changes in our contemplated operations or business plan, and changes in economic and industry conditions.

Until we use the net proceeds for a particular purpose, we may invest them in short-term interest bearing securities, which may be investment grade securities, certificates of deposit, or direct or guaranteed obligations of the United States or Canadian government.

                            MARKET FOR COMMON STOCK

Prior to October 21, 1999, our common stock was quoted on the OTC Bulletin Board, most recently under the symbol "IOTI." Quotation of our stock on the OTC Bulletin Board ceased as a result of new eligibility criteria being imposed by the National Association of Securities Dealers ("NASD") pursuant to the recently adopted Rule 6530. This rule limits quotations on the OTC Bulletin Board to securities of those issuers that are required to report to the Securities and Exchange Commission and are current in their reports filed with the Securities and Exchange Commission. The intent of this rule is to make reliable and current financial and other information about issuers quoted on the OTC Bulletin Board available to the investing public. In order to comply with the obligations contained in Rule 6530, we would have had to file a registration statement with the Securities and Exchange Commission and clear all comments thereon by October 20, 1999. We were unable to meet the requirements of this rule and accordingly, quotation of our stock on the OTC Bulletin Board ceased on October 21, 1999. As a result, our common stock is now quoted on the National Quotation Bureau's "pink sheets". We expect to apply for reinstatement of quotation on the OTC Bulletin Board prior to the commencement of this offering, however we may not be successful.

The OTC Bulletin Board has a limited and sporadic trading market and does not constitute an "established trading market. The range of high and low bid prices for our common stock for each quarter during the period from October 20, 1998 through October 20, 1999, is set forth below. The trading prices have been adjusted to give effect to the 25:1 stock split effective August 30, 1999.

Quarterly Common Stock Price Ranges(1)
-------------------------------------

  Quarter                            1999
  -------
                                High       Low
                                ----       ---
1ST                             4.75     0.875
2ND                             3.25     1.875
3RD                             2.25     0.375
4TH                             2.00     0.125

                                     2000

1ST                             2.75     0.125

(1) This table reflects the range of high and low trading prices for our common stock during the indicated periods, as published by the OTC Bulletin Board prior to October 21, 1999, and on the National Quotation Bureau's "pink sheets" thereafter. Prices do not include retail markup, markdown or commissions.

Our stock will continue to be quoted on the "pink sheets" until we meet the requirements for quotation on the OTC Bulletin Board. Our trading market while quoted on the "pink sheets" is generally illiquid and holders of common stock may be unable to obtain quotations for our securities.

There were 871 record holders of our common stock as of August 30, 1999. We estimate there are currently approximately 909 beneficial owners of our common stock.

Dividends Policy

We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                          CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited Financial Statements and Notes thereto for the period ended December 31, 1999 and our unaudited Financial Statements and notes thereto for the three months ended March 31, 2000 and other financial information appearing elsewhere in this prospectus.

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Plan of operations

We are developing Indexonly.com into an online business search directory where businesses and individuals can access timely, accurate, geographically specific information. Sources of revenue include revenues from the sale of regional and district licenses and revenues from advertising placed on our website. Revenue from the sale of regional and district licenses is expected to generate approximately 50% of our revenue over the next year, reducing to 10% in 3 years. Advertising revenue is a recurring source of revenue and is expected to grow from 50% of our revenue over the next year, to 90% in 3 years.

We have not yet started to generate significant revenues from our business and we cannot assure you that we will be successful in marketing our licenses and advertising products. Our operations to date have consisted principally of research and business plan development, undertaking the initial design, development, and testing and launching of our commercial search directory website, business and facilities planning and evaluation, raising sufficient working capital and recruiting and organizing personnel, and the selling of regional and district licenses.

Profitability for us is associated with our ability to sell licenses to continuously expand our network of regional and district agents, and to generate advertising revenues based on the efforts of our licensed agents. We are currently operating at a loss and have incurred total net losses to March 31,2000 of $4,074,332. During the period June 28, 1999 (inception) to December 31, 1999, our net loss was $3,667,347. The total net losses for the periods from inception to March 31, 2000 and December 31, 1999 respectively, include non-cash share compensation expense of $3,199,307. For the three months ended March 31, 2000 our net loss was $406,985. We expect to continue operating at a loss through our development stage as we will incur large expenses associated with rapidly increasing our agent network and develop brand recognition. For the balance of the fiscal year ended December 31, 2000, we intend to reinvest any revenues towards the cost of expanding operations and marketing. We will require additional capital from external sources until we achieve profitability.

If we are unable to obtain adequate capital financing through this offering, we will need to obtain other forms of financing such as debt financing or sale of our shares through private placements. If we are unable to obtain alternate financing we may have to revise, delay or abandon our short-term or long-term plans for expansion and we may not meet our working capital requirements.

Whether we can continue to generate revenues or be able to operate profitably will depend, among other things, on our ability to achieve the following objectives: (1) attract a large number of clients to our website; (2) increase awareness of the specific search services we can provide; (3) develop our regional and state-wide/province-wide distributor network; (4) respond effectively to competitive pressures; (5) continue to develop and upgrade our technology; (6) attract, integrate, retain and motivate qualified personnel; (7) effectively execute our plan to develop additional online content, applications and products; and (8) respond effectively to increased business operation demands. We may be unable to accomplish one or more of the above, which could cause our business to not succeed. In addition, accomplishing one or more of the above could be very costly, which could harm our financial results.

Results of Operations

Three Month Period ended March 31, 2000

Revenue

Revenue totaled $207,506 during the three month period ended March 31, 2000, with approximately 89% relating to sales of regional and district licenses and the balance relating to advertising and other revenue. The licenses are fees charged for exclusive rights to operate as a sales agent in a region or district. The district fees are apportioned between Indexonly.com and the related regional agent in accordance with contractual arrangements. Fee revenue is recognized when all material services or conditions relating to the sale have been substantially performed or satisfied. The rights or license agreements provide for additional fees payable to Indexonly based on future operating or license sales performance.

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Operating expenses

For the three month period ended March 31, 2000, operating expenses totaled $553.995. Marketing and promotion expense was $553,995 with approximately 57% of this spent on advertising and promotion directed to attract regional agents. Technical and development expense totaled $94,081 for the three months ended March 31, 2000 with the majority being spent on programming and data base management. General and administration expenses amounted to $193,474 and included expenditures on rent, professional advisors and regulatory filing fees.

Period from June 28, 1999 (inception) to December 31, 1999

The period June 28, 1999 to December 31, 1999 was the first period of Indexonly and operating under our current business plan.

Revenue

Revenues totaling $100,351 during the period June 28, 1999 (inception) to December 31, 1999 related to sales of regional and district licenses.

Operating expenses

For the period June 28, 1999 to December 31, 1999 operating expenses totaled $3,751,805 which includes non-cash share compensation expense of $3,199,307, relating to the issuance of 18,819,450 shares of our common stock to certain stockholders and officers of the company. Marketing and promotion expense was $130,034 with our marketing focus on advertising and promotion to attract regional agents. Technical and development expense totaled $68,851 for the period June 28, 1999 to December 31, 1999. These expenses were for the development of the Indexonly.com web site and included programming and data base costs. General and administration costs totaled $310,933 for the period June
28, 1999 to December 31, 1999 and included costs such as professional fees for assistance with strategic development and regulatory filings. Interest expense totaled $6,218 during the period. Throughout the period staff were hired as the need arose in each department.

Liquidity and Capital Resources

Since June 28, 1999 (the inception date of our current business), we have funded our activities primarily through our equity financing activities. At March 31, 2000, we had cash and cash equivalents of $176,730. The net cash provided by our financing activities was $488,423 including the receipt of $189,000 in share subscriptions receivable. In addition, we received net proceeds of $245,500 from the sale of 515,000 units at $0.50 each. Unit holders received one common share and one warrant entitling them to receive one further common share at $0.50 per share, any time after March 31, 2000 until March 31, 2001. We sold a further 190,000 common shares at $0.50 per share for net proceeds of $94,000. During the period, we repaid our shareholder loans of $247,059 and subsequently received new shareholder loans of $206,982. The shareholder loans are denominated in Canadian dollars, with interest at 10% per annum, are unsecured and are repayable on or before August 1, 2000. The net cash used in our operating activities was $312,664 and the net cash used in our investing activities was $94,204 for the purchase of property, equipment and short term investments. Stockholders' equity totaled $285,011 at March 31, 2000.

At December 31, 1999, we had cash and cash equivalents of $95,175. The cash supplied by financing activities during the period ended December 31, 1999 totaled $774,583 which included $330,024 from the sale of 1,080,550 shares of common stock, $20,000 from the sale of 40,000 common stock subscriptions and $177,500 from the sale of 378,000 units. We had sold a further 398,000 units for subscriptions receivable of $189,000 all of which was received subsequent to period end. Unit holders received one common share and one warrant entitling them to receive one further common share at $0.50 per share, any time after March 31, 2000 until March 31, 2001. We also received $247,059 from issuance of shareholder loans. The shareholder loans were denominated in Canadian dollars, with interest at 10% per annum, were unsecured and repayable on or before May 1, 2000. The loans were convertible, at the option of the holder, into common shares, at $0.50 U.S. per share. The net cash used for operating activities during the period ended December 31, 1999 was $343,495. Investing

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Page 12

activities during this period used $335,913 for the purchase of property, equipment, intangible assets and short term investments. Stockholders' equity totaled $289,272 at December 31, 1999.

We maintain our cash balances at one major financial institution located in Vancouver, British Columbia. Funds not required for the immediate needs may be invested in certificates of deposit, short-term government obligations, or money market funds.

We lease our office facility in Burnaby, British Columbia under an operating lease agreement that expires August 31, 2004. Future minimum rental commitments pursuant to this lease are $41,100 for fiscal years 2000 through 2003, and $27,400 for fiscal year 2004. As at March 31, 2000, we have no material commitments for capital expenditures.

We do not have sufficient working capital to allow us to achieve our expected expansion goals and demands for our services through the end of the 2000 calendar year. We will therefore need to obtain additional working capital through the sale of our capital stock, the issuance of debt or other financing methods. We believe our existing working capital and anticipated cash from financing activities will be sufficient to allow us to execute our business plan, including the further development of our business directory and website and to fund our expansion and marketing plans for the year 2000. Despite this belief, there is no assurance that our resources will be sufficient. (See "Risk Factors We will need additional financing")


                                  BUSINESS

Overview

Indexonly has created and operates an online business directory that assists Internet users searching for goods and services in locating an appropriate business that provides those goods or services in their geographic area. The directory can be searched by keyword and by geographic location to locate a business anywhere in North America. Our directory is intended to reduce the time involved for Internet users seeking to obtain information on a business in their community. We are developing a network of licensed sales agents to sell advertising on our website and who will continuously update and verify information contained on our directory. While our directory is operational, we currently consider our business to be in the development stage and we anticipate that our business will remain in the development stage until we have substantially developed our network of licensed sales agents. We currently have over 17,000,000 businesses recorded in our directory database. Our database will require review and updating by the licensed sales agents in order to provide our users with a comprehensive and current directory of businesses.

We were incorporated on July 9, 1993 under the name, Women in Motion, Inc. We did not conduct any business until acquiring Global Accsys Information Systems, Inc. ("Global Accsys"), a British Columbia corporation, in November of 1996. In connection with the acquisition of Global Accsys, we changed our name to Accsys Global Management, Inc. and we obtained a license to a proprietary loyalty card program. In September 1997, we terminated the use of the license due to non-performance, and unwound the transaction by returning Global Accsys to its previous owner and canceling shares issued by us as consideration for Global Accsys.

In September of 1997 we acquired a license from Creative Sports Marketing, Ltd. to conduct a series of professional golf tournaments. In March of 1998, we changed our name to Classic Golf Corporation ("Classic Golf"). As Classic Golf, we conducted some business involving marketing of professional golf tournaments in 1998, but ceased our golf tournament marketing operations by May 1999. In 1998, the primary activity of Classic Golf was to create, manage and sell sponsorship to The Classic at Superstition Mountain, a professional golf tournament held in Phoenix, Arizona in March 1998. Classic Golf created and wholly managed the event. We were responsible for contracting the professional golfers, administering the tournament on the golf course, producing the television coverage and negotiating corporate sponsorship of the event. The event was planned to be the first in a series of events held across the United Sates at various golf resort communities. The Classic Golf business plan was dependent upon the participation of selected professional golfers and tournament sponsors. In May 1999, we determined that we could not secure our sponsors for a second season and abandoned the golf marketing business plan.

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By agreement dated August 31, 1999, we acquired our current business by purchasing all of the issued shares of Indexonly Technologies USA Inc. ("Indexonly USA"), a Nevada corporation formed on June 28, 1999, as a recapitalization transaction. This transaction was completed in the summer of 1999. In connection with this transaction, we changed our name on November 10, 1999 to Indexonly Technologies, Inc. In this transaction, the acquired company was Indexonly USA and the acquiring company was Classic Golf. As a result of this transaction, Indexonly Technologies, Inc. owns 100% of the issued and outstanding share capital of Indexonly USA, which in turn owns 100% of the issued and outstanding share capital of Indexonly Canada Inc., a Canadian federal corporation incorporated on August 11, 1999.

We effected a 25 for 1 stock split on August 30, 1999. All references in this prospectus take this stock split into effect when referring to the number of shares of common stock, or to the per share data.

Industry Overview

The Internet has emerged as a source of information on almost any subject, including news, commerce, information on businesses and people worldwide. Over the past decade the Internet has achieved widespread recognition by both the business community and the general public. This has resulted in rapid growth in the use of the Internet as more businesses and individuals use the Internet as both an informational and commercial tool. International Data Corporation (IDC) estimates that the number of users of the Internet worldwide will increase from over 100 million in 1998 to over 300 million by 2002. IDC estimates that the number of website Uniform Resource Locators (URL), often synonymous with a webpage or file within a webpage, is expected to grow from 925 million in 1998 to 13.1 billion in 2003. The number of consumers purchasing goods and services over the Internet is also expected to increase from 28% at the end of 1998 to approximately 40% in 2002, based on IDC estimates. The increasing number of commercial transactions conducted over the Internet suggests that there is an increasing level of acceptance by both consumers and businesses of the Internet as a tool to conduct commercial transactions and as a medium for advertising.

The increasing number of websites and users of the Internet also means a glut of information is available over the Internet that can be time consuming to search through using a traditional search engine. In particular, the matching of businesses to consumers can be difficult as consumers sort through large amounts of often irrelevant information available on the Internet in order to locate a business providing a good or service in the consumers community. A related issue is the ability of businesses advertising on the Internet to reach their consumers in their geographic region.

The most common method of obtaining information using the Internet is through the use of search engines. Traditional Internet search engines, such as those provided by Yahoo, Excite, Infoseek, Lycos and others, use dedicated computer hardware and software to collect data (also called "content") using automated programs called "spiders," "robots," or "crawlers" that go from website to website recording and following all the links they find along the way. The automated process for data collection typically used by these traditional search engines looks for "key words" on Internet websites. When "matches" for the key words are located the result is added to the search engine's database and indexed.

Searches done using traditional search engines may result in a large number of irrelevant hits requiring the user to spend additional time to sort through the information provided and refine the search process. Users of these search engines type into an on-screen box, selected search criteria such as a desired name or subject that they wish to view information on. The search engine compares the search criteria to information contained in its database and provides a list of all matches (also referred to as "hits" or "search results") to the user. This process is unrefined as a search engine does not look at the context of key word matches to eliminate search results that have little or no relevancy to the Internet user. Due to the large number of websites currently connected to the Internet search engines may only index a representative portion of the websites connected to the Internet, or information on a website may not be current. Search engines typically rank search results using a number of ranking methods, including the accuracy of the match. Search engines may also give preferential ranking to certain websites based on submissions from that website or monetary and non-monetary consideration. The result to the end user of the search engine is that a search will typically result in a very large number of matches of which few or none may be relevant. The end user will review the search results, possibly follow up on some of the results to determine their relevancy, and may also spend additional time trying to refine the search by modifying the search criteria.

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The search results generated by search engines are usually in the form of an
Internet link to a website along with some informational extracts from the website. An Internet user wishing to visit a website listed in the search results can link directly to the website by selecting the desired search result. Occasionally, a link may still be indexed in the search engine's database, but the website address has changed or is otherwise outdated and accordingly the connection cannot complete. This is referred to as a "dead link".

Where an Internet user wishes to locate a business in their community, search engines often result in wasted time as the user sorts through a large number of search results and tries to refine the search in order to limit the search results to a specific geographic region. Search engines typically do not have the ability to restrict search results to a geographic region such as a state or town, and accordingly it is up to the Internet user to spend the time to locate geographically relevant information using a search engine. Some search engines can restrict search results based on large geographic regions such as a country.

There are an estimated 370 search engines available to Internet users of which about ten are most commonly used. There are also a large number of local and national Internet directories with search capabilities. These include "yellow page" or "white page" directories, offering names, addresses and/or phone numbers and/or e-mail addresses. These services can be searched by location and name to locate an individual or business. There are also a large number of local Internet directories that provide information, for example, on activities or restaurants within a city. Other national directories exist that provide information on businesses within a desired geographical area, however the listings are restricted to businesses that pay a fee for the listing service.

The traditional search engines also provide advertising space to businesses. However these advertisements posted on a search engine's website often are targeted to a national or international market. Advertisers, such as a local mechanic or car dealership, wishing to target only consumers in their city or town typically only require that their advertising reach consumers in their geographic area.

The Indexonly Solution

By comparison to a search engine, our business is that of an Internet directory. A "directory" is an approach to organizing information, the most familiar example being a telephone directory. Internet directories are subject guides, often organized by major topics and subtopics. The content of directories is typically more focussed than that of search engines. Directories can be global, such as the directory at Yahoo, or local, such as city directories. Some companies that provide search engines, also provide directories, such as the directory at Yahoo.

We believe that the services of most larger search engines are not suited to locating specific businesses in a region due to the low relevance and overwhelming volume of search results, and the time required to refine a search. Our Internet business directory is being developed to address these weaknesses in search engines by using a searchable database that includes only businesses indexed by geographic location. Our directory can be searched by geographic region such as a state, province, city or town. The search results are restricted to the geographic region requested. Our directory also provides services such as allowing a user to view the location of a selected business on an on-screen local map, and allowing a user to link to the businesses website when available.

We are positioning our website and Internet directory to benefit from the increasing use of the Internet as a commercial tool. Our directory is primarily designed to bring businesses and consumers together. We believe the effectiveness of our business directory is associated with the speed in which consumers using the Internet can locate a business in their geographical area, and the currency and accuracy of the search results. We are not aware of any other search directory similar to ours that offers a comprehensive database of businesses indexed by geographical location.

We are also engaged in Internet-based advertising, where we obtain revenues from selling advertising space on our website to businesses. Businesses that choose to advertise on our website will be those that wish to target consumers in their geographic area. Advertisers on our website can select the geographic areas in which Internet users can view their advertisements. For example, a local car dealership would typically require advertising of its services and products to consumers located in the same community or region. An advertisement on our website by the car dealership would only be presented on screen to a consumer using our directory to locate a related business in the same community or region.

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Our target market for advertisers on our website is all businesses in North
America. We expect that our district sales agents will target mostly community based businesses such as local retailers, for sales of advertising on our website. National retailers and businesses will also be targeted through strategic alliances and directly by our sales network. We may in the future target businesses in overseas markets such as Europe and Asia. We have not yet generated revenues from sales of advertising due to our stage of development.

The Indexonly Strategy - Our Internet Directory

Our Internet business directory is designed to enable Internet users to search for a business by subject or name, and obtain search results that are geographically relevant. The data contained on our directory is the result of our system of screening, sorting by geographic location and updating information on businesses. This system is designed to speed up the Internet search process by eliminating information that is not current or not geographically relevant to the user.

Users of the Internet can access our business directory through our Internet website. The website has been in operation since January 1, 2000 and is undergoing continuous development as we revise and update our database of business listings and our services to users of the website. Currently we are developing our database to include businesses by province, state, city and town throughout North America. Accordingly our database is in the development stage and will remain in the development stage until we have substantially developed our network of community-based licensed sales agents. These sales agents will add, verify and update information contained in our database.

The process for performing a search on our Internet business directory is as follows: A user of our business directory will enter search criteria on our web page, consisting of the subject or name of business along with the desired geographical location of the business. Our search program then looks through our database for matches in the geographical location requested. The search results in a list of businesses matching the subject or name requested in the state, province, city or town requested. The list of businesses also provides information on the business such as the business name, address, phone/fax numbers, website, email address and contact person. In some cases the user could also view a map with the location of the business, or link directly to a businesses' website. The time to complete the search is reduced as the number of matching operations is much smaller than would be required by a typical large search engine.

Our database is designed to include a comprehensive listing of all businesses in each geographic area without the requirement that businesses pay a fee for a listing. This feature is intended to enhance functionality of the website to consumers when compared to other directories and search engines that only list businesses that pay a fee for listing. Increased functionality is intended to increase traffic flow to our website and is part of our strategic plan to increase our ability to market our website to potential advertisers on our site. Currently our database consists of over 17 million listings of businesses located throughout North America. These listings will be reviewed and updated by our community-based sales agents on a continuous basis.

Unlike a search engine the process of maintaining and updating our database is not fully automated. We use a combination of automated and non-automated processes for data collection, filtering and sorting. The automated process consists of purchasing databases of business listings from third parties as well as filtering information available through the Internet. The non-automated process involves developing and using a network of community based district agents that will initially be required to physically collect information on businesses in their community for inclusion on our database. The district agents will also conduct an ongoing review and update of existing information as necessary to ensure that our directory content is current and accurate. This two step process allows us to continuously update information contained on our directory at the community level, and reduces the number of dead links.

Our directory is operated out of an executive office in Burnaby, British Columbia, and we will develop our commercial search directory business by means of regional, state and local agents, each providing regional information by means of integrating local data with our proprietary software.

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Our website is hosted on multiple servers operated in-house. We plan on moving these servers offsite to a securely protected data center within a few months. Currently, all access to the web servers is through multiple T1 lines provided by two separate internet service providers (ISPs). Access through these lines is secured through a firewall and additionally, some load balancing software. We presently host the web site on four servers. For redundancy and scalability, both the web site and the database reside on one or more of these servers and each server contains a disk array in case of hard drive failure. In this way, we can provide the maximum protection from hardware, software or network failure. Network monitoring is also provided to automatically page technical personnel in the event that our internal or external monitoring service detects a warning of possible problems in either hardware, software or the actual network itself. We may in the future outsource these services and operations.

The Indexonly Strategy - Our Sales Network

We use regional and district agents to maintain our business database and to generate revenues from sales of advertising and sales of licenses.

We are developing a network of regional agents throughout North America. Regional agents are qualified entrepreneurs who will be responsible for recruiting, training and managing a network of community based "district agents" within their designated region. Regional agents will purchase from us a license to use our brand name, software and system of operations within a defined territory, usually consisting of an entire state or province. Larger states and provinces may be subdivided into two or more regions for the purpose of granting licenses. License fees for regional agents range from $12,000 to $60,000 depending on the size of the region and the stage of development of our directory. We have identified approximately 100 regions within the United
States and Canada. Currently we have sold 5 of the 7 Canadian regional licenses. These regions are: British Columbia, Alberta, Manitoba/Saskatchewan, Western Ontario and Eastern Ontario. In the United States, we have sold 2 regional licenses.

All regional agents must meet certain eligibility criteria and are required to enter into a formal license agreement. The license agreement provides for the grant of the license for a 5 year renewable term, unless terminated or revoked by us. Regional agents are compensated by commissions on sales of licenses to district agents and sales of advertising by district agents. Regional agents are subject to performance standards including their ability to recruit qualified district agents and to generate revenues from sales of district licenses and advertising. Regional agents are required to re-invest 5% of their commissions on regional advertising and promotion. The license agreement also contains non-competition and non-disclosure provisions. Regional agents are also required to obtain independent legal advice prior to signing our license agreement. The license may be assigned with our consent. Regional agents attend a two day training program at our head office and are provided with computer hardware and software necessary to commence operations.

Regional agents will in turn identify and recruit "district agents". District agents are individuals or businesses who will operate as sales agents in a geographically defined area roughly the size of a town or small city, comprised of approximately 4,000 businesses. Larger cities and towns may be subdivided into three or four districts, while smaller towns may be grouped together to form one district. The North American regions identified by us can be subdivided into a total of approximately 3,000 districts. Regions and districts are identified by Zip Codes or Postal Codes.

District agents serve two purposes. First, the district agents will be responsible for gathering, verifying and updating information on our database as it applies to businesses in their community (such as hotels, car rental companies, florists, accountants, etc). Second, they are our front-line
Internet advertising sales force and will work within their district to approach local businesses for the purposes of selling various options for advertising on our website.

District agents are required to purchase from us a district license to use our services and brand name. The license agreement sets out terms under which we can revoke their right to represent our services, including failing to meet sales targets. All district agents must be pre-approved by us and are required to attend a two day seminar with their regional agent. The district license agreement includes non-competition and non-disclosure terms. District agents are compensated through commissions on the sale of advertising. The one time fee to purchase a license and computer hardware and software necessary to commence operations is $8,000. The license is granted for a 3 year renewable

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Page 17

term, unless revoked by us or otherwise terminated. The license may be assigned with our consent. We have sold 5 district licenses in British Columbia, 3 district licenses in Alberta and 2 district licenses in Western Ontario.

For the balance of the fiscal year ending December 31, 2000, our objective is to recruit 31 regional agents who will in turn recruit up to 344 district agents. We are conducting a recruitment program that includes public relations activity, advertising on business opportunity websites, regional and local advertisements in newspapers and industry magazines, and networking within the industry. For the balance of the current fiscal year we expect that our public relations and marketing budget for developing our regional and district agent network will be approximately $120,000 per month on average. This amount may be adjusted to reflect available funds (see "Risk Factors" herein"). Our public relations and marketing program in this regard is designed to generate leads to qualified regional agents, and to assist regional agents in generating leads to recruit district agents.

The efforts of regional and district agents in marketing our website to potential advertisers will be supported by an aggressive marketing program designed to increase brand name recognition and traffic to our website in the areas where district agents operate. The sales network itself is expected to increase brand name recognition and traffic to our website through sales activities.

We will also support the community based sales efforts of our district agents through strategic partnerships with other online service providers for the purpose of increasing brand recognition and traffic to our website. We are seeking strategic alliances with other Internet companies that through synergies in services have the ability to drive traffic to our website or otherwise increase awareness of our website to potential advertisers, sales agents and directory users. Indexonly has entered into strategic affiliate agreements with the following companies: CBS Sportsline; Barnes & Noble; Disney; ClickPay, e-stamp; Magazines.com; Omaha Steaks; Petstore.com; 1-800-flowers; Cooking.com; 800.com; Lands' End; Great Catalogs; e-Bags; e-Toys; more.com; liquor.com; babyfurniture.com; OfficeMax.com; and Verio Web Hosting. As an example of a typical strategic affiliate agreement, we have an affiliate agreement with a national book seller. Every time a user does a search for books, a banner ad for that book seller appears on the same page as the search results. If the user clicks on the banner ad they will be connected to the book seller's website. If they purchase books at the book seller's website, we receive a 5% commission. We use technology and service of a third party to track the results of these strategic affiliations.

Some States in which we propose to sell regional and district licenses consider the sale of our licenses to be the sale of franchises, requiring compliance with State franchise laws. We are preparing a Uniform Franchise Offering Circular which will be delivered to potential regional and district agents within these States and filed with the appropriate State authority. To the extent that any State franchise requirements are not complied with the license holder may be entitled to rights of rescission.

Our Sources of Revenues

There are several different sources of revenue from our business operations, as follows:

We will charge a one-time regional and district license fee to our regional and district agents. The fee for regional agents ranges from $12,000 to $60,000 depending on the size of the region. The fee for district agents is $8,000. In both cases the fee includes the cost of computer hardware and software required to commence operations. For the balance of the fiscal year ending December 31, 2000, our objective is to sell a total of 31 regional licenses and 344 district licenses. From the commencement of operations of our current business through March 31, 2000, we earned approximately $300,000 from the sale of regional and district licenses .

We will charge fees for advertising on our website. District sales agents will be primarily responsible for selling advertising on our website. The pricing guidelines used by district sales agents for sales of advertising are determined by us and governed by the terms of the license agreement. There are several options for advertising on our website which are as follows:

- Banner Advertising: The most visible of advertisements on our website are "banner" ads that often run along the top or bottom of a webpage. The banner ad may have the advertiser's name, slogan, or message displayed, and may be clicked on to access an advertisers website. Advertisers without a website can also use banner advertising. As a result of our directory being based on geographic location, we will also be able to offer local businesses the option of having their banner advertisement appear only in connection with a search for a similar business in their geographic area. Businesses can select any number of geographic areas in which their advertisements are to be targeted to. Advertisers using banner ads are charged a yearly fee currently ranging from $360 to $540 per year depending on the location of the ad on our website. Our website allows advertisers to create their own banner ad using our software, or we can assist them in preparing the ad. National advertisers wishing to use this option are eligible for preferential pricing on a case by case basis.

- Display Advertising: A display ad utilizes the visual effects of different fonts, type style, size and colour in order to draw attention to an advertisers listing among other businesses listed in the search results. Advertisers are charged a yearly fee of currently $180 for this service. Advertisers can create their own display ad through our website using our software.

- Quick Search Advertising: This form of advertising provides a searcher using the quick search feature of our website with access to just one business in each district under the search criteria used. The fee for this service is currently $720 per year.

- Priority Listing Placement: Priority placement places a company's listing above other non-priority listings in the search results. Only three businesses can request a priority listing. The fee for a priority listing is currently $240 per year.

- Web Link: Business with their own website can place a "Go To Web" link next to their listing which allows a user to click on the link to immediately access the businesses website. The fee for this service is currently $60 per year.

Our advertising options have a one year term and all fees for advertising services are payable in advance. Total fees are subject to revenue sharing deductions to regional and district agents and accordingly do not represent the net fee to us. We have not yet generated significant revenues from sales of advertising as we are in the process of implementing our network of regional and district agents. Sales of advertising will initially be a second priority for our district agents pending the development of the content of our website. Due to the relatively small amount of fees received from any single advertiser, we do not expect that the loss of any one advertiser will have an adverse material effect on our business. In order to be successful in generating revenues from advertisements we must generate awareness of our website and attract users of the Internet to our website. Revenues are typically derived from the sale of advertising, the value of which is predicated on the number of "hits" to the website.

We may also sell the content of our database. The content consists of information that we have compiled, using our network and other sources, on businesses in various geographical regions, including name, address, telephone and fax numbers, contact persons, email addresses and web pages. As content in our directory is gathered and/or verified by a physical team of district agents, we believe the information that can be offered for sale by us will be more accurate and relevant than other search engines and directories. We have not yet determined the pricing for this potential source of revenue.

Profitability for us is associated with our ability to sell licenses to continuously expand our network of regional and district agents, and to generate advertising revenues based on the efforts of our licensed agents. We are currently operating at a loss and expect to continue operating at a loss through our development stage as we will incur large expenses associated with rapidly increasing our agent network and develop brand recognition. For the balance of the fiscal year ended December 31, 2000, we intend to reinvest our revenues towards the cost of expanding operations and marketing. We will require additional capital from external sources until we achieve profitability.

Competition

We believe our primary competition will be from the following services:

-   Traditional telephone directory books such as the Yellow PagesTM;
-   National internet directories such as YellowPages.com;
- Internet search engines such as Yahoo, Excite, WebCrawler, Infoseek and others; and

-   Local business directories.

Many of our competitors have established reputations and better financial resources. Our ability to compete over time will depend on our ability to attract Internet users to our website and to deliver a superior search result to those who use our directory service so that they will return to our website. We believe that a focused business directory indexed by geographic location in combination with our community-based direct sales network will provide us with a competitive advantage. Our competition for Internet users will not depend directly on price, because our service, like our competitors', will be free to Internet users. Price will matter, however, if Internet users do not believe that our search results direct them to businesses that provide a quality product at a competitive price.

Our competition for Internet users will to a large extent determine our success in competing for advertising revenues. We will be able to demand higher advertising rates if we can demonstrate that large numbers of Internet users make purchases based on our search results. We believe our main competition for advertising dollars from community-based businesses will come from niche websites and existing forms of advertising, such as the local Yellow Pages and business directories. We believe that the larger search engines generally will not compete for the same advertising dollars as us, because our target market is mostly community-based businesses that will be targeted by our community-based sales force. Larger search engines have minimal or no community-based presence or sales network, and are more likely to seek national advertisers.

Intellectual Property

We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary rights and software products. Much of the content on our directory may not be secured by means of patent, copyright, domain registration, or trade or service mark, and we are not the owner or assignee of any domestic or foreign copyrights or patents with respect to that content.

We have filed Canadian and U.S. trade mark applications for "INDEXONLY.COM".
The Canadian application was filed on May 31, 1999. The U.S. application was filed on November 30, 1999, however the priority date for the U.S. application is May 31, 1999 as it is based on the earlier Canadian application.
We have also filed a Canadian trademark application for our design mark. The Canadian application was filed on May 1, 2000. We are in the process of filing a U.S. application for our design mark. The U.S. application will be based on the Canadian application and will have a May 1, 2000 priority date.
We have also filed trademark applications for "INDEXONLY.COM" and for our design mark in Australia and with the Community Trade Mark Office for the European Economic Community ("EEC"). The EEC trademarks will be effective in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. The EEC applications were filed on April 27, 2000 and the Australian applications were filed on May 8, 2000.

We have registered Internet domain names for indexonly.com, indexonly.ca, Indexonly.co.uk, indexonly.net and indexonly.org as well as 22 other relevant domain names.

All of our trademark applications are currently pending. To date we have received no opposition to any of the trademark applications that we have filed. Our ability to enforce our rights to the name "INDEXONLY.COM" will be critical to our success once we have established an identity and reputation with advertisers and Internet users.

Our standard employment agreements, and regional and district license agreements contain provisions that protect the confidentiality of our proprietary property. All our employees, and regional and district agents, respectively, are required to sign these agreements prior to their employment or engagement.

To date we have not received notification that our services or products infringe the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. We cannot be certain that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent services will not be marketed in competition with our services, thereby substantially reducing the value of our proprietary rights.

Furthermore, there can be no assurance that any confidentiality agreements between us and our employees or any license agreements with our customers will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information. See "Risk Factors - We may not be able to protect and enforce our intellectual property rights."

We also rely on software that we license from third parties, which is used in our website to perform key functions. There can be no assurance that these third party technology licenses will continue to be available to us on commercially reasonable terms. The loss of or inability to maintain any of these technology licenses could result in delays or reductions in service development or delivery until equivalent technology could be identified, licensed and integrated. Any such delays or reduction in service development or delivery would adversely affect our business.

Government Regulation

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Internet commerce is subject to direct regulation by the Telecommunications Act of 1996, as administered primarily by the Federal Communications Commission. Additionally, consumer protection laws such as the Telephone Consumer Protection Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act, as well as applicable state and provincial law may regulate or restrict Internet commerce. While much of Internet content is constitutionally protected in the United States, obscene content violating the provisions of Miller v. California is prohibited. Additional regulation is possible and likely concerning Internet transactions that are international in origin or termination. In 1996 the United States Congress passed the Communications Decency Act (CDA). The CDA has created a defense for online service providers from civil liability for content they did not create.

Due to the increasing popularity and use of the Internet and online services, it is possible that a number of laws and regulations governing domestic Internet transactions will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, copyrights and other intellectual property issues, taxation, and personal privacy is uncertain and may take years to resolve. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain. We are not aware of any legal determination to date that has been made with respect to the applicability of state regulations to our online business and little precedent exists in this area. One or more states may attempt to impose these regulations upon us in the future, which could harm our business. In addition, as the nature of the products listed by our users changes, we may become subject to new regulatory restrictions.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has recently settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we intend to do business or could create uncertainty in the marketplace. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our business. In addition, because our services are accessible worldwide, if we facilitate sales of intellectual property to users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. If we develop international activities, we may become obligated to comply with these laws. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States. Our failure to comply with foreign laws could subject us to penalties ranging from fines to bans on our ability to offer our services.

In the United States, companies are required to qualify as foreign corporations in states where they are conducting business. As an Internet company, it is unclear in which states we are actually conducting business. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in those jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could harm our business.

Employees

At March 31, 2000, we operated with the services of our directors, executive officers, independent contractors, and twenty full-time employees and consultants. Our future success will depend, in part, on our ability to attract, retain and motivate highly qualified technical and management personnel. From time to time, we may employ additional independent consultants or contractors to support our research and development, marketing, sales and support and administrative organizations. Our employees are not represented by any collective bargaining unit, and we have not experienced a work stoppage. We estimate that successful implementation of our growth plan would result in approximately 10 additional employees and 375 licensed regional and district agents by the end of fiscal 2000.

Property

Our executive offices are located in Burnaby, British Columbia, where we currently lease approximately 4,028 square feet. We lease this space under an operating lease that expires August 31, 2004. We believe that our current facilities are adequate and are suitable for our current use, and that suitable additional facilities will be available, when needed, upon commercially reasonable terms. Our facilities are adequately insured against perils in a manner consistent with industry practice.

Legal Proceedings

To the best of our knowledge, there are no legal actions pending, threatened or contemplated against us.

Additional information

We will file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.
       -----------

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above, and at the SEC's regional offices in Chicago, Illinois and New York, New York. The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov.
                                  ------------

                                  MANAGEMENT

Directors and Executive Officers

Our management is vested in our Board of Directors and officers. There currently are two directors. The directors are elected by the shareholders. Our Board of Directors is currently comprised of only one class of directors. All of the directors serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Our officers hold office at the discretion of the Board of Directors. In the event that there are three or more directors, the directors will be divided into three different classes, Class I, Class II and Class III. Each director will serve for a term ending on the date of the third annual general meeting following the annual general meeting at which the director was elected, provided that each initial director in Class I holds office until the first annual meeting of the shareholders; each initial director in Class II holds office until the second annual meeting of the shareholders; and each initial director in Class III holds office until the third annual meeting of the shareholders. At least one-fourth of the directors must be elected annually.

Our Board of Directors and executive officers and their respective ages as of March 31, 2000 are set forth in the table below. Also provided is a brief description of the business experience of each director and executive officer and the key personnel during the past five years and an indication of directorships (if any) held by each director in other companies subject to the reporting requirements under the Federal securities laws.



        Name               Age                  Position
        ----               ---                  --------

   Cliff Sweeney            46              Chief Executive Officer, President,
   of the Board                             Director, Chairman
   Norman Friend            54              Vice President, Director
   David Manning            46              Chief Financial Officer
   Michael Lightheart       37              Chief Technical Officer

Following is a discussion of the business background of each director and executive officer. Cliff Sweeney, Norman Friend, David Manning and Michael Lightheart are full-time employees.

Business Experience

Cliff Sweeney was appointed as director, President and Chief Executive Officer of Indexonly in June of 1999. Mr. Sweeney was also appointed a director of Indexonly USA and Indexonly Canada in August of 1999. From 1998 to 1999 Mr. Sweeney was Chief Operating Officer of CityXpress.com Corp. which is quoted on the OTC Bulletin Board. Prior from 1994 to 1998 he acted as President of C.F.S. Trading Co. Ltd., a barter franchise. Mr. Sweeney has a Bachelor of Commerce Degree in Business Administration from Concordia University, Montreal, Quebec. He is also the Chairman of the Dollarton Foreshore Association, a community-based association that works to restore salmon stock and repair shoreline erosion, and a Director of the Greenway & Blueway Foundation, a foundation that promotes greenway and blueway projects.

Norman Friend was appointed as director of Indexonly since August 30 1999, and Vice-President, International Expansion & Marketing since July 1999. Mr. Friend was also appointed a director of Indexonly USA and Indexonly Canada in August of 1999. From 1988 to 1999 Mr. Friend was the President and Owner of The Franchise Group, a company that provides consulting services to businesses concerning marketing and expansion strategies such as franchising, licensing, distribution and dealerships since 1988. Mr. Friend is the co-author of The Complete Canadian Franchise Guide (hard cover) and So You Want To Buy A Franchise. Mr. Friend also wrote the text for the Canadian Franchise Association's publication Investigate before you Invest. He is founding director of the Pacific Franchise Association and past president of the Canadian Home Builders Association for British Columbia, receiving the national award for "Outstanding Contribution to the Residential Construction Industry."

David Manning was appointed Chief Financial Officer of Indexonly in October 1999. From 1994 to 1999 Mr. Manning was an independent consultant providing CFO and accounting services to high tech, natural resource and biotech companies. From 1997 to 1999 he acted as Vice President Finance of Central Minera Corp. From 1987 to 1994 he was Vice President, Finance for the Walker Group, a private, international multi-industry group of companies. Mr. Manning has a B.Comm. from the University of B.C. and is a Chartered Accountant.

Michael Lightheart was appointed Chief Technical Officer of Indexonly in January 2000. Previously Mr. Lightheart was the Chief Technical Officer of CityXPress from 1998 to 1999. From 1993 to 1998 he acted as Vice President of Research and Development with Vicom Multimedia Inc. where he was responsible for strategic technology planning, product management and software development. He attended British Columbia Institute of Technology (B.C.I.T.) for a diploma in Computer Science and Technology.

Employment Contracts and Change in Control Agreements

Cliff Sweeney. Pursuant to an Employment Agreement effective as of July 1,
1999, we employed Cliff Sweeney as our President and Chief Executive Officer. Mr. Sweeney is also a director. The term of employment commenced on July 1, 1999, and continues month to month. Mr. Sweeney's current salary is $52,000 per annum, plus cell phone cost reimbursement, plus up to $6,000 per year for an automobile lease, which may be increased annually at the discretion of the Board of Directors of Indexonly. In the event of change of control, and for a minimum period of three years thereafter, all existing unvested options awarded or granted are to automatically vest, and one year's salary is then due and payable.

Norman Friend. Pursuant to a Consultant Agreement effective as of July 1, 1999, we contracted Norman Friend as our Vice President of International Expansion and Marketing. He is also a director. The term of employment commenced on July 1, 1999, and continues for one year. Mr. Friend's current salary is $52,000 per annum, which may be increased annually at the discretion of the Board of Directors. In the event of change of control, and for a minimum period of three years thereafter, all existing unvested options awarded or granted are to automatically vest, and one year's salary is then due and payable.

David Manning. Pursuant to a Consultant Agreement effective as of October 1, 1999, we contracted with David Manning to provide services to Indexonly as our Chief Financial Officer. The term of the agreement commenced on October 1, 1999, and continues month to month. Mr. Manning's current salary is $52,000 per annum, which may be increased annually at the discretion of the Board of Directors. In the event of change of control, and for a minimum period of three years thereafter, all existing unvested options awarded or granted are to automatically vest, and one year's salary is then due and payable.

Michael Lightheart. Pursuant to an Employee Agreement effective as of January 2000, we employed Michael Lightheart as our Chief Technical Officer. The term of employment commenced in January 2000, and continues month to month. Mr. Lightheart's salary is $40,000 per annum, which may be increased annually at the discretion of the Board of Directors of Indexonly.

                           EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or earned for services rendered to us in all capacities during the years ended December 31, 1999 and December 31, 1998 by our President and Chief Executive Officer (the "Named Officer"). No executive officer received total annual salary, bonus and other compensation in excess of $100,000 in those periods. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned for the 1999 and 1998 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year.

                           Summary Compensation Table
                           --------------------------
                              Annual Compensation         Long-Term Compensation
                           --------------------------     ----------------------
                                                                    Securities
Name and Principal                                       Stock      Underlying
    Position               Year       Salary     Other   Awards    Options/SAR's
------------------         ----       ------     -----   ------    -------------

 Cliff Sweeney             1999       $20,000     -(1)                 1,750,000
 President and CEO                                           -

 David Marr II             1998       $15,000     -(1)       -              -
 President and CEO

(1) Perquisites and other personal benefits, securities and property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus reported for the Named Officer.

Option Grants in Last Fiscal Year

The following options were granted to the Named Officer during the fiscal year ended December 31, 1999.

--------------------------------------------------------------------------------
Name              Number of         Percent of        Exercise or     Expiration
                  securities        total options/    base price      date
                  underlying        SARs granted      ($/Sh)
                 options/SARs       to employees in
                  granted (#)       fiscal year
  (a)                (b)              (c)                (d)             (e)
--------------------------------------------------------------------------------
Cliff Sweeney,
Chief Executive
Officer             1,750,000             17.2%          $1.00   October 1, 2002
--------------------------------------------------------------------------------

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

None of the Named Officers exercised options during the last fiscal year. There was no in-the-money realizable value to the unexercised options granted to the Named Officer as at the end of the last fiscal year.

Description of 1999 Stock Option Plan

The 1999 Stock Option Plan ("1999 Plan") is intended to serve as an equity incentive program for management, qualified employees, non-employee members of the Board of Directors, and independent advisors or consultants. The 1999 Plan became effective on July 30, 1999 upon adoption by the Board of Directors, and was ratified by shareholders at the annual meeting in August 30, 1999. As of March 31, 2000, we had granted options to purchase an aggregate of 10,834,500 shares of common stock under the 1999 Plan. The following is a summary of the principal features of the 1999 Plan.

Under the 1999 Plan, the total number of shares of common stock reserved for issuance at any time is fifteen million shares of Company common stock, which may be Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options. If any outstanding option expires or is terminated for any reason, the shares of common stock allocable to the unexercised portion of that option may again be subject to an option to the same optionee or to a different person eligible under this Plan.

The 1999 Plan contains two separate components: (i) a discretionary option grant program under which eligible individuals in our employ or service (including officers and other employees, non-employee Board members and independent advisors or consultants) may, at the discretion of the plan administrators, be granted options to purchase shares of common stock; and (ii) an automatic option grant program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of common stock at an exercise price equal to their fair market value on the grant date.

The discretionary option grant program is administered by the Board of Directors or a committee of two or more members of the Board. Plan administrators have sole authority to prescribe the form, content and status of options to be granted, select the eligible recipients, determine the timing of option grants, determine the number of shares subject to each grant, the exercise price, vesting schedule, and term for which any option will remain outstanding, provided, however, that the exercise price for any option granted may not be less than the fair market value per share of the common stock at the date of grant. The Board of Directors has the authority to determine the terms and restrictions on all restricted option awards granted under the 1999 Plan, and in general, to construe and interpret any provision of the 1999 Plan.

The exercise price for outstanding option grants under the 1999 Plan may be paid in cash or, upon approval of the plan administrators, in shares of common stock valued at fair market value on the exercise date, having shares withheld from the amount of shares of common stock to be received by the optionee, by delivery of an irrevocable subscription agreement obligating the optionee to take and pay for the shares of common stock to be purchased within one year of the date of such exercise, through a same-day cashless exercise program or a reduction in the amount of any Company liability to the optionee, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Under the 1999 Plan, no stock option can be granted for a period longer than three years or for a period longer than three years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Indexonly. Unless extended by the Plan administrators until a date not later than the expiration date of the option, the right to exercise an option terminates ninety days after the termination of an optionee's employment, contractual or director relationship with us. If the optionee dies or is disabled, the option will remain exercisable for a period of one year after the termination of employment or relationship with us.

Director Compensation

Except for grants of stock options and reimbursement of expenses, directors of Indexonly generally do not receive compensation for services rendered as a director. We do not compensate our directors for committee participation or for performing special assignments for the Board of Directors.

Limitation of Liability

Our bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us. We are also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us.

Our Articles of Incorporation limit or eliminate the personal liability of officers directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or the payment of dividends in violation of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Indexonly pursuant to the foregoing provisions, or otherwise, Indexonly has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2000(2,3) by (a) each person known by us to be a beneficial owner of more than five percent (5%) of our outstanding common stock; (b) each of our Directors; and (c) all our directors and officers as a group.

Name and Address of             Shares                     Percentage of Shares
Beneficial Owner(1)             Beneficially Owned(2,3)    Beneficially Owned
-------------------             -----------------------    ---------------------

Dion Cillars                        3,000,000               13.49%
302-1371 Harwood St.,
Vancouver
Em-Power Industries                 3,000,000               13.49%
(Maureen Berard)
706-518 Moberly Rd,
Vancouver

Alistair Donaldson                  2,500,000               11.25%

Name and Address of             Shares                     Percentage of Shares
Beneficial Owner(1)             Beneficially Owned(2,3)    Beneficially Owned
-------------------             -----------------------    ---------------------

304-2182 W 2nd Ave,
Vancouver

Cliff Sweeney (1,4)                 2,350,000               10.57%
2915 Dollarton Hwy,
North Vancouver

Freddy Fuller (6,7)                 1,575,000                7.09%
2538 Ross Road,
Abbotsford

Hermes Trading                      1,250,000                5.62%
(Ann Williams)
Arawak Inn & Beach Club,
Grand Turk, Turks & Caicos

Eros Trading Ltd.                   1,250,000                5.62%
(Gail Johnston)
Palm Grove Villas,
Grand Turk, Turks & Caicos

Norman Friend (1,5)                   700,000                3.15%
425 Southborough Dr,
West Vancouver


All directors and officers
as a group (2 persons)              3,050,000               13.72%
--------------------------------------------------------------------------------

(1) Except as noted below, the business address of Mr. Sweeney and all other directors and executive officers is #217 - 3823 Henning Drive, Burnaby, BC V5C 6P3.

(2) There were a total of 22,226,733 shares outstanding as of March 31, 2000 pursuant to the transfer agent's record. Includes 20,150,000 shares of Common Stock issued pursuant to agreements dated August 30, 1999 to acquire approximately 100% of the common stock of Indexonly USA.

(3) Pursuant to applicable rules of the Securities and Exchange Commission, "beneficial ownership" as used in this table means the sole or shared power to vote shares (voting power) or the sole or shared power to dispose of shares (investment power). Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares shown as beneficially owned. In addition, a person is deemed the beneficial owner of those securities not outstanding which are subject to options, warrants, rights or conversion privileges if that person has the right to acquire beneficial ownership within sixty (60) days.

(4) Excludes 1,750,000 shares underlying stock options granted but not yet vested.

(5) Excludes 2,500,000 shares underlying stock options granted but not yet vested.

(6) Excludes 1,000,000 shares underlying stock options granted but not yet vested

(7) Freddy Fuller, as sole shareholder, director and officer of Zen Management, Inc., is also deemed the beneficial owner of the shares of the common stock owned Zen Management, Inc., because of his power to vote and dispose of those shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with management and others

None of our current directors, executive officers or nominees for election as a director of Indexonly, and no owner of five percent or more of our outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

In August of 1999 our subsidiary Indexonly USA issued 250,000 shares in our common stock for a deemed price of $2,500 to acquire certain domain names from Freddy Fuller. Mr. Fuller is a consultant to Indexonly and assisted us in connection with the development of our business plan.

In July of 1997, under our previous management and business as Classic Golf, we issued 10,000,000 shares in our common stock to Creative Sports Marketing Ltd. as consideration for a license to operate a series of professional golf tournaments. At that time, Mr. Damian Loth, a former director and Chief Executive Officer of Classic Golf, was also one of six shareholders and a director of Creative Sports Marketing Ltd. The shares were subsequently returned to treasury and cancelled in connection with the termination of the our golf tournament marketing business.

Conflicts of Interest

Chairman of the Board, CEO and President of Indexonly, Mr. Cliff Sweeney previously acted as Chief Operating Officer of CityXpress.com Corp., a competitor. Although Mr. Sweeney has secured an unlimited waiver of a non-compete agreement that may have prevented him from holding his current offices with Indexonly, there can be no assurances that a claim of conflict will not be made, or that such a claim will not be successful. In the event such a claim was brought, and was proved, our subsequent action, including the replacement of Mr. Sweeney, made necessary by any such finding of conflict may have a materially adverse effect on us.

                            DESCRIPTION OF SECURITIES

Our articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of common stock, $.001 par value per share. The articles also authorize up to 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Each share of common stock has the same rights, privileges and preferences. Holders of the shares of common stock have no preemptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us. As at March 31, 2000, there were 22,226,733 shares of common stock issued and outstanding, 1,248,000 warrants outstanding to purchase the same number of shares of common stock, and stock options outstanding exercisable to acquire 7,223,000 shares of our common stock. Subsequent to March 31, 2000, we granted options exercisable into an additional 188,000 common shares at $1.00 per share.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes.

In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, the holders of the outstanding shares of our common stock are entitled to receive a pro rata share of our net assets as are distributable after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

Preferred Stock

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. The preferred stock could include rights that have the effect of restricting dividends of the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As at March 31, 2000, there was not any preferred stock issued and outstanding. The board of directors does not have any plans to issue preferred stock in the foreseeable future.

Dividends Policy

Dividends on common stock are payable from our profits or capital legally available for that purpose. Common stock will participate equally in dividends if declared by the Board of Directors, subject to the preferences that may be applicable on any outstanding preferred stock if any. We have not paid dividends on our common stock since our inception. It is the current policy of the Board of Directors to retain any future earnings to finance operations and growth. Accordingly, we do not anticipate paying any cash dividends in the foreseeable future.

Provisions Related to a Change in Control

In the event that there are three or more directors, the directors will be divided into three different classes, Class I, Class II and Class III. Each director will serve for a term ending on the date of the third annual general meeting following the annual general meeting at which the director was elected, provided that each initial director in Class I holds office until the first annual meeting of the shareholders; each initial director in Class II holds office until the second annual meeting of the shareholders; and each initial director in Class III holds office until the third annual meeting of the shareholders. At least one-fourth of the directors must be elected annually.

Our charter documents also allow our board of directors to issue preferred stock which may have rights and preferences that are superior to those of our common stock, thereby deterring a potential acquiror. Our board of directors is authorized, subject to any limitations prescribed by Nevada law, to provide for the issuance of Preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase or decrease the number of shares of any such series without further vote or action by the stockholders. The board of directors is authorized to issued preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock. Although we have no current plans to issue preferred stock, the future issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a controlling interest in us.

Transfer Agent

Our transfer agent is Holladay Stock Transfer, Inc., 2939 N. 67th Place, #C, Scottsdale, AZ 85251, Telephone: (480) 481-3940.

                            PLAN OF DISTRIBUTION

We are offering 5,000,000 of our common stock to the public for cash on a best efforts no minimum basis. We have not engaged underwriters in connection with the offering. In effecting sales, we, may arrange for brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from us in amounts to be negotiated prior to the sale. We and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

The offer and sale of our common stock offered under this prospectus will commence promptly upon the date of this prospectus and will continue until all of the shares are sold or until we terminate the offering. There are no pre-existing contractual agreements for any person to purchase the shares

                       DETERMINATION OF OFFERING PRICE

Although our shares trade on the Pink Sheets, we do not believe that recent trading prices accurately reflect the value of the common stock. Among the factors we considered in setting the offering price of $2.00 per share were prevailing market conditions and our current stage of development.

                       SHARES ELIGIBLE FOR FUTURE SALE

Of the 22,226,733 shares of common stock outstanding as of March 31, 2000, a total of 20,150,000 were issued to the former shareholders of Indexonly USA under an exemption from the registration provisions of the Securities Act under Rule 504 of Regulation D and are restricted as to resale under Rule 144. These shares will be eligible for resale in the open market, if any, in compliance with Rule 144 commencing in November of 2000. Thereafter Rule 144 imposes volume restrictions on resale which apply for one year on stock held by non-affiliates, and continuously for stock held by affiliates. The volume restriction is typically 1% of the issued and outstanding shares at the time of sale. A total of 1,478,000 shares were subsequently issued in private placement under Regulation S, which are also restricted under Rule 144, and will be eligible for resale commencing November 2000 through February 2001. There are no contractual restrictions on the resale of the outstanding common stock.

In general, Rule 144 under the Securities Act provides that securities may be sold if there is current public information available regarding Indexonly and the securities have been held at least one year. Rule 144 also includes restrictions on the amount of securities sold, the manner of sale and requires notice to be filed with the SEC. Under Rule 144 a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale under the Rule.
If a one-year period has elapsed since the date the securities were acquired, the amount of restricted securities that may be sold for the account of any person within any three-month period, including a person who is an affiliate of Indexonly, may not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the date on which notice of sale is filed with the SEC. If a two-year period has elapsed since the date the securities were acquired from the issuer or from an affiliate of the issuer, a seller who is not an affiliate of Indexonly at any time during the three months preceding a sale is entitled to sell the shares without regard to volume limitations, manner of sale provisions or notice requirements. Affiliates of the issuer are subject to an ongoing volume restriction pursuant to Rule 144. on resales of shares held by them.

                                       EXPERTS

The financial statements of Indexonly Technologies, Inc. as at December 31, 1999 and for the period from June 28, 1999 (inception) to December 31, 1999, have been included herein and in the registration statement, in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.


                           CHANGES IN CERTIFYING ACCOUNTANTS

Williams & Webster, P.S., has audited the financial statements of Classic Golf Corporation for fiscal years 1997 and 1998. Since the acquisition of Indexonly USA and the change of the Board of Directors, we have engaged the firm of KPMG LLP as our independent accountants for the period ended December 31, 1999.

The reports of Williams & Webster, P.S. for prior fiscal years did not contain an adverse opinion or disclaimer of opinion, audit scope or accounting principles. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. KPMG LLP were the auditors of Indexonly (Canada)

and Indexonly (U.S.A.) and were engaged on August 10, 1999 in place of Williams & Webster P.S. as auditors as a result of the acquisition of Indexonly (U.S.A.). The decision to change auditors was approved by resolution of the board of directors of Indexonly.

The audit reports for the fiscal years ending December 31, 1998 and 1999 were prepared on the basis that the company will continue as a going concern.

                             FINANCIAL STATEMENTS INDEX


                                                                    Page No.
                                                                    --------
Period Ended December 31, 1999, Indexonly
Technologies, Inc.

   Independent Auditor's Report                                          F-2

   Consolidated Balance Sheet                                            F-3

   Consolidated Statement of Operations                                  F-4

   Statement of Stockholders' Equity (Deficit)                           F-5

   Consolidated Statement of Cash Flows                                  F-6

   Notes to Consolidated Financial Statements                            F-7

Three Months ended March 31, 2000 (unaudited)

   Interim Consolidated Balance Sheet                                    F-9

   Interim Consolidated Statement of Operations                          F-10

   Interim Consolidated Statement of Stockholders' Equity                F-11

   Interim Consolidated Statement of Cash Flows                          F-12

   Notes to Interim Consolidated Financial Statements                    F-13

                      Consolidated Financial Statements of

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Indexonly Technologies, Inc.

We have audited the consolidated balance sheet of Indexonly Technologies, Inc. (a Development Stage Enterprise) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from June 28, 1999 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Indexonly Technologies, Inc. (a Development Stage Enterprise) as of December 31, 1999 and the results of their operations and their cash flows for the period from June 28, 1999 (inception) to December 31, 1999, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Chartered Accountants

Richmond, Canada
January 25, 2000

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                           Consolidated Balance Sheet
                           (Expressed in U.S. Dollars)

                                December 31, 1999


                                                                          1999
                                                                          ----

                               Assets

Current assets:
   Cash and cash equivalents                                         $   95,175
   Short-term investment                                                  7,600
   Accounts receivable                                                    9,237
   Subscriptions receivable                                             189,000
   Prepaid expenses                                                      13,041
                                                                     ----------

     Total current assets                                               314,053

Property and equipment (note 4)                                         184,542

Intangible assets (note 5)                                              107,309
                                                                     ----------
                                                                     $  605,904
                                                                     ==========

                   Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and accrued liabilities                          $   69,573
   Shareholder loans (note 6)                                           247,059
                                                                     ----------
     Total current liabilities                                          316,632

Stockholders' equity (note 7):
   Common stock, $0.001 par value, authorized 50,000,000 shares;
     issued 20,748,733 shares in 1999                                    20,749
   Preferred stock, $0.0001 par value, authorized 10,000,000 shares;
     no shares issued in 1999
   Additional paid-in capital                                         3,552,502
   Share subscriptions                                                  386,500
   Deficit accumulated during the development stage                  (3,667,347)
   Accumulated other comprehensive income:
       Cumulative translation adjustment                                 (3,132)
                                                                     ----------

     Total stockholders' equity                                         289,272
                                                                     ----------

Commitments and contingencies (note 8)
Subsequent events (note 12)

                                                                    $   605,904
                                                                     ==========

See accompanying notes to consolidated financial statements.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                      Consolidated Statement of Operations
                           (Expressed in U.S. Dollars)


                                                                    Period from
                                                                       June 28,
                                                               1999 (inception)
                                                                   to December,
                                                                       31, 1999
                                                                     ----------

Revenue                                                             $   100,351
Cost of services                                                         15,893
                                                                     ----------

   Gross profit                                                          84,458
                                                                     ----------

Operating expenses:
   Marketing and promotion                                              130,034
   Technical and development                                             68,851
   General and administration                                           310,933
   Depreciation and amortization                                         36,462
   Share compensation expense                                         3,199,307
                                                                     ----------

Total operating expenses                                              3,745,587

Interest expense, net                                                     6,218
                                                                     ----------

                                                                      3,751,805
                                                                     ----------

Loss for the period, being deficit accumulated
   during the development stage                                     $ 3,667,347
                                                                     ==========

Net loss per common share, basic and diluted                        $     (0.23)
                                                                     ==========

Comprehensive loss
   Loss for the period                                              $(3,667,347)
   Cumulative translation adjustment                                     (3,132)
                                                                     ----------
                                                                    $(3,670,479)
                                                                     ==========

Weighted average common shares outstanding,
  basic and diluted                                                  16,035,618
                                                                     ==========

See accompanying notes to consolidated financial statements.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

            Consolidated Statements of Stockholders' Equity (Deficit)
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999

                                                                                                    Accumulated
                                                                                                          Other
                                                                                      Deficit     Comprehensive
                                                                                  Accumulated           Income:
                                                            Share and     Other        During        Cumulative              Total
                                       Common Stock     Subscriptions   Paid-In   Development       Translation      Stockholders'
                                   -----------------
                                    Shares     Amount     Unit Amount   Capital         Stage       Adjustment             Equity
                                    ------     ------     -----------   -------   -----------       ----------     --------------
Balance, June 28,
  1999 (Classic Golf
  Corporation common stock)       14,968,187  $ 14,968    $     -      $  225,432  $       -       $     -         $     240,400
25 for 1 share consolidation
  in August 30, 1999             (14,369,454)     -             -            -             -             -                  -
Adjustment to comply with
  recapitalization accounting:
  * Elimination of Classic
    Golf common stock                          (14,968)         -        (225,432)         -             -              (240,400)
  * Indexonly common stock                         599          -            -             -             -                   599
Common stock issued August
  10, 1999 for services           18,819,450    18,819          -       3,180,488          -             -             3,199,307
Common stock issued for
  purchase of intangible assets      250,000       250          -           2,250          -             -                 2,500
Common stock issued for cash,
  August 16, 1999 at
  approximately $0.17 per share      648,000       648          -         108,744          -             -               109,392
Common stock issued for cash,
  August 24, 1999 at $0.50
  per share, net of costs of
  $23,142                            432,550       433          -         217,100          -             -               217,533
Fully paid common stock
  subscriptions, October 1,
  1999 to December 31, 1999,
  at $0.50 per share (note 7(c))       -          -           20,000         -             -             -                20,000
Issuance of units, October 1,
  1999 to December 31, 1999 at
  $0.50 per unit, where each
  unit includes a common share
  and a share purchase warrant         -          -          366,500         -             -             -               366,500
Amortization of option
  compensation cost                    -          -             -          43,920          -             -                43,920
Loss for the period                    -          -             -            -       (3,667,347)         -            (3,667,347)

Cumulative translation
  adjustment                           -          -             -            -             -           (3,132)            (3,132)
                                 -----------  --------    ----------    ---------   -----------    ----------      -------------
                                  20,748,733  $ 20,749    $  386,500   $3,552,502  $ (3,667,347)   $   (3,132)     $     289,272
                                 ===========  ========    ==========   ==========   ===========     =========       ============


See accompanying notes to consolidated financial statements.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                      Consolidated Statement of Cash Flows
                           (Expressed in U.S. Dollars)

                                                                    Period from
                                                                       June 28,
                                                               1999 (inception)
                                                                   to December,
                                                                       31, 1999
                                                                     ----------

Cash flows from operating activities:
  Loss for the period                                               $(3,667,347)
  Items not affecting cash:
    Depreciation and amortization                                        36,462
    Common stock issued in exchange for services                      3,199,307
    Amortization of option compensation cost                             43,920
    Cumulative translation adjustment                                    (3,132)
  Changes in operating assets and liabilities:
    Accounts receivable                                                  (9,237)
    Prepaid expenses                                                    (13,041)
    Accounts payable and accrued liabilities                             69,573
                                                                     ----------

      Net cash used in operating activities                            (343,495)
                                                                     ----------

Cash flows from investing activities:
  Purchase of short-term investment                                      (7,600)
  Purchase of property and equipment                                   (205,674)
  Purchase of intangible assets                                        (122,639)
                                                                     ----------

Net cash used in investing activities                                  (335,913)
                                                                     ----------

Cash flows from financing activities:
  Proceeds from issuance of shareholder loans                           247,059
  Net proceeds from issuance of common stock                            330,024
  Net proceeds from common stock subscriptions                           20,000
  Net proceeds from issuance of units                                   177,500
                                                                     ----------

     Net cash provided by financing activities                          774,583
                                                                     ----------

Net increase in cash and cash equivalents                                95,175

Cash and cash equivalents at beginning of period                           -
                                                                     ----------

Cash and cash equivalents at end of period                          $    95,175
                                                                     ==========

Supplemental disclosure of non-cash financing
    and investing activities:
  Debt issued to acquire net assets on acquisition                  $      -
  Income taxes paid                                                        -
  Interest paid                                                           4,202
  Share subscriptions receivable                                        189,000

See accompanying notes to consolidated financial statements.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

1.   Nature of development stage activities:

     Classic Golf Corporation was incorporated in Nevada on July 9, 1993 and was a holding company prior to its acquisition of Indexonly Technologies USA Inc. (note 2(a)). At the time of the acquisition, Classic Golf Corporation had no substantive operations and changed its name to Indexonly Technologies, Inc. (the "Company").

     The Company is currently in the business of developing internet commercial search directory, which allows users to locate specific information relevant to geographical areas. The Company's primary sources of revenue result from the sale of regional license rights to authorized agents and through advertising sold to businesses on its directory.

     These consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt about the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's future operations are dependent upon the market's acceptance of its license and advertising products and services. There can be no assurance that the Company's products and services will be able to secure market acceptance. As of December 31, 1999, the Company is considered to be in the development stage as the Company has not generated significant revenues, is continuing to develop its business, and has experienced negative cash flow from operations. Operations have primarily been financed through the issuance of common stock and other equity instruments. The Company does not have sufficient working capital to sustain operations until the end of the year ended December 31, 2000. Additional debt or equity financing will be required and may not be available or may not be available on reasonable terms. Management plans to raise funds within the next twelve months through a public sale of its common stock, however, if they are unable to raise sufficient funds or obtain alternate financing, they may have to revise, delay or abandon plans for expansion and may not meet their working capital requirements.

2.   Significant accounting policies:

     (a) Basis of presentation:

         On August 31, 1999, Classic Golf Corporation issued 20,150,000 common shares in exchange for 100% of the issued and outstanding shares of Indexonly Technologies USA Inc., a company incorporated in the State of Nevada on June 28, 1999. The acquisition was accounted for as a recapitalization of Indexonly Technologies USA Inc. and an issuance of shares by Indexonly Technologies USA Inc. for the net assets of the Company.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (a) Basis of presentation (continued):

         The Company's historical financial statements reflect the financial position, results of operations and cash flows of Indexonly Technologies USA Inc. from the date of its incorporation on June 28, 1999 under the laws of the State of Nevada. The historical stockholders' equity gives effect to the shares issued to the stockholders of Indexonly Technologies USA Inc. The results of operations of Classic Golf Corporation are included from the date of acquisition, August 31, 1999.

         Costs of the transaction, in excess of cash held by Classic Golf Corporation have been expensed in the accounts.

     (b) Basis of consolidation:

         These consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The financial statements include the accounts of the Company's wholly owned subsidiaries, Indexonly Technologies USA Inc. and Indexonly Canada Inc. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     (c) Use of estimates:

         The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Significant areas requiring the use of estimates include the valuation of long-lived assets, estimating the fair market value of equity instruments and the valuation of deferred tax assets. Actual results may significantly differ from these estimates.

     (d) Revenue recognition:

         Revenue consists of license fee revenue from the sale of regional and district agent licenses and revenue from advertising sales. District license fees are apportioned between the Company and the related regional agent in accordance with contractual agreements. Fee revenue is recognized when all material services or conditions relating to the sale have been substantially performed or satisfied by the Company. This policy complies with Financial Accounting Standards No. 45 "Accounting for Franchise Fee Revenue" as the Company, acting as the franchisor, has no remaining obligation or intent to repay the license fees, has performed substantially all of the initial services as required by the license agreement, and no other material conditions or obligations related to the determination of substantial performance exist.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (e) Foreign currency:

         The functional currency of the Company and its U.S. subsidiary is the United States dollar. The functional currency of its Canadian subsidiary is the Canadian dollar, the applicable local currency. The translation of the applicable foreign currency into the parent company's functional currency is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rates prevailing during the period. Exchange gains and losses arising on the translation of the applicable foreign operations into the Company's functional currency are excluded from the determination of income and reported as the cumulative translation adjustment in stockholders' equity. Foreign exchange gains of the parent or U.S. subsidiary relating to the transactions denominated in foreign currency are included in the determination of net income.

     (f) Cash and cash equivalents:

         The Company considers all short-term investments with a maturity date at purchase of three months or less to be cash equivalents.

     (g) Short-term investment:

         The short-term investment consists of a term deposit with a term to maturity of longer than three months, but less than on year. The short-term investment is stated at cost, which approximates fair market value.

     (h) Short-term investment:

         Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives as follows:

             Computer equipment and software              3 years
             Furniture and office equipment               5 years
             Leasehold improvements               Over lease term

     (i) Intangible assets:

         Intangible assets, including Trademarks, Website development costs and World Wide Web domain names are amortized on a straight-line basis over three years. The Company periodically evaluates the recoverability of intangible assets and recognizes an impairment loss if the projected undiscounted future cash flows are less than the carrying amount. The assessment of the recoverability of intangible assets will be impacted if estimated future operations cash flows differ from those activities.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (j) Impairment of long-lived assets and long-lived assets to be disposed of:

         The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the sum of future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount, an impairment loss is recognized for the excess of the carrying amount of the asset over the fair value of the asset.

     (k) Income taxes:

         The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

         Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

         Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

     (l) Research and development:

         Research and development costs are expensed when incurred. Equipment used in research and development is capitalized only if it has an alternative future use.

     (m) Website development costs:

         Website development costs are expensed as incurred unless they meet the criteria for deferral under generally accepted accounting principles. Planning, content and operating costs are expensed as incurred. The costs eligible for capitalization, totaling $118,996 are incurred in the application and development stage and to develop graphics. These assets are being amortized over their estimated useful life of three years. On an ongoing basis, management reviews the valuation and amortization of development costs, based on future estimated operating income and taking into consideration any events and circumstances which might have impaired their value.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

    (n) Net loss per share:

        A basic earnings per share is computed using the weighted average number of common shares outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common shares outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

        Excluded from the computation of diluted loss per share for the period ended December 31, 1999 are the share subscriptions and unit subscriptions because their effects would be anti-dilutive. Also excluded from the computation of diluted loss per share are 494,118 shares of common stock on the assumed conversion of shareholder loans and outstanding at December 31, 1999.

    (o) Stock-based compensation:

        The Company accounts for its stock-based compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under fixed plans would be recorded on the date of grant only if the fair value of the underlying stock at the date of grant exceeded the exercise price. The Company recognizes compensation expense for stock options, common shares and other equity instruments issued to non-employees for services received based upon the fair value of the services or equity instruments issued, whichever is more reliably determined. This information is presented in note 7(a).

3.   Acquisitions:
     On August 13, 1999, Indexonly Technologies USA Inc. and Indexonly Canada Inc., subsidiaries of the Company, acquired all of the assets of Indexonly Technologies Inc., an unrelated company, through the issuance of two promissory notes, in the amount of $191,079. The net assets acquired were as follows:

     Current assets                                                  $   48,804
     Property and equipment                                              20,470
     Intangible assets                                                  121,805
                                                                      ---------
                                                                     $  191,079
                                                                      =========

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

4.   Property and equipment:

     Property and equipment consists of the following:

     Computer equipment                                              $  133,862
     Computer software                                                   33,086
     Furniture and office equipment                                      34,112
     Leasehold improvements                                               4,614
                                                                      ---------
                                                                        205,674
     Less accumulated depreciation                                      (21,132)
                                                                      ---------
                                                                     $  184,542
                                                                      =========

5.   Intangible assets:

     Intangible assets are recorded net of accumulated amortization of $15,330.

6.   Shareholder loans:

     Loans from shareholders are denominated in Canadian dollars, bear interest at 10% per annum, are unsecured and repayable on May 1, 2000. The loans are convertible, at the option of the holder, into common shares, at $0.50 U.S. per share.

7.   Stockholders' equity:

    (a) Stock option plan:

        The Company has reserved 15,000,000 common shares for issuance under its stock option plan. The plan provides for the granting of stock options to directors, officers, eligible employees and contractors at the fair market value of the Company's stock at the grant date.

        The options granted in the period ended December 31, 1999 vest as follows:

        -   50.0%   - March 1, 2001
        -   50.0%   - March 1, 2002

        An additional 2,972,000 stock options may be issued if the Company receives Securities Exchange Commission reporting status.

        The Board of Directors determines the terms of the options granted including the number of options granted the exercise price and the vesting schedule.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

7.   Stockholders' equity (continued):

     (a) Stock option plan (continued):

                                                          Period from inception
                                                              (June 28, 1999)
                                                           to December 31, 1999
                                                          ---------------------
                                                                       Weighted
                                                                        Average
                                                           Number of   Exercise
                                                              Shares      Price
                                                          ----------   --------

         Outstanding, June 28, 1999                             -      $   -
            Granted                                        5,943,000       1.00
            Exercised                                           -          -
            Cancelled                                           -          -
                                                          ----------   --------

         Outstanding, December 31, 1999                    5,943,000       1.00
                                                          ==========   ========

         Exercisable, December 31, 1999                          Nil        Nil
                                                          ==========   ========

         Weighted-average fair value of options granted
              during the periods                                           0.00
                                                                       ========

         Information regarding the stock options outstanding at December 31, 1999 is summarized below:

                        Options Outstanding                Options Exercisable
              ---------------------------------------   ------------------------
                                 Weighted    Weighted               Weighted
Range of                          Average     Average                Average
Exercise          Shares        Remaining    Exercise     Shares     Exercise
Prices       Outstanding Contractual Life       Price   Exercisable   Price
--------------------------------------------------------------------------------
                                               USD                  Cdn     USD
                                                $                    $       $

$1.00         5,943,000         2.7 years     $1.00       $0.00    $0.00   $0.00
              =========         ==========    =====       =====    =====   =====

The options outstanding at December 31, 1999 expire on October 1, 2002.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

7.   Stockholders' equity (continued):

     (a) Stock option plan (continued):

         The Company adopted only the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("FAS 123"), Accounting for Stock Based Compensation, to account for grants to employees under the Company's existing stock based compensation plan. All options are issued with an exercise price equal to or greater than the market value of the stock on the date of grant. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards under those plans consistent with the measurement provisions of FAS 123, the Company's net loss and basic loss per share would have been adjusted as follows:

                                                                     Period from
                                                                   June 28, 1999
                                                                   (inception to
                                                                   December 31,)
                                                                            1999
                                                                   -------------

          Loss for the period - as reported                         $(3,667,347)
          Loss for the period - proforma                             (3,687,298)
          Basic loss per share - as reported                              (0.23)
          Basic loss per share - proforma                                 (0.23)

          Proforma amounts reflect options granted in the period and may not be representative of amounts in future years.

          The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                    December 31,
                                                                            1999
                                                                    ------------

           Expected dividend yield                                          0.0%
           Expected stock price volatility                                 60.0%
           Risk-free interest rate                                          6.0%
           Expected life of options                                    1.8 years

           The Black-Scholes option valuation model was developed for use in estimating the fair value of options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

7.   Stockholders' equity (continued):

     (b) Stock-based compensation:

         In 1999, the Company recorded non-cash share compensation expense of $3,199,307 related to the issuance of 18,819,450 common shares to certain stockholders and officers of the Company. The fair value of the common shares was estimated at $0.17 per share at the time of the transaction.

         In 1999, the Company issued 250,000 shares of common stock for the acquisition of domain names. The fair value of these shares was estimated based upon the estimated fair value of the goods received or $2,500.

         In 1999, the Company recorded non-cash compensation expense of $43,920 related to the issuance of 4,110,000 stock options to purchase common shares for $1 per share to certain contractors and stockholders of the Company. The fair value of the stock options was estimated at $0.10 at the time of the transaction using the Black-Scholes option valuation model and the purchase price of $1 per share.

     (c) Share subscriptions:

         (i) In 1999, the Company signed share subscription agreements, committing to the issuance of 40,000 common shares at $0.50 per share, for total proceeds of $20,000. All proceeds have been collected at December 31, 1999.

         (ii) In 1999, the Company issued 733,000 units for $366,500. Each unit, upon exercise, entitles the holder share to committing to the issuance of 733,000 common shares and 733,000 common share purchase warrants. Each share purchase warrant entitles the holder to purchase one common share at $0.50 per share, any time after March 31, 2000, until March 31, 2001. At December 31, 1999, $177,500 of the proceeds had been collected. The remaining balance was collected prior to January 25, 2000.

8.   Operating leases:

     The Company leases office facilities in British Columbia under an operating lease agreement that expires August 31, 2004. Minimum lease payments under this operating lease are as follows:

            2000                                               $   41,100
            2001                                                   41,100
            2002                                                   41,100
            2003                                                   41,100
            2004                                                   27,400

     Rent expense totalled $13,700 for the period ended December 31, 1999.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

9.   Deferred tax assets and liabilities:

                                                                   December 31,
                                                                           1999
                                                                   ------------
     Deferred tax assets:
        Operating loss carry forward                                $   199,600
        Share issue costs and other                                       9,400
                                                                   ------------

     Total deferred tax assets before valuation allowance               209,000
     Valuation allowance                                               (209,000)
                                                                   ------------

     Net deferred tax assets                                        $     -
                                                                   ============

     Management believes that it is not more likely than not that it will create sufficient taxable income sufficient to realize its deferred tax assets. It is reasonably possible these estimates could change due to future income and the timing and manner of the reversal of deferred tax liabilities. Due to its losses, the Company has no income tax expense.

     The Company has operating loss carryforwards for income tax purposes at December 31, 1999 of approximately $437,700. Operating losses begin to expire in fiscal year 2006.

10.  Financial instruments:

     (a) Fair values:

         The Company regularly invests funds in excess of its immediate needs in guaranteed investment certificates. The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their financial statement carrying amounts due to the short-term maturities of these instruments. The carrying amount of shareholder loans approximates fair value since they have a short-term to maturity.

     (b) Foreign currency risk:

         The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                           (Expressed in U.S. Dollars)

           Period from June 28, 1999 (inception) to December 31, 1999
--------------------------------------------------------------------------------

11.  Uncertainty due to the Year 2000 Issue:

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information-using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. Although the Company is not aware of any Year 2000 issues, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

12.  Subsequent events:

     Subsequent to year-end, the Company granted 550,000 stock options to officers, directors and employees with an exercise price of $1.00 per share; and collected the $189,000 of subscriptions receivable.

                  Interim Consolidated Financial Statements of

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)
                           (Expressed in U.S. Dollars)

                 For the three month period ended March 31, 2000
                                   (Unaudited)

                          Indexonly Technologies, Inc.
                        (A Development Stage Enterprise)

                       Interim Consolidated Balance Sheet
                           (Expressed in U.S. Dollars)


                                                     March 31      December 31
                                                       2000            1999
                                                       ----            ----
                                                   (unaudited)
                           Assets

Current assets:
  Cash and cash equivalents                          $  176,730      $   95,175
  Short-term investments                                 21,388           7,600
  Accounts receivable                                    25,813           9,237
  Subscriptions receivable                                 -            189,000
  Prepaid expenses                                       10,664          13,041
                                                      ---------       ---------

    Total current assets                                234,595         314,053

Property and equipment (note 3)                         245,340         184,542

Intangible assets (note 4)                               97,067         107,309
                                                      ---------       ---------

                                                     $  577,002      $  605,904
                                                      =========       =========

                 Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities           $   85,009      $   69,573
  Shareholder loans (note 5)                            206,982         247,059
                                                      ---------       ---------

    Total current liabilities                           291,991         316,632

Stockholders' equity (note 6):
  Common stock, $0.001 par value, authorized
    50,000,000 shares; issued 22,226,733
    shares (20,748,733 in 1999)                          22,227          22,227
  Preferred stock, $0.001 par value,
    authorized 50,000,000 shares; no
    shares issued
  Additional paid-in capital                          4,339,954       3,552,502
  Share subscriptions                                      -            386,500
  Deficit accumulated during the development stage   (4,074,332)     (3,667,347)
  Accumulated other comprehensive income:
    Cumulative translation adjustment                    (2,838)         (3,132)
                                                      ---------       ---------

    Total stockholders' equity                          285,011         289,272
                                                      ---------       ---------

Commitments and contingencies (note 7)
Subsequent event (note 9)
                                                     $  577,002      $  605,904
                                                      =========       =========

See accompanying notes to interim consolidated financial statements.

                          Indexonly Technologies, Inc.
                        (A Development Stage Enterprise)

                  Interim Consolidated Statement of Operations
                           (Expressed in U.S. Dollars)

                        Three months ended March 31, 2000
                                   (Unaudited)



Revenue                                                            $    207,506
Cost of services                                                         60,496
                                                                      ---------

 Gross profit                                                           147,010
                                                                      ---------

Operating expenses:
 Marketing and promotion                                                233,301
 Technical and development                                               94,081
 General and administration                                             193,474
 Depreciation and amortization                                           29,860
                                                                      ---------

Total operating expenses                                                550,716

Interest expense, net                                                     3,279
                                                                      ---------
                                                                        553,995
                                                                      ---------

Loss for the period                                                    (406,985)

Opening deficit accumulated during the development stage             (3,667,347)

Ending deficit accumulated during the development stage            $ (4,074,332)
                                                                      =========

Net loss per common share, basic and diluted                       $      (0.02)
                                                                      =========

Weighted average common shares outstanding, basic and diluted        21,333,436
                                                                      =========

Comprehensive loss:
Loss for the period                                                $   (406,985)
Cumulative translation adjustment                                           294
                                                                      ---------
                                                                   $   (406,691)
                                                                      =========

See accompanying notes to interim consolidated financial statements.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

             Interim Consolidated Statements of Stockholders' Equity
                           (Expressed in U.S. Dollars)

                        Three months ended March 31, 2000
                                   (Unaudited)

                                                                                                    Accumulated
                                                                                                          Other
                                                                                      Deficit     Comprehensive
                                                                                  Accumulated           Income:
                                                            Share and     Other        During        Cumulative              Total
                                       Common Stock     Subscriptions   Paid-In   Development       Translation      Stockholders'
                                   ------------------
                                    Shares     Amount     Unit Amount   Capital         Stage       Adjustment             Equity
                                    ------     ------     -----------   -------   -----------       ----------     --------------
Balance, December 31, 1999       20,748,733   $  20,749   $  386,500   $ 3,552,502 $(3,667,347)    $  (3,132)      $      289,272

Common stock issued for
  share subscriptions,
  February 24, 2000 at
  $0.50 per share                   773,000         773     (386,500)      385,727        -             -                    -
Common stock issued for
  cash, February 24, 2000
  at $0.50 per share (net
  of costs of $13,000)              705,000         705        -           338,795        -              -                339,500
Amortization of option
  compensation cost                    -           -           -            62,930        -             -                  62,930
Loss for the period                    -           -           -              -       (406,985)         -                (406,985)

Cumulative translation
  adjustment                           -           -           -              -           -              294                  294
                                 ----------   ---------    --------     ----------  ----------      --------         ------------
                                 22,226,733      22,227   $    -       $ 4,339,954 $(4,074,332)    $  (2,838)       $     285,011
                                 ==========   =========    ========     ==========  ==========      ========         ============

See accompanying notes to interim consolidated financial statements.

                          INDEXONLY TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                  Interim Consolidated Statement of Cash Flows
                           (Expressed in U.S. Dollars)

                        Three months ended March 31, 2000
                                   (Unaudited)


Cash flows from operating activities:
  Loss for the period                                               $  (406,985)
  Items not affecting cash:
    Depreciation and amortization                                        29,860
    Amortization of option compensation cost                             62,930
    Other                                                                   294
  Changes in operating assets and liabilities:
    Accounts receivable                                                 (16,576)
    Prepaid expenses                                                      2,377
    Accounts payable and accrued liabilities                             15,436
                                                                     ----------

      Net cash used in operating activities                            (312,664)
                                                                     ----------

Cash flows from investing activities:
  Purchase of short-term investment                                     (13,788)
  Purchase of property and equipment                                    (80,416)
                                                                     ----------

    Net cash used in investing activities                               (94,204)
                                                                     ----------

Cash flows from financing activities:
  Net proceeds from issuance of shareholder loans                       206,982
  Net proceeds from  (repayment) of shareholder loans                  (247,059)
  Net proceeds from common stock subscriptions                          189,000
  Net proceeds from issuance of common stock                             94,000
  Net proceeds from issuance of units                                   245,500
                                                                     ----------

    Net cash provided by financing activities                           488,423
                                                                     ----------

Net increase in cash and cash equivalents                                81,555

Cash and cash equivalents at beginning of period                         95,175
                                                                     ----------

Cash and cash equivalents at end of period                          $   176,730
                                                                     ==========

Supplemental disclosure of non-cash financing
     and investing activities:
  Debt issued to acquire net assets on acquisition                  $      -
  Income taxes paid                                                        -
  Interest paid                                                           3,279


See accompanying notes to interim consolidated financial statements.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

1.   Nature of development stage activities:

     Classic Golf Corporation was incorporated in Nevada on July 9, 1993 and was a holding company prior to its acquisition of Indexonly Technologies USA Inc. (note 2(a)). At the time of the acquisition, Classic Golf Corporation had no substantive operations and changed its name to Indexonly Technologies, Inc. (the "Company").

     The Company is currently in the business of developing an internet commercial search directory, which allows users to locate specific information relevant to geographical areas. The Company's primary sources of revenue result from the sale of regional and district licenses to authorized agents and through advertising sold to businesses on its directory.

     These interim consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt about the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's future operations are dependent upon the market's acceptance of its license and advertising products and services. There can be no assurance that the Company's products and services will be able to secure market acceptance. As of March 31, 2000, the Company is considered to be in the development stage as the Company has not generated significant revenues, is continuing to develop its business, and has experienced negative cash flow from operations. Operations have primarily been financed through the issuance of common stock and other equity instruments. The Company does not have sufficient working capital to sustain operations until the end of the year ended December 31, 2000. Additional debt or equity financing will be required and may not be available or may not be available on reasonable terms. Management plans to raise funds within the next nine months through a public sale of its common stock however if they are unable to raise sufficient funds or obtain alternate financing, they may have to revise, delay or abandon their plans for expansion and may not meet their working capital requirements.

2.   Significant accounting policies:

     (a) Basis of presentation:

         On August 31, 1999, Classic Golf Corporation issued 20,150,000 common shares in exchange for 100% of the issued and outstanding shares of Indexonly Technologies USA Inc., a company incorporated in the State of Nevada on June 28, 1999. At the time of the acquisition, Classic Golf Corporation had no substantive operations and changed its name to Indexonly Technologies, Inc. (the "Company"). The acquisition was accounted for as a recapitalization of Indexonly Technologies USA Inc. and an issuance of shares by Indexonly Technologies USA Inc. for the net assets of the Company.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (a) Basis of presentation (continued):

         The Company's historical financial statements reflect the financial position, results of operations and cash flows of Indexonly Technologies USA Inc. from the date of its incorporation on June 28, 1999 under the laws of the State of Nevada. The historical stockholders' equity gives effect to the shares issued to the stockholders of Indexonly Technologies USA Inc. The results of operations of Classic Golf Corporation are included from the date of acquisition, August 31, 1999.

         These interim consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The interim financial statements include the accounts of the Company's wholly owned subsidiaries, Indexonly Technologies USA Inc. and Indexonly Canada Inc. and all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim period. The financial statements have been prepared consistent with the accounting policies described in the Company's Registration Statement in Form SB-2 filed with the Securities and Exchange Commission for the period from June 28, 1999 (inception) to December 31, 1999, and should be read in conjunction therewith.

     (b) Use of estimates:

         The preparation of interim consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Significant areas requiring the use of estimates include the valuation of long-lived assets, estimating the fair market value of equity instruments and the valuation of deferred tax assets. Actual results may significantly differ from these estimates.

     (c) Revenue recognition:

         Revenue consists of license fee revenue from the sale of regional and district agent licenses and revenue from advertising sales. District license fees are apportioned between the Company and the related regional agent in accordance with contractual agreements. Fee revenue is recognized when all material services or conditions relating to the sale have been substantively performed or satisfied by the Company. This policy complies with Financial Accounting Standards No. 45 "Accounting for Franchise Fee Revenue" because the Company, acting as the franchisor, has no remaining obligation or intent to repay the license fees, has performed substantially all of the initial services as required by the license agreement, and no other material conditions or obligations related to the determination of substantial performance exist.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (d) Foreign currency:

         The functional currency of the Company and its U.S. subsidiary is the United States dollar. The functional currency of its Canadian subsidiary is the Canadian dollar, the applicable local currency. The translation of the applicable foreign currency into the parent company's functional currency is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rates prevailing during the period. Exchange gains and losses arising on the translation of the applicable foreign operations into the Company's functional currency are excluded from the determination of income and reported as the cumulative translation adjustment in stockholders' equity. Foreign exchange gains of the parent or U.S. subsidiary relating to the transactions denominated in foreign currency are included in the determination of net income.

     (e) Cash and cash equivalents:

         The Company considers all short-term investments with a maturity date at purchase of three months or less to be cash equivalents.

     (f) Short term investments:

         The short term investments consist of term deposits with terms to maturity of longer than 3 months, but less than one year. The short term investments are stated at cost, which approximates market value.

     (g) Property and equipment:

         Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives as follows:

                  Computer equipment and software         3 years
                  Furniture and office equipment          5 years
                  Leasehold improvements          Over lease term

     (h) Intangible assets:

         Intangible assets, including Trademarks, Website development costs and World Wide Web domain names are amortized on a straight-line basis over three years. The Company periodically evaluates the recoverability of intangible assets and recognizes an impairment loss if the projected undiscounted future cash flows are less than the carrying amount. The assessment of the recoverability of intangible assets will be impacted if estimated future operations cash flows differ from those activities.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (i) Impairment of long-lived assets and long-lived assets to be disposed of:

         The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the sum of future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount, an impairment loss is recognized for the excess of the carrying amount of the asset over the fair value of the asset.

     (j) Income taxes:

         The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

         Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

         Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

     (k) Research and development:

         Research and development costs are expensed when incurred. Equipment used in research and development is capitalized only if it has an alternative future use.

     (l) Website development costs

         Website development costs are expensed as incurred unless they meet the criteria for deferral under generally accepted accounting principles. Planning, content and operating costs are expensed as incurred. The costs eligible for capitalization, totaling $118,996 are incurred in the application and development stage and to develop graphics. These assets are being amortized over their estimated useful life of three years. On an ongoing basis, management reviews the valuation and amortization of development costs, based on future estimated operating income and taking into consideration any events and circumstances which might have impaired their value.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     (m) Net loss per share:

         A basic earnings per share is computed using the weighted average number of common shares outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common shares outstanding during the period. As the Company has a net loss in the period presented, basic and diluted net loss per share is the same.

     (n) Stock-based compensation:

         The Company accounts for its stock-based compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under fixed plans would be recorded on the date of grant only if the fair value of the underlying stock at the date of grant exceeded the exercise price. The Company recognizes compensation expense for stock options, common shares and other equity instruments issued to non-employees for services received based upon the fair value of the services or equity instruments issued, whichever is more reliably determined. This information is presented in note 6(a).

3.   Property and equipment:

     Property and equipment consists of the following:

            Computer equipment                                      $   197,684
            Computer software                                            45,424
            Furniture and office equipment                               37,212
            Leasehold improvements                                        5,770
                                                                     ----------

                                                                        286,090
            Less accumulated depreciation                               (40,750)
                                                                     ----------

                                                                    $   245,340
                                                                     ==========

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

4.   Intangible assets:

     Intangible assets are recorded net of accumulated amortization of $25,572.

5.   Shareholder loans:

     Loans from shareholders are denominated in Canadian dollars, bear interest at 10% per annum, are unsecured and repayable on August 1, 2000.

6.   Stockholders' equity:

     (a) Stock option plan:

         The Company has reserved 15,000,000 common shares for issuance under its 1999 stock option plan. The plan provides for the granting of stock options to directors, officers, eligible employees and contractors at the fair market value of the Company's stock at the grant date.

         The options granted in the period ended March 31, 2000 vest as follows:
          -   50.0%   - March 1, 2001
          -   50.0%   - March 1, 2002

         The Board of Directors determines the terms of the options granted including the number of options granted the exercise price and the vesting schedule.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

6.   Stockholders' equity (continued):

     (a) Stock option plan (continued):

                                                            Three months ended
                                                              March 31, 2000
                                                        ------------------------
                                                                        Weighted
                                                                         Average
                                                          Number of     Exercise
                                                             Shares        Price
                                                        -------------  ---------

      Outstanding, December 31, 1999                       5,943,000  $     -
         Granted                                           1,280,000        1.00
         Exercised                                              -           -
         Cancelled                                              -           -
                                                           ---------   ---------
      Outstanding, March 31, 2000                          7,223,000        1.00
                                                           =========   =========

      Exercisable, March 31, 2000                                Nil         Nil
                                                           =========   =========

      Weighted-average fair value of
       options granted during the periods                                   0.00
                                                                       =========

      Information regarding the stock options outstanding at March 31, 2000 is summarized below:

                       Options Outstanding                 Options Exercisable
             ------------------------------------        -----------------------
                                      Weighted   Weighted               Weighted
       Range of                        Average    Average                Average
       Exercise       Shares         Remaining   Exercise     Shares    Exercise
       Prices    Outstanding  Contractual Life      Price   Exercisable    Price
       -------------------------------------------------------------------------

        $1.00    7,223,000        2.5 years      $1.00          0          $0.00
                 =========        =========      =====      ========       =====

      The options outstanding at March 31, 2000 expire on October 1, 2002.

      An additional 3,611,500 stock options may be issued if the Company receives Securities and Exchange Commission reporting status.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

6.   Stockholders' equity (continued):

     (a) Stock option plan (continued):

         The Company adopted only the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("FAS 123"), Accounting for Stock Based Compensation, to account for grants to employees under the Company's existing stock based compensation plan. Compensation cost has been recognized for any options that were granted with an exercise price less than the market value of the stock on the date of the grant.

         The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                   March 31,2000
                                                                   -------------

         Expected dividend yield                                            0.0%
         Expected stock price volatility                                    0.0%
         Risk-free interest rate                                            6.0%
         Expected life of options                               1.5 to 1.7 years

         The Black-Scholes option valuation model was developed for use in estimating the fair value of options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     (b) Stock-based compensation:

         During the period, the Company recorded non-cash compensation expense of $62,930 related to the issuance of stock options to purchase common shares to certain contractors and stockholders of the Company. The fair value of the stock options was estimated at between $0.06 and $1.16 based on a stock option exercise price of $1.00 and estimated market value of stock between $0.50 and $2.00 at the time of the transaction.

                     INDEXONLY TECHNOLOGIES, INC.
                   (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements
                      (Expressed in U.S. Dollars)

                   Three months ended March 31, 2000
                              (Unaudited)
--------------------------------------------------------------------------------

6.   Stockholders' equity (continued):

     (c) Share purchase warrants:

         During the period, the Company issued 515,000 units for net proceeds of $245,500. Each unit, upon exercise, entitles the holder to receive one common share and one common share purchase warrant. Each share purchase warrant entitles the holder to purchase one common share at $0.50 per share, any time after March 31, 2000, until March 31, 2001.

7.   Operating leases:

     The Company leases office facilities in British Columbia under an operating lease agreement that expires August 31, 2004. Minimum lease payments under this operating lease are as follows:

                        2000   $   41,100
                        2001       41,100
                        2002       41,100
                        2003       41,100
                        2004       27,400

     Rent expense totaled $10,275 for the period ended March 31, 2000.

8.   Financial instruments:

     (a) Fair values:

         The Company regularly invests funds in excess of its immediate needs in guaranteed investment certificates. The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their financial statement carrying amounts due to the short-term maturities of these instruments. The carrying amount of shareholder loans approximates fair value since they have a short-term to maturity.

     (b) Foreign currency risk:

         The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations.

9.   Subsequent event:

     Subsequent to period-end, the Company granted 126,667 stock options to officers, directors and employees with an exercise price of $1.00 per share.

                      [OUTSIDE BACK COVER PAGE]

                 Subject to Completion - August 3, 2000

                               PROSPECTUS

 [graphic of company logo: the letter i encircled with a red diagonal mark]

                       INDEXONLY TECHNOLOGIES, INC.
                             5,000,000 SHARES
                               COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Indexonly have not changed since the date hereof.

Until November 3, 2000 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                    THE DATE OF THIS PROSPECTUS IS AUGUST 3, 2000

                                  PART II

Item 24. Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our articles of incorporation, as amended, provide that our directors or officers shall not be personally liable to us or any of our stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent. We are also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent.

Item 25. Other Expenses of Issuance and Distribution

The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:

             Item               Amount ($)
             ----               ----------

        SEC Registration Fee        2,640
        EDGAR Filing Expenses       2,360
        Transfer Agent Fees           500
        Legal Fees                 50,000
        Accounting Fees            25,000
        Printing Costs              8,000
        Miscellaneous               1,500
                                   ------

        Total                     $90,000

Item 26. Recent Sale of Unregistered Securities

Within the past three years we have issued and sold the following securities without registration. The information on sales after August 30, 1999 reflects a 25 for 1 stock split which occurred on that date.

In July of 1997, we issued 10,000,000 shares of our common stock at a deemed price per share of $0.028 to Creative Sports Marketing Ltd. as consideration for the purchase of a license to operate a series of professional golf tournaments. The price of $0.028 per share was determined by management based on the trading price on the OTC Bulletin Board at the time of approximately $0.03 per share. This sale was made without registration under the Securities Act of 1933 as amended (the "Act"), in reliance upon the exemption from registration afforded by sections 3(b) and 4(2) of the Act. The issuance of the shares may also be exempt from the registration requirements of the Act pursuant to Rule 504 of Regulation D. The 10,000,000 shares were subsequently returned to treasury and cancelled on March 19, 1999, in connection with our termination of the former Classic Golf business.

On September 15, 1997, we issued 12,035,487 shares of our common stock at a purchase price ranging from $0.01 to $0.05 per share to eleven individual purchasers, including two of our former officers and directors. The price per share was determined by management based on the trading price on the OTC Bulletin Board, which at the time traded as low as $0.01 per share. The issuance was made without registration under the Act in reliance upon the exemption from registration afforded by Rule 504 and sections 3(b) and 4(2) of the Act. On
June 23, 1998 a total of 4,292,300 of these shares were returned to the treasury of the company and cancelled in connection with the cancellation of subscriptions. The following table lists the names of the purchasers and their respective number of shares purchased:

Michael Cunningham                               80,000
Don Page                                        100,000
Jim Storrie                                     100,000
Neville Abreo                                   500,000
Richard Freeman                                 603,087
Bio-Pacific Corp.                             2,500,000
Gary Taylor                                   1,750,000
Patrick Skeene                                1,937,000
Christopher Davis                             2,200,000
Sue Ludwig                                    2,000,000
Biran Bisset                                    265,400

On March 27, 1998, we issued 600,000 shares of common stock at a deemed price of $0.01 per share, to six professional golfers as a promotional fee in connection with their participation at a golf tournament. The fee was determined by management based on a trading range of the stock of approximately $0.38- $0.16 on the OTC Bulletin Board. This sale was made without registration under the Securities Act of 1933 as amended (the "Act"), in reliance upon the exemption from registration afforded by sections 3(b) and 4(2) of the Act. The issuance of the shares may also be exempt from the registration requirements of the Act pursuant to Rule 504 of Regulation D. The following table lists the names of the professional golfers and their respective share issuances:

Jack Nicklaus                                   100,000
Gary Player                                     100,000
Bob Rosburg                                     100,000
Sam Snead                                       100,000
Tommy Bolt                                      100,000
Lionel Hebert                                   100,000

On August 11, 1998, we completed the sale of 625,000 shares of common stock, 225,000 at a purchase price of $0.066 per share and 400,000 at a deemed price of $0.001 per share, to Millennium Holdings Inc., an unrelated company, in exchange for investor relations services in connection with our former Classic Golf business. The number of shares and the purchase price for these shares was determined by management through negotiations with Millennium Holdings Inc. and was based on the deemed value of the services offered by Millenium Holdings Inc. to the company. The aggregate purchase price of the shares was $15,400. This sale was made without registration under the Securities Act of 1933 as amended (the "Act"), in reliance upon the exemption from registration afforded by section 3(b) of the Securities Act and on Rule 504 promulgated thereunder.

In November of 1999, we issued 20,150,000 shares of common stock at a deemed price of $0.172 per share to 38 shareholders of Indexonly USA in connection with the acquisition of 100% of the common stock of Indexonly USA. The aggregate deemed purchase price of the shares was $348,244. As the transaction was accounted for as a recapitalization, the deemed price of the shares is based on the price paid for the shares of Indexonly USA. The shareholders of Indexonly USA received one share of Indexonly in exchange for each share of Indexonly USA, the price per share is as follows:

- 18,819,450 shares issued August 10, 1999 at $0.001 per share for services rendered to Indexonly USA by employees, officers and other key individuals. These shares are considered as founders stock and is the first issuance to create ownership of Indexonly USA.

- 250,000 shares issued on August 10, 1999 at $0.01 per share for the purchase of domain names, and is considered as founders stock due to the early stage of development.

- 648,000 shares issued on August 16, 1999 at $0.17 per share for cash for early stage financing.

- 432,550 shares issued on August 24, 1999 at $0.50 per share for cash proceeds, reflecting a second round of early stage financing.

The number of shares of Indexonly issued in the recapitalization transaction was determined by management based on the stage of development of the company, the relative values of the company and Indexonly USA, and the restrictions on resale on the shares. Based on a recapitalization approach, the total consideration for the shares of Indexonly was $348,244. The shares were issued pursuant to a share purchase agreement between Indexonly, Indexonly USA and the shareholders of Indexonly USA. This share exchange created the parent/subsidiary relationship between Indexonly and Indexonly USA. The issuance was made without registration under the Act in reliance upon the exemption from registration afforded by Rule 504 and sections 3(b) and 4(2). As such the shares are restricted in accordance with Rule 144 under the Act. The following table lists the names of the purchasers and their respective share issuances:

Cliff Sweeney                                 2,300,000
Alistair Donaldson                            2,500,000
Weymss Ltd                                    1,000,000
Clarence Joy                                    500,000
Hermes Trading                                1,250,000
Zen Management                                1,250,000
Ocean Caf International                         150,000
Norm Friend                                     700,000
Dion Cillars                                  3,000,000
Em-Power Industries                           3,000,000
Michael Connel                                  800,000
Eros Trading Ltd                              1,250,000
Sandford Capital Limited                        969,450
Neville Abreo                                   150,000
Freddy Fuller                                   250,000
Andrew Hammond                                   40,000
Wayne Hammond                                    40,000

Cindy McWilliams                                 40,000
Sharon Muche                                     40,000
James Hume                                       40,000
Cynthia Goranson                                 40,000
Capital Square Holdings                          40,000
Garth Olson                                      40,000
Ken Parlee                                       40,000
Tom Tanton                                       40,000
Rene Pfander                                     68,000
Corporate Finance Group                         140,000
Bonnie Hume                                      40,000
B.W. Van Lieshout                                16,000
Peter Gill                                       30,000
Ron Sutch                                        59,310
Todd Hiebert                                     13,080
Murray Werner                                    13,080
Mike Makara                                      40,000
Gerald Hiebert                                   13,080
GKS Corp                                        200,000
Peter Ribeiro                                    20,000
Ian Patton                                        6,000
Songbai Li                                       22,000
-----------                              --------------
TOTAL                                        20,150,000

In February of 2000, we issued units consisting of 1,248,000 shares of our common stock and 1,248,000 warrants, at a price of $0.50 per unit for total proceeds of $624,000. Each warrant entitles the holder to acquire an additional common share at a price of to acquire an additional share, for a price of $0.50 until March 31, 2001. We also concurrently issued 230,000 shares of common stock at $0.50 per share to purchasers for proceeds of $115,000. The price per unit and per share was determined by management based on the status of development of the company, the market price and the restrictions on resale. The issuance was made without registration under the Act in reliance upon the exemption from registration afforded by Regulation S and sections 3(b) and 4(2) under the Act, due to the foreign nationality of the purchasers. As such the shares are restricted in accordance with Rule 144 under the Act. The following table lists the names of the purchasers and their respective purchase of shares:

  Shareholder               Shares         Warrants
  -----------               ------         --------
Hume Diving                20,000
Ernie Minard               20,000
Paul Landry                15,000         15,000
Lodge Enterprises         100,000        100,000
Lodge Contracting         100,000        100,000
Stones Bay Holdings       100,000        100,000
Paul Stent                 10,000         10,000
Peter Robin                10,000         10,000
Sandford Capital Limited  358,000        358,000
Micheal Lightheart         40,000         40,000
Peter Gill                 20,000
Larry Wiebe                40,000
Success West               20,000
Murray Reid               240,000        240,000
Michael Kopp               20,000
Robert Turnball            10,000
Doug Rollheiser            20,000
Brian Lee                  20,000
Julie Cockling             20,000

Al Steel                   20,000
Rob Lancit                 20,000         20,000
Freddy Fuller              40,000         40,000
Micheal Lightheart         80,000         80,000
Cliff Sweeney              50,000         50,000
Corporate Finance          50,000         50,000
Freddy Fuller              35,000         35,000

As at March 31, 2000, we have granted stock options to our directors, officers, employees and consultants to acquire 10,834,500 shares of our common stock, pursuant to our 1999 Stock Option Plan. The options are exercisable at the price of $1.00 per share until March 1, 2002, and are subject to a vesting schedule. The exercise price was determined by management based on the stage of development of the company and the market conditions for Internet companies.
The options were granted pursuant to exemption from registration under Rule 701 promulgated under the Act and accordingly shares issued upon exercise of the an option may be resold by the option holder ninety following the effective date of this registration statement. The following individuals have been granted options under the plan, and hold options to acquire the following number of shares respectively:

Cliff Sweeney                                 1,750,000
Creekside Consultants (Norm Friend)           2,500,000
Mahatta Consulting (David Manning)              750,000
Michael Lightheart                              300,000
Francisco Castillo                              300,000
Laura Rachiele                                  250,000
Robert Baziuk                                   250,000
Tamara Harvey                                   150,000
Bob Philips                                     150,000
Robert Lancit                                   150,000
Karen Whiton                                    150,000
Keith Lambert                                   100,000
Stacey Koss                                     100,000
Geoff Hunt                                      100,000
Songbai Li                                      100,000
Kelly O'Shea                                    100,000
Hannah Belford                                   75,000
Connie Kuang                                     75,000
Aaron Beedle                                     10,000
Freddy Fuller                                 1,000,000
Neville Abreo                                 1,000,000
E-Biz Advertising (Erich Gnandt)                150,000
Mach 1 Racing (Mary Beth Harrison)              150,000
Bayside Markets (Jerry Vaughan)                 150,000
Pennistone Capital (Brian Taylor)               150,000
Cerberus Variance (Mike Bunyan)                 120,000
Allan Welters                                   100,000
Damian Loth                                     100,000
Tony Carreira                                    50,000
Darin Hoffman                                    80,000
Dick Freeman                                     50,000
Driving Force (Andy Field)                       30,000
Michael Michman                                  25,000
Pauline O'Shea                                   25,000
Cindy McWilliams                                 25,000

Louise Dolnick                                   25,000
Verracchia Communications Group                  30,000
  (Susan Verracchia)
International Publishing (Fouad Tabet)           28,000
Petra Hulan                                      15,000
Andrew Hammond                                   15,000
Charles Letourneau                               15,000
Philip Quan                                      15,000
Dale Klippenstein                                15,000
Peter Moore                                      15,000
Darren Steves                                    15,000
Patricia Wiggins                                 15,000
Tom Wiggins                                      15,000
David Rempel                                     15,000
Larry Webster                                    15,000
Stanley Raczywolski                              10,000
Ben Clarke                                       10,000
People Insights (Neil Zambic)                     1,500

Item 27. Exhibits

The following Exhibits are attached to this registration statement.

3.1     Restated Articles of Incorporation
3.2     Bylaws
5.1     Opinion of Ogden Murphy Wallace P.L.L.C.
10.1 Stock Acquisition Agreement with Indexonly Technologies, dated August 31, 1999
10.2    1999 Stock Option Plan with Form of Option Agreement
10.3    Employment Agreement with Cliff Sweeney
10.4    Consulting Agreement with Creekside Consultants Inc. (Norm Friend)
10.5    Consulting Agreement with David R. Manning
10.6    Employment Agreement with Michael Lightheart
10.7    Office Lease
16.1    Letter from Williams & Webster, P.S.
21.1    Subsidiaries of the registrant
23.2    Consent of KMPG P.S.
23.3    Consent of Counsel (see Exhibit 5.1)
24.1    Power of Attorney (included on signature page)

Item 28. Undertakings

The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 24, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

                               SIGNATURES
                               ----------


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Vancouver, Province of British Columbia, on the 3rd day of August, 2000.


                      INDEXONLY TECHNOLOGIES, INC.
                      ----------------------------
                              (Registrant)

                      By:   /s/ Cliff Sweeney
                      ------------------------------------

                           Cliff Sweeney
                           President and Chief Executive Officer


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cliff Sweeney, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Indexonly Technologies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

   Signature            Title                                      Date
   ---------            -----                                      ----

/s/ Cliff Sweeney      Chairman and Chief                 August 3, 2000
-----------------
   Executive Officer


/s/ David Manning     Chief Financial Officer             August 3, 2000
-----------------


/s/ Norm Friend       Director                            August 3, 2000
---------------

                                 EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
3.1           Restated Articles of Incorporation, as filed with the Nevada

3.2           Bylaws

5.1           Opinion of Ogden Murphy Wallace P.L.L.C.

10.1          Stock Acquisition Agreement with Indexonly Technologies, Inc.
              dated as of August 31, 1999

10.2          1999 Stock Option Plan with Form of Option Agreement

10.3          Employment Agreement with Cliff Sweeney

10.4          Consulting Agreement with Creekside Consultants Inc. (Norm Friend)

10.5          Consulting Agreement with David R. Manning

10.6          Employment Agreement with Michael Lightheart

10.7          Office Lease

16.1          Letter from Williams & Webster, P.S.

21.1          Subsidiaries of the registrant

23.2          Consent of KPMG, P.S.

23.3          Consent of Counsel (see Exhibit 5.1)

24.1          Power of Attorney (included on signature page)

Exhibit 3.1

                            Exhibit 3.1

                  Restated Articles of Incorporation
                                  Of
                    Indexonly Technologies, Inc.

On the 30th day of August, 1999, pursuant to the Nevada Revised Statutes 78.320 and other applicable Nevada Revised Statutes, the annual meeting of shareholders representing a majority of the holders was held. Whereas, there being shares validly issued and outstanding and entitled to vote, with a total voting power of 14,968,187 shares, shareholders voted either by proxy or in person 57 % being a majority and 8,567,286 shares FOR, representing 197,800 shares against, to reinstate the articles of incorporation of Indexonly Technologies, Inc.

Therefore, the corporation does by these presents restate its articles of incorporation as follows:

   First:     Name

   The name of the corporation is Indexonly Technologies, Inc., (The "Corporation").

   Second:   Registered Office and Agent

   The address of the registered office of the corporation in the State of Nevada is 1700 East Desert Inn Road, Las Vegas, NV 89109, in the city of Las Vegas, County of Clark. The name and address of the corporation's registered agent is Doug Ansell, at said address, until such time as another agent is duly authorized and appointed by the corporation.

   Third:     Purpose and Business

   The purpose of the corporation is to engage in any lawful act or activity for which corporations many now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers when not inconsistent with the purposes and object for which this corporation is organized;

(b) The Corporation shall have power to have succession by it's corporate name in perpetuity, or until dissolved and it's affairs would up according to law;

(c) The Corporation shall have power to sue and be sued in any court of law or equity;

(d)   The Corporation shall have power to make contracts;

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) The corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

(g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of it's affairs and property, the transfer of it's stock, the transaction of it's business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of it's business, or for the exercise of it's corporate rights, privileges or franchises, or for any other lawful purpose of it's incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any other bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, in any;

(l) The Corporation shall have the power to purchase, hold, sell and transfer shares of it's own capital stock and use therefore it's capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in it's articles of incorporation, or any amendments thereof or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the

Corporation, whether or not such business is similar in nature to the purposes set forth in the articles of incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Fourth:   Capital Stock

1.   Classes and Number of Shares The total number of shares of all classes
    ------------------------------
of stock, which the corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, which have a par value of $0.001 per share (the "Preferred Stock").

2.   Powers and Rights of Common Stock
    ---------------------------------

(a)   Preemptive Right. No shareholders of the Corporation holding common
    ------------------
stock shall any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

(b)   Voting Rights and Powers. With respect to all matters upon which
    ----------------------------
stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

(c)   Dividends and Distributors.
    ---------------------------

i.   Cash Dividends. Subject to the rights of holders of Preferred Stock,
    ----------------
holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available thereof;

ii.   Other Dividends and Distributions. The Board of Directors may issue
    -------------------------------------
shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

iii.   Other Rights. Except as otherwise required by the Nevada Revised
     --------------
Statutes and as now otherwise be provided in the Restated Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights and liquidation;

3. Preferred Stock. The powers, preferences, rights, qualifications, limitations
  ----------------
and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in it's sole discretion, authority to do so being hereby expressly vested in such board.

4. Issuance of the Common Stock and the Preferred Stock. The Board of Directors
  -----------------------------------------------------
of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of Preferred Stock, in one or more series, all as the Board of Directors in it's discretion may determine and without any vote or other action by stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible in Common or Preferred stock (collectively "securities"). The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration being less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued. The Board of Directors may issue shares of Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there
  -------------------
shall be no cumulative voting on any matter brought to a vote of stockholders of
  -
the Corporation.

   Fifth:     Adoption of Bylaws

   In the Furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the bylaws)

   Sixth:     Shareholder Amendment of Bylaws.

   Notwithstanding Article Fifth hereof, the bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

   Seventh:   Board of Directors

   The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holder of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a by-law or amendment thereto, providing that the number of directors shall not be reduced to less than two (2). The directors holding office at the time of the filing of these Restated Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

   Eight:     Term of Board of Directors

   Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors, shall have equal standing.

   Not withstanding the foregoing provisions of this Article Eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article forth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

   Ninth:     Vacancies on Board of Directors

   Except as may otherwise be provided pursuant to Section 4 of Article Forth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

   Tenth:   Removal of Directors

   Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of note less than seventy-five percent (75%) of the voting director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director shall be required for approval of such removal. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

   Eleventh:   Stockholder Action

   Any action required or permitted to be taken by the stockholder of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.

   Twelfth:   Special Stockholder Meeting

   Special meetings of the stockholder of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

   Thirteenth:   Location of Stockholder Meetings.

   Meetings of stockholders of the Corporation may be held within the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

   Fourteenth:   Private Property of Stockholders

   The private property of the stockholder shall not be subject to the payment of corporate debts to any extent whatever and the stockholder shall not be personally liable for the payment of the corporation's debts.

   Fifteenth:   Stockholder Appraisal Rights in Business Combinations.

   To maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business Combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

   Sixteenth:   Other Amendments

   The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

   Seventeenth:   Term of Existence.

   The Corporation is to have perpetual existence.

   Eighteenth:   Liability of Directors

   No director of this Corporation shall have personal liability to the Corporation or any of it's stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director of officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or it's stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii) under application Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

   Nineteenth:   Name and Address of Incorporator

   The name and physical address of the Incorporator of the Corporation is:

                  Doug Ansell
              1700 East Desert Inn Road
               Las Vegas, NV 89109

    The name and mailing address of the incorporator of the Corporation is:

                  Doug Ansell
              1700 East Desert Inn Road
               Las Vegas, NV 89109

   I Norm Friend, Secretary of Indexonly Technologies, Inc., do hereby certify that the Restated Articles of Incorporation as contained herein are true and correct as adopted by a majority of shareholders on August 30th, 1999.


   The undersigned Notary Public certified, deposes and states that Cliff Sweeney, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President, this 30th day of November, 1999.

         CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                      Indexonly Technologies, Inc.
                          (the Corporation)

   We the undersigned, Cliff Sweeney (President) and Norm Friend (Treasurer) of the Corporation do hereby certify:

     That the board of Directors of the Corporation at a meeting duly convened and held on the 10th day of November, 1999, adopted a resolution to amend the original articles as follows:


           Article I is hereby amended to read as follows:

               "The name of the Corporation is (hereinafter know as the corporation) Indexonly Technologies, Inc."

   The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 14,968,187, that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Cliff Sweeney                                 /s/ Norm Friend
-----------------                                 ---------------
Cliff Sweeney, President                          Norm Friend, Secretary



   The undersigned Notary Public certified, deposes and states that Cliff Sweeney and Norm Friend, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 30th day of November, 1999.



                                              By: /s/ Larry Ference
                                                  -----------------
                                                  Notary Public

Exhibit 3.2


                            Exhibit 3.2


                              BYLAWS

                                OF

                    INDEXONLY TECHNOLOGIES, INC.
                        a Nevada corporation

                    Adopted: December 1, 1999

1.0   OFFICES
      -------

   1.1 The principal office of the Company shall be 3823 Henning Drive, Suite 217, Burnaby, British Columbia V5C 6P3. The Board of Directors shall have the power and authority to establish and maintain branch or subordinate offices at any other locations within or without the State of Nevada.

2.0   BOARD OF DIRECTORS
      --------------------

   2.1   General Powers and Duties. The business and affairs of the Company
         -------------------------
shall be managed by its Board of Directors. The Board of Directors may elect any member of the Board as Chairman. The Chairman may be an officer. He shall, if present, preside at all meetings of the Board of Directors. He shall have other powers and duties as the Board prescribes. All the powers of the Company are vested in the Board of Directors unless specifically expressed to be vested in the shareholders by statute or by the Articles or by these Bylaws.

   2.2   Number, Tenure and Qualifications. The number of directors of the
         ---------------------------------
Company shall be no fewer than one nor more than nine. The number of directors may at any time be increased or decreased by the directors or by the shareholders at any regular or special meeting of directors or shareholders provided that no decrease shall have the effect of shortening the term of any incumbent director except as otherwise provided in these Bylaws. Directors shall be elected at the annual meeting of shareholders, and the term of office of each director shall be until the next annual meeting of shareholders or until the election and qualification of his or her successor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors, or by shareholders for the term of office associated with the class to which directors are elected. Directors need not be residents of the State of Nevada and need not be shareholders of the Company.

   If there are three or more directors, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which the director was elected; provided that each initial director in Class I shall hold office until the first annual meeting of shareholders; each initial director in Class II shall hold office until the second annual meeting of shareholders, and each initial director in Class III shall hold office until the third annual meeting of shareholders. At least one-fourth in number of the directors must be elected annually.

   2.3   Regular Meetings. A regular meeting of the Board of Directors
         ----------------
shall be held without notice other than these Bylaws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place for holding additional regular meetings without notice other than the resolution. Additional regular meetings shall be held at the principal office of the Company in the absence of any designation in the resolution.

   2.4   Special Meetings. Special meetings of the Board of Directors may
         ----------------
be called by or at the request of the President or any two directors, and shall be held at the principal place of business of the Company or at any other place as the directors may determine.

   2.5   Action of Directors by Communications Equipment. Any regular or
         -----------------------------------------------
special meeting of the directors may be called and held over telephone or other electronic means, and communication from a contacted director constitutes attendance at the meeting so held.

   2.6   Notice. Notice of any special meeting shall be given at least
         ------
twenty-four (24) hours before the time fixed for the meeting, by written notice delivered personally or mailed to each director at his business address, by facsimile or by telegram. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, not less than five (5) days prior to the commencement of the above stated notice period. If notice is given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

   2.7   Quorum. A majority of the number of directors fixed by these
         ------
Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The directors present at the duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

   2.8   Board Decisions. The act of the majority of the directors present
         ---------------
at a meeting at which a quorum is present shall be the act of the Board of Directors. However, an actual majority shall be required for:
     (a) Recommending to the shareholders the Amendment of the Articles of Incorporation;
     (b)   Adopting a plan of merger or consolidation;
     (c) Recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all the property and assets of the Company otherwise than in the usual and regular course of its business;
     (d) Recommending to the shareholders a voluntary dissolution of the Company or a revocation of the Company;
     (e)   Amending the Bylaws of the Company;
     (f)   Filling vacancies on the Board of Directors;
   (g) Authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;
     (h) Authorizing or approving the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors.

   2.9   Vacancies.   Any vacancy occurring in the Board of Directors,
         ---------
including one created by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy not created by an increase in the number of directors shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy created by an increase in the number of directors shall be elected for a term of office continuing until the next election of directors.

   2.10   Compensation. By resolution of the Board of Directors, the
          ------------
directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

   2.11   Presumption of Assent. A director who is present at a meeting of
          ---------------------
the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or shall forward his dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

   2.12   Executive Committee. By resolution, the Board of Directors may
          -------------------
designate two or more directors to constitute an executive committee to the extent provided in the resolution and shall have and may exercise all the authority of the Board of Directors in the management of the Company, not including:
     (a) Recommending to the shareholders the Amendment of the Articles of Incorporation;
     (b)   Adopting a plan of merger or consolidation;
     (c) Recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all the property and assets of the Company otherwise than in the usual and regular course of its business;
     (d) Recommending to the shareholders a voluntary dissolution of the Company or a revocation of the Company;
     (e)   Amending the Bylaws of the Company.
     (f)   Filling vacancies on the Board of Directors;
     (g) Authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;
     (h) Authorizing or approving the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors.

   2.13   Standards of Conduct for Directors. A director shall discharge
          -----------------------------------
the duties of a director, including the duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the Company.

   In discharging the duties of a director, a director is entitled to rely on information, opinions, reports or statements including financial statements and other financial data, if prepared or presented by an officer or employee of the Company whom the director reasonably believes to be reliable and competent in the matters presented; legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person; professional or expert competence; or a committee of the Board of Directors of which the director is not a member if the director reasonably believes the committee merits confidence.

   A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director's office in compliance with these Bylaws.

3.0   SHAREHOLDERS
      ------------

   3.1   Annual Meeting. The annual meeting of the shareholders of the
         --------------
Company shall be fixed by the Board of Directors within 150 days of the end of the fiscal year, beginning with the year 1996, for the purpose of electing directors and for the transaction of other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada or on Sunday, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day fixed by the Board of Directors for any annual meeting of the shareholders, or at any adjournment of an annual meeting, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon afterward as is convenient.

   3.2   Special Meetings. Special meetings of the shareholders, for any
         ----------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than of all the outstanding shares of the Company entitled to vote at the meeting.

   3.3   Place of Meeting. The Board of Directors may designate any place
         ----------------
within or outside of the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of the meeting.

   3.4   Notice of Meeting. Written or printed notice stating the place,
         -----------------
day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days, unless a different time frame is specified by statute for a particular purpose, before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Company. Any stockholder may waive notice of any meeting by written notice signed by him or his duly authorized attorney, either before or after the meeting.

   3.5   Closing Transfer Books or Fixing Record Date. For the purpose of
         --------------------------------------------
determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment of a meeting, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, including for solicitation of proxies, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period, but not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, the date in any event to be not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

   If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date that the notice of meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment of a meeting except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

   3.6   Quorum. Forty percent (40%) of the outstanding shares of the
         ------
Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than Forty percent (40%) of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

   3.7   Proxies. At all meetings of shareholders, a shareholder may vote
         -------
by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Company before or at the time of the meeting. Any solicitation of proxies by the directors or management of the Company shall be made by mailing the proxies by certified mail or providing them to the shareholder in an alternative acceptable manner at least not less than ten days nor more than sixty days before the date of the meeting for which the proxies are solicited. Each shareholder as of the record date shall receive a proxy. Proxies shall describe the location and purpose of the meeting and the matter or business for which the proxy is solicited. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy.

   3.8   Voting of Shares. Every stockholder of record shall be entitled to
         ----------------
one vote for each share of stock standing in his name on the books of the Company on each matter submitted to a vote at a meeting of the shareholders. No shareholder shall be entitled to cumulate his votes for election of directors.

   3.9   Consent to Action. Any action which may be taken at a meeting of
         -----------------
the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed in original, facsimile or counterpart by shareholders holding at least a majority of the voting power. The written consent shall have the same force and effect as a unanimous vote of the shareholders. Shareholders signing the written consent are not subject to the notice provisions of these Bylaws.

   3.10   Action of Shareholders by Communications Equipment. Shareholders
          --------------------------------------------------
may participate in a meeting of shareholders by means of a conference telephone call or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by these means shall constitute presence in person at a meeting.

   3.11   Shareholder's Right to Examine Stock Ledger. Any person who has
          -------------------------------------------
been a stockholder of record of the Company for at least six months immediately preceding his demand, or any person holding, or authorized in writing by the holders of, at least five percent of all its outstanding shares, upon at least five days' written demand, shall have the right if it is in the interest of the business of the Company to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger, whether kept in the principal office of the Company in the state of Nevada or elsewhere and to make copies. If the Company neglects or refuses to keep the stock ledger or duplicate copy open for inspection, it shall forfeit to the State the sum specified in the applicable statute for every day of any neglect or refusal.

   3.12   Shareholder's Right to Examine Books and Records. Any person who
          ------------------------------------------------
has been a stockholder of record of the Company and owns not less than fifteen percent (15%) of all of the issued and outstanding shares of the stock of the Company or has been authorized in writing by the holders of at least fifteen percent of all its issued and outstanding shares, upon at least five days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the Company, to make extracts therefrom, and to conduct an audit of the records. Holders of voting trust certificates, if any, representing fifteen percent of the issued and outstanding shares of the Company shall be regarded as shareholders for the purpose of this subsection. The right of shareholders to inspect the corporate records shall not be limited in the articles or bylaws of the Company.

   All costs for making extracts of records or conducting an audit shall be borne by the person exercising his rights under this Section.

   The rights authorized by this Section may be denied to any stockholder upon his refusal to furnish the Company an affidavit that the inspection, extracts or audit is not desired for any purpose not related to his interest in the Company as a stockholder. Any stockholder or other person, exercising rights under this Section, who uses or attempts to use information, documents, records or other data obtained from the Company, for any purpose not related to the stockholder's interest in the Company as a stockholder, is guilty of a gross misdemeanor.

   If any officer or agent of the Company keeping records in Nevada willfully neglects or refuses to permit an inspection of the books of account and financial records upon demand by a person entitled to inspect them, or refuses to permit an audit to be conducted, as provided in this Section, the Company shall forfeit to the State the sum specified in the applicable statute for every day of such neglect or refusal, and the Company, officer or agent is jointly and severally liable to the person injured for all damages resulting to him.

   A stockholder who brings an action or proceeding to enforce any right under this Section or to recover damages resulting from its denial:

     (a) Is entitled to costs and reasonable attorneys fees, if he prevails; or

     (b) Is liable for such costs and fees if he does not prevail in the action or proceeding.

   The provisions of this Section do not apply to any corporation listed and traded on any recognized stock exchange nor do they apply to any corporation that furnishes to its shareholders a detailed annual financial statement.

4.0   OFFICERS
      --------

   4.1   Number. The officers of the Company shall be those officers
         ------
appointed from time to time by the Board or by any other officer empowered to do so. The officers of the Company shall, at the minimum, include a President, Secretary and Treasurer, and also may include a Chief Executive Officer, none, one or more Vice Presidents (the number of Vice Presidents to be determined by the Board of Directors), a Chief Financial Officer and a Controller, each of whom shall be appointed by the Board of Directors. The Board shall have the sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

   Each officer has the authority and shall perform the duties set forth in the Bylaws or, to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

   4.2   Election and Term of Office. The officers of the Company to be
         ---------------------------
elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders.
If the election of officers is not held at the meeting, the election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor has been duly elected and qualifies or until the officer's death or until he or she resigns or is removed in the manner provided by these Bylaws.

   4.3   Removal. Any officer or agent elected or appointed by the Board of
         -------
Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company would be served by that removal, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

   4.4   Vacancies. A vacancy in any office because of death, resignation,
         ---------
removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

   4.5   Standards of Conduct for Officers. An officer with discretionary
         ---------------------------------
authority shall discharge the duties of an officer under that authority in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner the officer reasonably believes to be in the best interests of the Company.

   In discharging the duties of an officer, the officer is entitled to rely on information, opinions, reports or statements including financial statements and other financial data, if prepared or presented by an officer or employee of the Company whom the officer reasonably believes to be reliable and competent in the matters presented; legal counsel, public accountants or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

   An officer is not acting in good faith if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by these Bylaws unwarranted.

   An officer is not liable for any action taken as an officer, or any failure to take any action, if the officer performed the duties of the office in compliance with these Bylaws.

   If any certificate or report made or public notice given by a officer(s) of the Company shall be false or fraudulent in any material representation, the officer(s) knowingly and intentionally signing the same jointly and severally be personally liable to any person who has become a creditor or stockholder of the Company upon the faith of any such material representation therein to the amount of the debt contracted upon the faith thereof if not paid when due, or the damage sustained by any purchaser of or subscriber to its stock upon the faith thereof.

   The liability imposed by this section shall exist in all cases where the contents of any such certificate, report or notice of any material representation therein shall have been communicated either directly or indirectly to the person so becoming a creditor or stockholder and he or she became such creditor or stockholder upon the faith thereof.

   No action can be maintained for a cause of action created by this section unless brought within two (2) years from the time the certificate, report or public notice shall have been made or given by the officers of the Company.

   4.6   Powers and Duties of the Chairman of the Board. If appointed, the
         ----------------------------------------------
Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and Shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

   4.7   Powers and Duties of the Chief Executive Officer. If appointed,
         ------------------------------------------------
the Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He or she shall have ultimate responsibility and authority for management including, but not limited to, the power to appoint committees, officers, agents or employees from time to time as he or she may, in his or her discretion, decide is appropriate to assist in the conduct of the affairs of the Company. The Chief Executive Officer shall enforce these Bylaws and generally shall supervise and control the business, affairs and property of the Company. He or she shall have general and active supervision over the company's officers and may sign, execute and deliver in the name of the Company corporate documents, instruments, powers of attorney, contracts, bonds and other obligations.

   4.8   Powers and Duties of the President. The President shall have the
         ----------------------------------
authority and perform such duties as the Board of Directors authorizes or directs. If no Chief Executive Officer has been appointed, or in the event of the death of the Chief Executive Officer or his or her inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of, and subject to all of the restrictions upon, the Chief Executive Officer.

   4.9   Duties of the Vice President(s). If appointed, the Vice
         -------------------------------
President(s) shall have the authority and perform duties as the Board of Directors or Chief Executive Officer may authorize or direct.

   4.10   Duties of the Secretary. The Secretary shall record the minutes
          -----------------------
of all meetings of the shareholders and the Board of Directors. The Secretary shall mail to both the shareholders and the directors notices of the holding of any meeting as prescribed by these Bylaws. If the Company has a seal, the Secretary shall be the custodian of the seal and shall affix it to minutes, notices or other instruments executed by the Company as required. The Secretary shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

   4.11   Duties of the Assistant Secretary. If appointed, the Assistant
          ---------------------------------
Secretary shall perform the duties of the Secretary as may be necessary in the Secretary's absence, in the case of the Secretary's inability to act or when it shall be inconvenient for the Secretary to so act. The Assistant Secretary shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

   4.12   Duties of the Chief Financial Officer. If appointed, the Chief
          -------------------------------------
Financial Officer for the Company shall have charge of and be responsible for all funds and securities belonging to the Company and shall keep and deposit the funds for and on behalf of the Company in a bank or banks to be designated by the Board of Directors. In the absence of a designation, the Chief Financial Officer may select the bank or banks in which to deposit the funds. He or she shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

   4.13   Duties of the Controller. If appointed, the Controller for the
          ------------------------
Company shall be charged with certain duties in relation to the fiscal affairs of the Company, principally to examine and audit the accounts, to keep records, and to report the financial situation from time to time. The Controller shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

   4.14   Duties of the Treasurer. The Treasurer shall have the authority
          -----------------------
and perform such duties as the Board of Directors or Chief Executive Officer authorize or direct.

   4.15   Powers of the Board of Directors. The Board of Directors may
          --------------------------------
create subordinate offices and employ subordinate officers or agents as it from time to time deems expedient and may fix the compensation of the officers or agents and define their powers and duties, provided the powers and duties do not constitute a delegation of the authority as is reposed in the directors by law, which shall be exercised and performed exclusively by them. The Board of Directors shall also have the power to appoint a General Manager, who shall hold office at the pleasure of the Board. The Board of Directors shall have the power to delegate to the General Manager the executive power and authority as it may deem necessary to facilitate the handling and management of the Company's property and interests.

   4.16   Salaries. The salaries of the officers shall be fixed from time
          --------
to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Company.

5.0   CONTRACTS, CORPORATE FUNDS, LOANS, CHECKS AND DEPOSITS
      ------------------------------------------------------

   5.1   Contracts. Without limiting any powers elsewhere granted by these
         ---------
Bylaws to the President or other officer of the Company, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and the authority may be general or confined to specific instances.

   5.2   Corporate Funds. All funds of the Company shall be under the
         ---------------
supervision of the Board of Directors and shall be handled and disposed of in the manner and by the officers or agents of the Company as provided in these Bylaws or as the Board of Directors may authorize by proper resolutions from time to time.

   5.3   Loans. No loans shall be contracted on behalf of the Company and
         -----
no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. The authority may be general or confined to specific instances.

   5.4   Checks, Drafts, or Orders. All checks, drafts, or other orders for
         -------------------------
the payment of money, notes, or other evidence of indebtedness issued in the name of the Company shall be signed by an officer or officers, agent or agents of the Company and in a manner as shall from time to time be determined by resolution of the Board of Directors.

   5.5   Deposits. All funds of the Company not otherwise employed shall be
         --------
deposited from time to time to the credit of the Company in banks, trust companies, or other depositories as the Board of Directors may select.

6.0   CERTIFICATES FOR SHARES; TRANSFERS
      ----------------------------------

   6.1   Certificates for Shares. Certificates representing shares of the
         -----------------------
Company shall be in a form as shall be determined by the Board of Directors. The certificates shall be signed by the President or a Vice President, if any. If the Company has more than one shareholder, the certificate shall also be signed by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented by the certificates are issued, with the number of shares and date of issue, shall be entered on the stock transfer books to the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued on the terms and indemnity to the Company as the Board of Directors may prescribe.

   6.2   Registrar. The registrar is the person designated by the Company
         ---------
to keep official shareholder records, including names and addresses of shareholders and number of shares owned. The registrar may hold one or more offices or no offices of the Company.

   6.3   Transfer of Shares. Transfer of shares of the Company shall be
         ------------------
made in the manner specified in the Uniform Commercial Code. The Company shall maintain stock transfer books, and any transfer shall be registered only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The Company shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing the shares stands according to the books of the Company for all proper Company purposes, including the voting of the shares represented by the certificate at a regular or special meeting of shareholders, and the issuance and payment of dividends on the shares.

   6.4   Shares of Another Corporation. Shares owned by the Company in
         -----------------------------
another corporation, domestic or foreign, may be voted by an officer, agent or proxy as the Board of Directors may determine or, in the absence of a determination, by the President of the Company.

   6.5   Subscriptions. Subscriptions to the shares shall be paid at times
         -------------
and in installments as the Board of Directors may determine. The Board of Directors may adopt resolutions prescribing penalties for default on subscription agreements.

7.0   FISCAL YEAR
      ------------

   7.1   The fiscal year is the calendar year.

8.0   DIVIDENDS
      ---------

   8.1 The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and its Articles of Incorporation.

9.0   SEAL
      ----

   9.1 The Board of Directors may adopt a corporate seal, which shall be circular in form and shall have inscribed on it the name of the Company, the year incorporated, the state of incorporation and the words "corporate seal". The seal shall be stamped or affixed to documents as may be prescribed by law or by the Board of Directors.

10.0   CONFLICT OF INTEREST
       --------------------

   10.1 No contract or other transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable because of the relationship or interest or because the director or directors are present at the meeting of the Board of Directors or a committee of directors which authorizes, approves or ratifies a contract or transaction or because the votes of common or interest directors are counted for that purpose, if:

   (a) The fact of the relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors or officers and is so noted in the minutes; or

   (b) The fact of the relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify a contract or transaction by vote or written consent; or

   (c) The fact of the relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the Board of Directors of the corporation for action; or

   (d)   The contract or transaction is fair and reasonable to the Company.

11.0   NOTICE AND CONSENT
       ------------------

   11.1   Waiver of Notice. Whenever any notice is required to be given to
          ----------------
any shareholder or director of the Company under the provisions of these Bylaws, the Articles of Incorporation, or by law, a waiver in writing, signed in original, facsimile or counterpart by the person or persons entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of a notice. Any shareholder or director may waive notice of any meeting by a notice signed by him or his duly authorized attorney, either before or after the meeting. Attendance of a shareholder or director of the Company at a meeting shall constitute waiver of notice of a meeting except where a shareholder or director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or adjourned.

   11.2   Consent to Action. Any action which may be taken at a meeting of
          -----------------
the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken is signed in original, facsimile or counterpart by shareholders holding at least a majority of the voting power. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if written consent is signed by all members of the Board of Directors entitled to vote on the action. The consent shall have the same force and effect as a unanimous vote of the shareholders or directors. Notice requirements of these Bylaws which apply to meetings of shareholders and directors are deemed waived by all directors and shareholders if a Consent to Action is signed in lieu of holding an actual meeting.

12.0   RESTRICTIONS ON TRANSFER
       ------------------------

   12.1   Transfer of Shares. No securities of this Company or certificates
          ------------------
representing the securities shall be transferred in violation of any law or of any restriction on transfer set forth in the Articles of Incorporation or amendments to the Articles, or the Bylaws; or contained in any buy/sell agreements, right of first refusal, or other agreement restricting a transfer which has been executed by the Company, or filed with the Secretary of the Company and signed by the parties to the agreement. The Company shall not be bound by any restrictions not so filed and noted.

   12.2   Restrictive Legend. The Company and any party to any agreement
          ------------------
shall have the right to have a restrictive legend imprinted upon any of the certificates and any certificates issued in replacement or exchange or with respect to them.

13.0   AMENDMENTS
       ----------

   13.1 The power to alter, amend or repeal the Articles of Incorporation is vested exclusively in the shareholders and must be approved by a majority vote of all classes of shareholders having the right to vote.

   13.2 The power to alter, amend or repeal the Bylaws of the Company is vested in the directors or shareholders and must be approved by a majority vote of the Board of Directors or shareholders at any regular or special meeting of the Board of Directors or shareholders.

14.0   INDEMNIFICATION AND LIABILITY
       -----------------------------

   14.1 The Company shall indemnify officers and directors to the fullest extent possible under the Nevada law.

   14.2 Neither the Company, its directors nor its officers will be in any way liable to the shareholders where legal counsel has been relied on in a matter.

   14.3 A director or officer of the Corporation shall have no personal liability to the Corporation or its shareholders for damages or breach of fiduciary duty as a director or officer, except for damages resulting from:

     (a) Acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

     (b)   The payment of dividends in violation of the provision of
section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute.

             CERTIFICATION AS TO THE BYLAWS
             BY THE SECRETARY OF THE COMPANY



   I, the undersigned, being the Secretary of the Company do hereby certify the foregoing to be the Bylaws of the Company.

/s/ Norm Friend , Secretary
----------------

Exhibit 5.1

                  Exhibit 5.1


OGDEN
MURPHY
WALLACE  P.L.L.C.    ATTORNEYS AT LAW
        ------------------------------------------------------------------------
         2100 Westlake Center Tower * 1601 Fifth Avenue * Seattle, WA 98101-1686
         (206) 447-7000 * Fax (206) 447-0215





August 3, 2000


Indexonly Technologies Inc.
3823 Henning Drive, Suite 217
Burnaby, British Columbia V5C 6P3
CANADA

Dear Gentlemen:

We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, relating to the public offering of shares of your Common Stock, $0.001 par value (the "Shares"). As your special US counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the plan of distribution set forth in the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.

It is our opinion that, when issued and sold in the manner described in the Registration Statement, the Shares will be legally and validly issued, fully-paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

OGDEN MURPHY WALLACE, P.L.L.C.

/s/ James L. Vandeberg

James L. Vandeberg


                                ESTABLISHED 1902
A Member of the International Lawyers Network with independent member law firms worldwide.

Exhibit 10.1

                                Exhibit 10.1

                          STOCK ACQUISITION AGREEMENT


DATED:   August 31, 1999

AMONG:      CLASSIC GOLF CORPORATION            ("CSGC")
            a Nevada corporation

AND:        INDEXONLY TECHNOLOGIES, INC.        ("IOTI")
            a Nevada corporation

AND:        Dion Cillars               Em-Power Industries
            Allstair Donaldson         Cliff Sweeney
            Hermes Trading             Zen Management
            Eros Trading Ltd           Weymss Ltd
            Sandford Capital Limited   Michael Connel
            Norm Friend                Clarence Joy
            Freddy Fuller              GKS Corp
            Ocean Caf International    Neville Abreo
            Corporate Finance Group    Rene Plander
            Ron Sutch                  Andrew Hammond
            Wayne Hammond              Cindy McWilliams
            Sharon Muche               James Hume
            Cynthia Goranson           Capital Square Holdings
            Garth Olson                Ken Parlee
            Tom Tanton                 Bonnie Hume
            Mike Makara                Peter Gil
            Songbail Li                Peter Ribeiro
            B.W. Van Lieshout          Todd Hiebert
            Murray Warner              Gerald Hiebert
            Ian Patton                 ("IOTI Shareholders")
           (all collectively referred to as "the Parties")

1.0   RECITALS
      --------

   1.1 IOTI is engaged in the business of developing a smart search engine for Internet application. The business operations of IOTI have been carried on as distinct businesses under the name of IndexOnly.Com and/or Indexonly Technologies, Inc. IOTI Shareholders are the owners, of record and beneficially, of all the issued and outstanding capital stock and ownership interests of IOTI.

   1.2 Subject only to the limitations and exclusions contained in this Stock Acquisition Agreement ("Agreement") and on the terms and conditions set forth below, IOTI and the IOTI Shareholders desires to sell and CSGC desires to purchase substantially all of the Shares of IOTI (the "IOTI Shares") for the Purchase Price.

   1.3   This Agreement contemplates a transaction in which on the Closing
Date the IOTI Shares shall be sold, assigned, transferred, and conveyed to CSGC, and become the Shares of CSGC.

     NOW THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

2.0   DEFINITIONS
      -----------

2.1 "AGREEMENT" means this Stock Acquisition Agreement and all of its attached exhibits and schedules; "hereof," "hereto," and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section or paragraph; "Section," "paragraph" or "clause" means and refers to the specified article, section, paragraph or clause of this Agreement.

2.2   "ACQUIRED ASSETS" means all right title and interest of IOTI in and to
(i) the Specified Assets, consisting of the Intellectual Property and other assets specified in SCHEDULE 2.2.1, and (ii) the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired primarily relating to or used or held for use in connection with the Business of IOTI as may exist on the Closing Date, including without limitation all those items in the following categories:

(a) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds, parts and similar property;

(b) all inventories of raw materials, work in progress, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by IOTI and Inventories previously purchased and in transit to any Seller at IOTI's location;

(c) all rights in and to products sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid IOTI rights of rescission, replevin, reclamation and rights to stoppage in transit);

(d) all rights (including but not limited to any and all Intellectual Property rights) in and to the products sold or leased and in and to any products or other Intellectual Property rights under research or development prior to or on the Closing Date;

(e) all of the rights of IOTI under all contracts, arrangements, licenses, leases and other agreements, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to these agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of these contracts, arrangements, licenses, leases and other arrangements;

(f) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

(g) all notes and accounts receivable held by IOTI and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by IOTI;

(h) all Intellectual Property and all rights thereunder or in respect thereof primarily relating to or used or held for use in connection with the Business, including but not limited to, rights to sue for and remedies against past, present and future infringements, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments (together with all Intellectual Property rights included in the Specified Assets);

(i) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the offices of IOTI, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, quality control records and procedures, blueprints, research and development files, records, data books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files;

(j) to the extent their transfer is permitted by law, all Governmental Approvals, including all applications therefor;

(k) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by IOTI with respect to the Business or the ownership, use, function or value of any Acquired Asset, whether arising by way of counterclaim or otherwise; and

(l) all guarantees, warranties, indemnities and similar rights in favor of IOTI with respect to any Acquired Asset;

(m) the corporate charter, qualifications to conduct business as a corporation or business entity, arrangements with registered agents relating to these qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance and existence of IOTI as a business entity.

2.3 "ASSUMED LIABILITIES" means any and all liabilities, obligations and commitments relating exclusively to the Business or the Acquired Assets:

(a)   specified in SCHEDULE 2.3 ("Assumed Liability Schedule")

(b) that are incurred after the date of the Assumed Liability Schedule in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement, and that are not, individually or in the aggregate, material to the Business

(c) arising out of the agreements, contracts and commitments set forth on the SCHEDULE 5.7, but not including any obligation or liability for any breach thereof occurring prior to the Closing Date

(d) liabilities in respect of Transferred Employees to the extent specifically assumed by CSGC pursuant to Section 8.2(e)

2.4 "BEST OF IOTI'S KNOWLEDGE" shall mean the knowledge of the Shareholders and/or members and officers of IOTI, after reasonable inquiry;

2.5 "BUSINESS" means the business presently and heretofore carried on by IOTI at any location, worldwide, whether duly acquired by IOTI or intended to be acquired, relating generally to IOTI's business plan, to be acquired by CSGC pursuant to this Agreement, consisting of the Shares, the Assets, and the Assumed Liabilities.

2.6   "CSGC" has the meaning set forth in the preface above.

2.7   "CLOSING" means the completion of the sale and purchase of the IOTI
Shares by the transfer and delivery of documents of title and the payment of the purchase price as contemplated in this Agreement;

2.8 "CLOSING DATE" means the 31st of August, 1999, or such other date as the Parties may agree as to the date upon which the Closing shall take place;

2.9 "CLOSING TIME" means 1:00 o'clock Pacific Daylight Time in the afternoon on the Closing Date or such other time on the Closing Date as the Parties may agree as to the time on the Closing Date upon which the Closing shall take place;

2.10 "CONFIDENTIAL INFORMATION" means any information exchanged by the parties, including but not limited to trade secrets, know-how, formulas, processes, data, network configuration and rights-of-way, drawings, proprietary information, customer lists, prices, and any non-public information which concerns the business and operations of a party to this Agreement, and shall also include any information exchanged pursuant to this Agreement. Confidential Information, when disclosed in written, machine-readable, or other tangible form by one party to the other party, may be clearly marked as "Confidential" or as otherwise specified as confidential by the policies of the Parties. Information which is of an apparent confidential nature, either in writing or orally, shall be treated as Confidential Information.

2.11 "GAAP" means United States generally accepted accounting principles, consistently applied as in effect from time to time.

2.12  "INTELLECTUAL PROPERTY" means any and all United States and foreign:
(a) patents (including design, utility and software patents) and patent applications (including patent disclosures awaiting filing, reissues, divisions, continuations and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, Internet domain names, business and product names (but excluding the name PQR), slogans, registrations and applications for registration; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) intellectual property rights similar to any of the foregoing; (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and
(g) all computer software (including data and related documentation).

2.13  "IOTI" has the meaning set forth in the preface above.

2.14 "IOTI ENTITY" refers to Indexonly Technologies, Inc., a Nevada corporation and its wholly owned subsidiary Indexonly Canada Inc.

2.15 "IOTI SHARES" refers to all of the shares of IOTI, in all classes, outstanding at the Closing Date.

2.16 "LIENS" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to those which may arise under any contracts.

2.17 "ORGANIZATIONAL DOCUMENTS" refers to the (a) articles of incorporation and bylaws of a corporation; (b) the certificate of formation or articles of organization and the operating agreement of a limited liability company; (c) any charter or similar document adopted or filed by the corporation or limited liability company prepared in connection with the creation, formation or organization of a corporation entity.

2.18 "PERSON" means any natural person, corporation, firm, partnership, association, company, trust, business trust, government, governmental agency or any other entity.

2.19 "CSGC SHARES" means nineteen million (20,150,000) common shares in the capital stock of CSGC to be issued to the IOTI Shareholders in full payment and satisfaction of the Purchase Price. The distribution of the CSGC Shares shall be pursuant to the distribution set forth on Schedule 2.19.1.

2.20  "PURCHASE PRICE" shall have the meaning set forth in Section 4.4 below.

2.21  "SEC" means the United States Securities and Exchange Commission.

2.22 "SECURITIES ACT" means collectively the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.23  "SHAREHOLDERS" has the meaning set forth in the preface above.

2.24  "SPECIFIED ASSETS" is defined in Section 2.2 above.

2.25 "TAX" means any tax levied by federal, state, local or foreign governments on income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

2.26 "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 8.2(e) below.

3.0   SCHEDULES AND EXHIBITS
      ----------------------

3.1 The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part of this Agreement:

   Schedule 2.2.1    -   Intellectual Property and other Specified Assets
   Schedule 2.3      -   Assumed Liabilities
   Schedule 2.19.1   -   CSGC Share Distribution
   Schedule 4.1      -   Liens on Acquired Assets; Conflicts and
                         Consents
   Schedule 6.7      -   Contracts, Leases, Rental Agreements
   Schedule 6.8      -   Undisclosed Liabilities
   Schedule 6.12     -   Receivables
   Schedule 6.17     -   Employees
   Schedule 6.20     -   Bank Accounts
   Schedule 6.21     -   Insurance
   Schedule 7.7      -   Contracts, Leases, Rental Agreements
   Schedule 7.8      -   Undisclosed Liabilities
   Schedule 7.12     -   Receivables
   Schedule 7.17     -   Employees
   Schedule 7.20     -   Bank Accounts
   Schedule 7.21     -   Insurance

   Exhibit A         -   Forms of Shareholder Assignment


4.0   BASIC TRANSACTION
      -----------------

   4.1   Share Acquisition. Subject to and upon the terms and conditions
         -----------------
set forth in this Agreement, on the Closing Date, the IOTI Shareholders will sell, transfer, convey, assign and deliver to CSGC, and CSGC will purchase or acquire from the same, all right, title and interest of all classes of shares of IOTI (the "IOTI Shares") then outstanding. At that time, IOTI shall have full right and title to the Acquired Assets as defined herein, which shall include, but not be limited to, the Specified Assets consisting of the Intellectual Property, all of the shares of Indexonly Canada Inc. and the other assets listed on SCHEDULE 2.2.1.

   4.2   Closing. The Closing shall take place at on or before the close of
         -------
business ("Closing Time") on the 31st of August, 1999 ("Closing Date"), at such time and place as the Parties may agree.

   4.3   Purchase Price. On the terms and subject to the conditions set
         --------------
forth in this Agreement, CSGC agrees to purchase from the IOTI Shareholders the IOTI Shares for an aggregate Purchase Price of twenty million one hundred fifty thousand shares (20,150,000) of CSGC common voting stock. On Closing, the IOTI Shares shall be sold, assigned, transferred and conveyed to CSGC.

        4.3.1 IOTI and Shareholders acknowledge and agree that, except for those shares duly registered with the Securities Exchange

                Commission and applicable state authorities, none of the CSGC Shares, nor any portion thereof, may be sold, conveyed, transferred, traded or disposed of on or before twelve (12) months after Closing.

   4.4   Further Assurances. Each of the Parties will cooperate with the
         ------------------
other and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


5.0   REPRESENTATIONS OF EACH SHAREHOLDER
      ----------------------------------

   5.1   Right to Sell. The IOTI Shares constitute in the aggregate all of
         -------------
the issued and outstanding shares in the capital stock of IOTI, and the IOTI Shareholders are the sole registered and beneficial owners of the IOTI Shares, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever, and no person, firm or corporation other than CSGC now or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the IOTI Shares or any interest therein from the IOTI Shareholders.

   5.2   Due Authorization. Each IOTI Shareholder represents and states
         -----------------
that such Shareholder is legally competent to enter into this agreement, that each such Shareholder has all necessary power, authority and capacity to enter into this Agreement and to perform the obligations hereunder, that each such Shareholder is entering into this Agreement free of duress or other non-disclosed inducement. Each IOTI Shareholder represents that they have either sought legal counsel for purposes of review and advice concerning this Agreement or have intentionally waived such legal counsel.

   5.3   Valid and Binding Obligation. This Agreement when executed will
         ----------------------------
constitute the legal, valid, and binding obligation of each Shareholder hereunder, enforceable against each Shareholder in accordance with its terms, and therefore subject to limitation with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

   5.4   No Violation. Each IOTI Shareholder is not a party to, bound by or
         ------------
subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by each such Shareholder of this Agreement or the performance by each such Shareholder of any of the terms hereof.

   5.5   Reliance. Each Shareholder hereby expressly acknowledges that CSGC
         --------
is relying upon the covenants, representations and warranties of each Shareholder contained in this Agreement or in any agreement, certificate or other document delivered pursuant to this Agreement in connection with the sale of the Shares.

   5.6   Brokers or Finders. Each Shareholder has incurred no contingent
         ------------------
obligation or liability, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold CSGC harmless from any such payment alleged to be due by or through each such Shareholder as a result of the action of the Shareholder.

   5.7   Litigation and Claims. There is no suit, action, litigation,
         ---------------------
investigation, or administrative, governmental, arbitration or other proceeding, including without limitation appeals and applications for review, in progress, or to the best knowledge and belief of each Shareholder, pending or threatened against or relating to Shareholder, or affecting its respective properties or business, or affecting the right of Shareholder to enter into this Agreement or perform Shareholder's obligations hereunder.

6.0   REPRESENTATIONS AND WARRANTIES OF IOTI
      -------------------------------------

   6.1   Due Authorization. IOTI has all necessary corporate power,
         -----------------
authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been, and on the Closing Date will have been, duly authorized by all necessary company action on the part of IOTI. IOTI has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of IOTI, enforceable against IOTI in accordance with its terms.

   6.2   Organization and Good Standing. IOTI is a corporation, duly
         ------------------------------
incorporated, duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary power, authority and capacity to own or lease its property and assets (including, without limitation, the Specified Assets) and to carry on the Business as presently conducted by it. Neither the nature of the Business nor the location or character of the property owned or leased by IOTI requires IOTI to be registered, recorded, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than in Nevada. IOTI will deliver to CSGC, prior to Closing, copies of its Organizational Documents including a Certificate of Good Standing, as currently in effect.

   6.3   Conflicts. Except as set forth in SCHEDULE 4.1, the disposition of
         ---------
the Acquired Assets and the entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not (with or without the giving of notice or the lapse of time or both):

(a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of IOTI, or (ii) any resolution adopted by the directors, manager(s) or the Shareholders of IOTI;

(b) contravene, conflict with, or result in a violation of any legal requirement, applicable law or any order to which IOTI, or any of the Acquired Assets owned or used by IOTI, may be subject;

(c) contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization that is held by IOTI or that otherwise relates to the business of, or any of the assets owned or used by IOTI;

(d) contravene, conflict with, or result in a violation or breach of any provision of any contract, instrument or third party agreement to which IOTI or its Shareholders may be a party, or by which any of their assets may be subject, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any applicable contract; or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by IOTI.

   6.4   Financial Statements. IOTI represents and warrants to CSGC that
         --------------------
the following financial statements have been or will be delivered to CSGC prior to Closing, and that each document is or will be, to the Best of IOTI's Knowledge, true, correct, and complete:

       6.4.1 Unaudited balance sheets of IOTI as of June 30, 1999 ("Balance Sheets"), and the related unaudited consolidated statements of income, changes in equity, and cash flow for the fiscal year or interim period then ended. The financial statements referred to in this Section have been prepared in accordance with IOTI's internal accounting practices and have not been prepared in accordance with GAAP, but present fairly the financial condition and the results of operations, changes in equity, and cash flow of IOTI as at the respective dates of and for the periods referred to in such financial statements, subject to adjustments that to the Best of IOTI's Knowledge are not material.

   6.5   Books and Records. The books of account, minute books,
         -----------------
capitalization record books, and other records of IOTI, all of which will be made available to CSGC prior to Closing, are, to the Best of IOTI's Knowledge, complete and correct and have been maintained in accordance with sound business practices, are not false, misleading, or fail to state a material facts nor are they based on any misrepresentations of any officers or directors of IOTI. The minute books of IOTI contain accurate and complete records of all meetings held of, and corporate action taken by, the members, the manager(s), and committees of IOTI, and no meeting of any such members, manager(s), or committees has been held for which minutes have not been prepared and are not contained in such minute books.

   6.6   Assets. Except as set forth in SCHEDULE 4.1, IOTI has good title
         ------
to all Acquired Assets free and clear of all Liens, except liens for current taxes not yet due. Prior to Closing, IOTI will provide any and all true and correct copies of instruments by which IOTI holds property and interests, all contracts, all insurance policies, opinions, abstracts, and surveys in the possession of IOTI and relating to such the ownership or contractual rights to the Acquired Assets. The Acquired Assets, together with the services of the Transferred Employees, comprise all assets and services required for the continued conduct of the Business by CSGC as now being conducted. Except for Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any Person other than IOTI that will not be leased or licensed to CSGC under valid, current leases or license arrangements. The Acquired Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are currently used or are held for use, and none of the Acquired Assets or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

   6.7   Contracts. SCHEDULE 6.7 contains a complete and correct list of
         ---------
all agreements, contracts, commitments, leases, instruments, arrangements and other documents which have been made available for review by IOTI, together with all amendments thereto, and accurate descriptions of all oral contracts. There are no other agreements, contracts, commitments, leases, arrangements and other documents by which any of the Acquired Assets are bound or affected or to which IOTI or Shareholders are a party or bound in connection with the Business or its Assets. Except as set forth in SCHEDULE 4.1, to the Best of IOTI's Knowledge there does not exist under any contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or default on the part of IOTI. Neither IOTI nor any Shareholder has outstanding any power of attorney relating to the Business.

   6.8   No Undisclosed Liabilities. Except to the extent reflected or
         --------------------------
reserved against in the Balance Sheets (including the notes thereto), or incurred subsequent to the date thereof and disclosed in SCHEDULE 6.8 or elsewhere in this Agreement (including the Schedules hereto) and except for unsecured current obligations and liabilities incurred in the ordinary and usual course of the Business and which are not materially adverse to the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of IOTI, IOTI does not have any material outstanding indebtedness or any material liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise) in respect of which IOTI or CSGC may be liable on or after the completion of the transactions contemplated by this Agreement. None of the IOTI employees are now or will by the passage of time become entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date except as disclosed on the Balance Sheets or in SCHEDULE 6.8.

   6.9   Taxes.
         -----

       6.9.1 IOTI has filed or caused to be filed, on a timely basis since inception, all federal, state, municipal or local tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable legal requirements. IOTI has delivered or made available to CSGC copies of, and SCHEDULE 6.9 contains a complete and accurate list of, all such tax returns relating to income or franchise taxes filed from the date of formation through March 31, 1999 and a complete list of audits of all tax returns. Except as set forth in SCHEDULE 2.3, IOTI has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by IOTI, except such taxes, if any, as are listed in SCHEDULE 6.9 and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheets.

       6.9.2 Except as described in SCHEDULE 6.9, IOTI has not been given nor has IOTI requested waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes for which IOTI may be liable.

       6.9.3 All tax returns filed by (including any on a consolidated basis) IOTI are true, correct, and complete.

   6.10  Business Carried On in Ordinary Course. The Business has been
         --------------------------------------
carried on in the ordinary and usual course since the date of the Balance Sheet and to the Best of IOTI's Knowledge there has been no change in the affairs, business, prospects, operations or condition of the Business, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor problem, flood, drought, riot, storm, act of God or otherwise, except changes occurring in the ordinary and usual course of the Business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Corporation.

   6.11  Litigation and Claims. There is no suit, action, litigation,
         ---------------------
labor grievance or complaint, investigation, (including, without limitation, investigations under human rights or health and safety legislation) or administrative, governmental, arbitration or other proceeding (whether or not purportedly on behalf of IOTI), including without limitation appeals and applications for review, in progress, or to the best knowledge and belief of IOTI (after due inquiry from the Shareholders), pending or threatened against or relating to IOTI, or affecting its respective properties or the Business, or affecting the Acquired Assets, or affecting the right of CSGC to enter into this Agreement or perform CSGC's obligations hereunder.

   6.12  Accounts Receivable. All accounts receivable of IOTI that are
         -------------------
reflected on SCHEDULE 6.12 or on the Balance Sheets or accounting records of IOTI, (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually per-formed in the ordinary course of business, as of the date of execution of this Agreement. Except as reflected on SCHEDULE 6.12, to the Best of IOTI's Knowledge, each of the Accounts Receivable either has been or should be collected in full, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than arising in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

   6.13  Compliance with Law. To the Best of IOTI's Knowledge, except as
         -------------------
otherwise set forth in SCHEDULE 4.1, IOTI is, as of the date of execution of this Agreement, and will be as of the Closing Date, in full compliance with any applicable law, ordinance, or regulation that is or was applicable to IOTI or to the conduct or operation of their business or the ownership or use of any of their assets. IOTI have not received any notice or other communications whether oral or written from any governmental body or any other person regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable law, or (b) any actual, alleged, possible, or potential obligation on the part of any IOTI Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

   6.14  Intellectual Property.
         ----------------------

       6.14.1 SCHEDULE 2.2.1 contains a complete and accurate list and summary description (including, where applicable, applications for registration and registration particulars), of all Intellectual Property and documents and agreements relating to the Intellectual Property (as defined in Section 2.13 above) which is owned or used by IOTI and IOTI has the sole and exclusive right to use the same. Except as listed in SCHEDULE 2.2.1, there are neither any royalty payments or license fees payable to IOTI or by IOTI, or other agreements to which IOTI is a party or by which IOTI is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which IOTI is the licensee. There are no outstanding and, to the Best of IOTI's Knowledge, no threatened disputes or disagreements with respect to any such agreement. IOTI has not received notice that, and to the Best of IOTI's Knowledge, the conduct of the Business is not infringing any patent, trade mark, trade name, copyright, proprietary or similar right, domestic or foreign, of any other person, firm or corporation.

       6.14.2 To the Best of IOTI's Knowledge, the intellectual property assets are all those necessary for the operation of IOTI's businesses as they are currently conducted in the business plan disclosed to CSGC. IOTI is the owners of all right, title, and interest in and to each of the intellectual property assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party of the intellectual property assets.

   6.15  Leases. IOTI is not a party to or bound by any leases or licenses
         ------
of real property or agreements in the nature of leases or licenses of real property, either as lessor or lessee, or agreements to enter into such leases or licenses, other than those referred to in SCHEDULE 6.7 (in which is specified the parties, their dates of execution and expiry dates, any options to renew, the location of any leased or licensed lands or premises and the rental payments thereunder) and except as set forth in the agreements or under Nevada law all interests held by IOTI as lessor, lessee, licensor or licensee under such leases, licenses or agreements and to the knowledge and belief of IOTI, are free and clear of any and all mortgages, security interest, charges, adverse claims, rights, pledges, demands, liens, title retention agreements and other encumbrances of any nature or kind whatsoever. All rental and other payments required to be paid by IOTI pursuant to such leases, licenses or agreements have been duly paid and IOTI is not otherwise in default in meeting their obligations under any such leases, licenses or agreements. To the Best of IOTI's Knowledge, there are no events or circumstances which could give rise to such parties claiming default by IOTI under such leases, licenses or agreements. No consent of any parties to such leases, licenses or agreements (other than IOTI) is required by reason of the transactions contemplated hereby except as specified in SCHEDULE 4.1 nor will such transactions impose any more onerous obligations on IOTI under such leases, licenses or agreements.

   6.16  Full Disclosure. To the Best of IOTI's Knowledge, no
          --------------
representation or warranty of IOTI in this Agreement contains any untrue statement or omits to state a material fact. To the Best of IOTI's Knowledge, IOTI has disclosed and made available to CSGC all information relating to or otherwise in connection with the use and operation of the properties or assets used in or held for use in connection with the Business.

   6.17  Employees and Employment Contracts. There are set forth in
         ----------------------------------
SCHEDULE 6.17 the names and titles of all the directors and officers of IOTI, and of all personnel employed or engaged in the Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held. Except as disclosed on SCHEDULE 6.17, IOTI does not have any written contracts of employment entered into with any employees employed by IOTI, any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law, any management, any employee benefit, bonus, deferred compensation, profit sharing, severance, termination, change of control, stock option, stock appreciation, stock purchase or other similar agreement, plan or arrangement, whether written or unwritten that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the Business. All vacation pay, bonuses, commissions and other forms of compensation for employees of IOTI have been disclosed on SCHEDULE 6.17.

   6.18  No Guarantees. IOTI has not given or agreed to give, or are a
         -------------
party or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which IOTI or the Business is or is contingently responsible for such indebtedness or other obligations.

   6.19  Brokers or Finders. IOTI have incurred no obligation or liability
         ------------------
contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and the transactions contemplated thereby.

   6.20  Bank Accounts. There is set forth in SCHEDULE 6.20 the name of
         -------------
each bank or other depository in which IOTI maintains any bank account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto.

   6.21  Insurance. IOTI maintains such policies of insurance, issued by
         ---------
responsible insurers, as are appropriate to its Business, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. SCHEDULE 6.21 lists all such policies together with worker's compensation coverages presently maintained by IOTI together with a brief description of each such policy including the types of policy, name of insurer, coverage limits, expiration dates and annual premiums. All such policies of insurance are in full force and effect and IOTI is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy and have not failed to give any notice or present any claim under any such insurance policy in due and timely fashion. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under or with respect to any such policy has been received by IOTI. IOTI has no knowledge (after due enquiry from the Shareholders) of any circumstances or occurrences which might form the basis of a material increase in premiums.

   6.22  Changes to Technology. As of the Closing Date, there are no new
         ---------------------
technological developments of which IOTI has any knowledge which might have an adverse effect on the Business or its operations or which might require substantial new capital investment by CSGC in the Business, provided that IOTI make no representation or warranty with respect to disruptions to the Business caused by what is commonly referred to as the "Y2K Problem."

7.0   REPRESENTATIONS OFCSGC
      ----------------------

   7.1   Due Authorization. CSGC has all necessary corporate power,
         -----------------
authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been, and on the Closing Date will have been, duly authorized by all necessary company action on the part of CSGC. CSGC has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of CSGC, enforceable against CSGC in accordance with its terms.

   7.2   Organization and Good Standing. CSGC is a corporation, duly
         ------------------------------
incorporated, duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary power, authority and capacity to own or lease its property and assets (including, without limitation, the Specified Assets) and to carry on the Business as presently conducted by it. Neither the nature of the Business nor the location or character of the property owned or leased by CSGC requires CSGC to be registered, recorded, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than in Nevada. CSGC will deliver to IOTI, prior to Closing, copies of its Organizational Documents including a Certificate of Good Standing, as currently in effect.

   7.3   Conflicts. The disposition of the Acquired Assets and the entering
         ---------
into and performance of this Agreement and the agreements and other instruments contemplated herein will not (with or without the giving of notice or the lapse of time or both):

  (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of CSGC, or (ii) any resolution adopted by the directors, manager(s) or the Shareholders of IOTI;

  (b) contravene, conflict with, or result in a violation of any legal requirement, applicable law or any order to which CSGC, or any of the Acquired Assets owned or used by CSGC, may be subject;

  (c) contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization that is held by CSGC or that otherwise relates to the business of, or any of the assets owned or used by CSGC;

  (d) contravene, conflict with, or result in a violation or breach of any provision of any contract, instrument or third party agreement to which CSGC or its Shareholders may be a party, or by which any of their assets may be subject, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any applicable contract; or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by CSGC.

   7.4   Financial Statements. CSGC represents and warrants to IOTI that the
         --------------------
following financial statements have been or will be delivered to IOTI prior to Closing, and that each document is or will be, to the Best of CSGC's Knowledge, true, correct, and complete:

       7.4.1 Unaudited balance sheets of CSGC as of June 30, 1999 ("Balance Sheets"), and the related unaudited consolidated statements of income, changes in equity, and cash flow for the fiscal year or interim period then ended. The financial statements referred to in this Section have been prepared in accordance with CSGC's internal accounting practices and have not been prepared in accordance with GAAP, but present fairly the financial condition and the results of operations, changes in equity, and cash flow of CSGC as at the respective dates of and for the periods referred to in such financial statements, subject to adjustments that to the Best of CSGC's Knowledge are not material.

   7.5   Books and Records. The books of account, minute books,
         -----------------
capitalization record books, and other records of CSGC, all of which will be made available to IOTI prior to Closing, are, to the Best of CSGC's Knowledge, complete and correct and have been maintained in accordance with sound business practices, are not false, misleading, or fail to state a material facts nor are they based on any misrepresentations of any officers or directors of CSGC. The minute books of CSGC contain accurate and complete records of all meetings held of, and corporate action taken by, the members, the manager(s), and committees of CSGC, and no meeting of any such members, manager(s), or committees has been held for which minutes have not been prepared and are not contained in such minute books.

   7.6   Assets. CSGC has good title to all Acquired Assets free and clear
         ------
of all Liens, except liens for current taxes not yet due. Prior to Closing, CSGC will provide any and all true and correct copies of instruments by which CSGC holds property and interests, all contracts, all insurance policies, opinions, abstracts, and surveys in the possession of CSGC and relating to such the ownership or contractual rights to the Acquired Assets. The Acquired
Assets, together with the services of the Transferred Employees, comprise all assets and services required for the continued conduct of the Business as now being conducted. Except for Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any Person other than CSGC that will not be leased or licensed to CSGC under valid, current leases or license arrangements. The Acquired Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are currently used or are held for use, and none of the Acquired Assets or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

   7.7   Contracts. SCHEDULE 7.7 contains a complete and correct list of
         ---------
all agreements, contracts, commitments, leases, instruments, arrangements and other documents which have been made available for review by IOTI, together with all amendments thereto, and accurate descriptions of all oral contracts. There are no other agreements, contracts, commitments, leases, arrangements and other documents by which any of the Acquired Assets are bound or affected or to which IOTI or Shareholders are a party or bound in connection with the Business or its Assets. To the Best of CSGC's Knowledge there does not exist under any contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or default on the part of CSGC. Neither CSGC nor any Shareholder has outstanding any power of attorney relating to the Business.

   7.8   No Undisclosed Liabilities. Except to the extent reflected or
         --------------------------
reserved against in the Balance Sheets (including the notes thereto), or incurred subsequent to the date thereof and disclosed in SCHEDULE 7.8 or elsewhere in this Agreement (including the Schedules hereto) and except for unsecured current obligations and liabilities incurred in the ordinary and usual course of the Business and which are not materially adverse to the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of CSGC, CSGC does not have any material outstanding indebtedness or any material liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise) in respect of which IOTI or CSGC may be liable on or after the completion of the transactions contemplated by this Agreement. None of the CSGC employees are now or will by the passage of time become entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date except as disclosed on the Balance Sheets or in SCHEDULE 7.8.

   7.9   Taxes.
         -----

       7.9.1 CSGC has filed or caused to be filed, on a timely basis since inception, all federal, state, municipal or local tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable legal requirements. CSGC has delivered or made available to IOTI copies of, and SCHEDULE 7.9 contains a complete and accurate list of, all such tax returns relating to income or franchise taxes filed from the date of formation through March 31, 1999 and a complete list of audits of all tax returns. CSGC has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by CSGC, except such taxes, if any, as are listed in SCHEDULE 7.9 and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheets.

       7.9.2 Except as described in SCHEDULE 7.9, CSGC has not been given nor has CSGC requested waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes for which CSGC may be liable.

       7.9.3 All tax returns filed by (including any on a consolidated basis) CSGC are true, correct, and complete.

   7.10  Business Carried On in Ordinary Course. The Business has been
         --------------------------------------
carried on in the ordinary and usual course since the date of the Balance Sheet and to the Best of CSGC's Knowledge there has been no change in the affairs, business, prospects, operations or condition of the Business, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor problem, flood, drought, riot, storm, act of God or otherwise, except changes occurring in the ordinary and usual course of the Business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Corporation.

   7.11  Litigation and Claims. There is no suit, action, litigation,
         ---------------------
labor grievance or complaint, investigation, (including, without limitation, investigations under human rights or health and safety legislation) or administrative, governmental, arbitration or other proceeding (whether or not purportedly on behalf of CSGC), including without limitation appeals and applications for review, in progress, or to the best knowledge and belief of CSGC (after due inquiry from the Shareholders), pending or threatened against or relating to CSGC, or affecting its respective properties or the Business, or affecting the Acquired Assets, or affecting the right of CSGC to enter into this Agreement or perform CSGC's obligations hereunder.

   7.12  Accounts Receivable. All accounts receivable of CSGC that are
         -------------------
reflected on SCHEDULE 7.12 or on the Balance Sheets or accounting records of CSGC, (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually per-formed in the ordinary course of business, as of the date of execution of this Agreement. Except as reflected on SCHEDULE 7.12, to the Best of CSGC's Knowledge, each of the Accounts Receivable either has been or should be collected in full, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than arising in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

   7.13  Compliance with Law. To the Best of CSGC's Knowledge, CSGC is, as
         -------------------
of the date of execution of this Agreement, and will be as of the Closing Date, in full compliance with any applicable law, ordinance, or regulation that is or was applicable to CSGC or to the conduct or operation of their business or the ownership or use of any of their assets. CSGC has not received any notice or other communications whether oral or written from any governmental body or any other person regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable law, or (b) any actual, alleged, possible, or potential obligation on the part of any CSGC Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

   7.14  Intellectual Property.
         ----------------------

       7.14.1 There are neither any royalty payments or license fees payable to CSGC or by CSGC, or other agreements to which CSGC is a party or by which CSGC is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which CSGC is the licensee. There are no outstanding and, to the Best of CSGC's Knowledge, no threatened disputes or disagreements with respect to any such agreement. CSGC has not received notice that, and to the Best of CSGC's Knowledge, the conduct of the Business is not infringing any patent, trade mark, trade name, copyright, proprietary or similar right, domestic or foreign, of any other person, firm or corporation.

      7.14.2 To the Best of CSGC's Knowledge, the intellectual property assets are all those necessary for the operation of CSGC's businesses as they are currently conducted in the business plan disclosed to IOTI. CSGC is the owners of all right, title, and interest in and to each of the intellectual property assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party of the intellectual property assets.

   7.15  Leases. CSGC is not a party to or bound by any leases or licenses
         ------
of real property or agreements in the nature of leases or licenses of real property, either as lessor or lessee, or agreements to enter into such leases or licenses, other than those referred to in SCHEDULE 7.7 (in which is specified the parties, their dates of execution and expiry dates, any options to renew, the location of any leased or licensed lands or premises and the rental payments thereunder) and except as set forth in the agreements or under Nevada law all interests held by CSGC as lessor, lessee, licensor or licensee under such leases, licenses or agreements and to the knowledge and belief of CSGC, are free and clear of any and all mortgages, security interest, charges, adverse claims, rights, pledges, demands, liens, title retention agreements and other encumbrances of any nature or kind whatsoever. All rental and other payments required to be paid by CSGC pursuant to such leases, licenses or agreements have been duly paid and CSGC is not otherwise in default in meeting its obligations under any such leases, licenses or agreements. To the Best of CSGC's Knowledge, there are no events or circumstances which could give rise to such parties claiming default by CSGC under such leases, licenses or agreements. No consent of any parties to such leases, licenses or agreements (other than CSGC) is required by reason of the transactions contemplated hereby nor will such transactions impose any more onerous obligations on CSGC under such leases, licenses or agreements.

   7.16  Full Disclosure. To the Best of CSGC's Knowledge, no
         ---------------
representation or warranty of CSGC in this Agreement contains any untrue statement or omits to state a material fact. To the Best of CSGC's Knowledge, CSGC has disclosed and made available to IOTI all information relating to or otherwise in connection with the use and operation of the properties or assets used in or held for use in connection with the Business.

   7.17  Employees and Employment Contracts. There are set forth in
         ----------------------------------
SCHEDULE 7.17 the names and titles of all the directors and officers of CSGC, and of all personnel employed or engaged in the Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held. Except as disclosed on SCHEDULE 7.17, CSGC does not have any written contracts of employment entered into with any employees employed by CSGC, any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law, any management, any employee benefit, bonus, deferred compensation, profit sharing, severance, termination, change of control, stock option, stock appreciation, stock purchase or other similar agreement, plan or arrangement, whether written or unwritten that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the Business. All vacation pay, bonuses, commissions and other forms of compensation for employees of CSGC have been disclosed on SCHEDULE 7.17.

   7.18  No Guarantees. CSGC has not given or agreed to give, or are a
         -------------
party or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which CSGC or the Business is or is contingently responsible for such indebtedness or other obligations.

   7.19   Brokers or Finders. CSGC has incurred no obligation or liability
       -------------------
contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and the transactions contemplated thereby.

   7.20  Bank Accounts. There is set forth in SCHEDULE 7.20 the name of
         -------------
each bank or other depository in which CSGC maintains any bank account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto.

   7.21  Insurance. CSGC maintains such policies of insurance, issued by
         ---------
responsible insurers, as are appropriate to its Business, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. SCHEDULE 7.21 lists all such policies together with worker's compensation coverages presently maintained by CSGC together with a brief description of each such policy including the types of policy, name of insurer, coverage limits, expiration dates and annual premiums. All such policies of insurance are in full force and effect and CSGC is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy and have not failed to give any notice or present any claim under any such insurance policy in due and timely fashion. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under or with respect to any such policy has been received by CSGC. CSGC has no knowledge (after due enquiry from the Shareholders) of any circumstances or occurrences which might form the basis of a material increase in premiums.

   7.22  Changes to Technology. As of the Closing Date, there are no new
         ---------------------
technological developments of which CSGC has any knowledge which might have an adverse effect on the Business or its operations or which might require substantial new capital investment by CSGC in the Business, provided that CSGC make no representation or warranty with respect to disruptions to the Business caused by what is commonly referred to as the "Y2K Problem."

8.0   CONDITIONS PRECEDENT TO THE PERFORMANCE BY CSGC AND IOTI OF THEIR
      -----------------------------------------------------------------
      OBLIGATIONS UNDER THIS AGREEMENT
      --------------------------------


   8.1   CSGC's Conditions. The obligation of CSGC to complete the purchase
         -----------------
of the Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of CSGC and may be waived by CSGC in whole or in part):

   (a)   Truth and Accuracy of Representations of IOTI at Closing Time. All
         -------------------------------------------------------------
of the representations and warranties made in or pursuant to this Agreement (including the Schedules hereto) or in agreement, certificate or other document delivered or given pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Section 6.0, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

   (b)   Performance of Obligations. IOTI shall have complied with and
         --------------------------
performed in all respects its obligations, covenants and agreements herein.

   (c)   No Material Adverse Effect. No event, occurrence, fact, condition,
         --------------------------
change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a material adverse effect to the Business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Business.

   8.2   Non-Performance of Conditions for the Benefit of CSGC. In the event
         -----------------------------------------------------
that any of the conditions set forth in Section 8.1 shall not be fulfilled and/ or performed at or before the Closing Time, CSGC may terminate this Agreement by notice in writing to IOTI, and CSGC shall thereupon be released from all obligations under this Agreement and IOTI shall also be released from all obligations under this Agreement, provided any of the conditions may be waived in whole or in part by CSGC at any time without prejudice to its right of termination in the event of a non-fulfillment and/or non-performance of any other condition or conditions, any such waiver to be binding upon CSGC only if the same is in writing.

   8.3   Acceptance of Notice of Non-Fulfillment. CSGC covenants and agrees
         ---------------------------------------
that in the event that at the Closing Time, any condition or conditions for the benefit of CSGC set out in this Section 8.0 have not been fulfilled and/or performed to the reasonable satisfaction of CSGC and such condition or conditions is or are not reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by IOTI, and IOTI has, at or prior to the Closing Time, made complete and accurate disclosure in writing, referring specifically to the provisions of this Section 7.3 to CSGC of the facts relating to its failure to fulfill and/or perform such condition or conditions, and CSGC elects to complete the purchase and sale of the Acquired Assets, except as otherwise agreed by CSGC and IOTI, IOTI shall not be liable to CSGC hereunder for breach of any covenant, representation or warranty in respect of the matter so disclosed.

   8.4   IOTI's Conditions. The obligation of IOTI to complete the sale of
         -----------------
the Acquired Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of IOTI and may be waived by IOTI in whole or in part):

   (a)   Truth and Accuracy of Representations of CSGC at Closing Time. All
         -------------------------------------------------------------
of the representations and warranties of CSGC made in or pursuant to this Agreement (including the Schedules hereto) or in agreement, certificate or other document delivered or given pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Section 7.0, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

9.0   COVENANTS OF CSGC AND IOTI
      --------------------------

   9.1   Covenants of IOTI. IOTI covenants and agrees that IOTI shall do
         -----------------
the following:

(a)   Conduct Business in Ordinary Course. Except as otherwise contemplated
      -----------------------------------
or permitted by this Agreement, the Shareholders shall cause IOTI during the period from the date of this Agreement to the Closing Time, to conduct the Business in the ordinary and usual course thereto and not, without the prior written consent of CSGC, to enter into any transaction or do any thing which, if effected before the date of this Agreement, would constitute or would cause a material breach of the covenants, representations and warranties contained herein. On Closing, IOTI shall provide CSGC with updated management prepared financial statements as of August 25, 1999, which shall comprehensively reflect all material changes and the financial position of IOTI from the date of the Balance Sheets up to the date of this Agreement. IOTI acknowledges its obligation to provide CSGC with financial statements to the Closing Date, to be provided as soon as possible but in no event later than 30 days thereafter.

(b)   Investigations. The Shareholders shall cause IOTI to permit CSGC and
      --------------
its employees, agents, counsel and accountants or other representatives, between the date hereof and the Closing Time, without interference to the ordinary conduct of the Business, to have free and unrestricted access during normal business hours to the premises and personnel of IOTI, to all the books, accounts, records and other data of IOTI (including, without limitation, all Organizational Documents, Intellectual Property, corporate, accounting and tax records, guarantees, agreements, title documentation, surveys, minute books, share certificate books, tax returns and related correspondence, and financial statements of IOTI) and to the properties and assets of IOTI, and to furnish to CSGC such financial and operating data and other information with respect to the Business, legal condition, properties and assets of IOTI as CSGC shall from time to time consider necessary or desirable to enable confirmation of the matters represented, warranted and covenanted herein. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of CSGC shall be afforded ample opportunity to make a full investigation of all aspects of the financial affairs of IOTI.

No investigations made by or on behalf of CSGC at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by IOTI herein or in any agreement, certificate or any other document delivered or given pursuant to this Agreement.

(c)   Correctness of Representations and Warranties. The Shareholders and
      ---------------------------------------------
IOTI shall cause each of the covenants, representations and warranties of IOTI contained herein, including, without limitation, Section 6.0, to remain true and correct until and at each of the Closing Date and the Closing Time.

(d)   Continue Insurance. The Shareholders and IOTI shall cause IOTI during
      ------------------
the period from the date of this Agreement to the Closing Time, to continue in force and effect, and to renew, when necessary, all existing policies of insurance presently maintained by IOTI and to give all notices and present all claims under all such policies of insurance in due and timely fashion and to promptly advise CSGC of any such claims.

(e)   Perform Obligations. The Shareholders and IOTI shall cause IOTI during
      -------------------
the period from the date of this Agreement to the Closing Time, to comply with all laws and other obligations affecting the operation of the Business and to pay all required taxes and tax installments, including without limitation, income, corporate, retail, excise and realty taxes.

(f)   Further Assurances. Each of IOTI and the Shareholders from time to time
      ------------------
after the Closing, at CSGC's request, will execute, acknowledge and deliver to CSGC such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as CSGC may reasonably require in order to better enable CSGC or CSGC to complete, perform or discharge any it duties hereunder.

(g)   No Encumbrances. Each Shareholder shall deliver to CSGC all right,
      ---------------
title and interest in IOTI Shares, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, demands, rights and other encumbrances of any nature or kind.

(h)   No Solicitation. Until the Closing Date, none of the Shareholders or
      ---------------
IOTI, any of their affiliates or any person acting on their behalf shall solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of the IOTI Shares or of any properties or assets held for use in connection with the conduct of the Business.

(i)   Non-Public Information; Public Announcements. Until the Closing Date,
      --------------------------------------------
none of the Shareholders or IOTI, any of their affiliates or any person acting on their behalf shall furnish or cause to be furnished any non-public information concerning the Business or this Agreement to any Person (other than CSGC and its agents and representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to CSGC. Except as required by applicable law, IOTI shall not, and they shall not permit any of their affiliates or any person acting on their behalf to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of CSGC.

(j)   Shareholder Employment Agreements. The Shareholders and IOTI shall
      ---------------------------------
deliver and cause to be delivered to CSGC at the Closing Time executed Employment Agreements with Creekside Consultants, Inc., Laura Rachiele d.b.a. Lasting Results, Greg Patton, Clarence Joy, Clifford Sweeney, Robert Baziuk, and Kelly O'Shea ("IOTI Employees"). As consideration for these Employment Agreements, IOTI Employees and IOTI agree that each party will not compete or participate, whether as an owner, shareholder, partner, consultant, entrepreneur, employee, or otherwise, or knowingly cause or enable any other person or entity to compete, in any business related to the Business currently operated by IOTI or the post-acquisition business of CSGC within any area where CSGC is operating its business or plan to operate, for a period of two (2) years from the last date of employment.

(k)   Board and Shareholder Approval. IOTI shall obtain the adoption and
      ------------------------------
approval of this Agreement and the transactions contemplated thereby from its Board of Directors at a meeting duly called, noticed and held for such purpose or as otherwise required by Nevada Law.

   9.2   Covenants of CSGC. CSGC covenants and agrees that CSGC shall do
         -----------------
the following:

(a)   Confidentiality. In the event of the termination of this Agreement
      ---------------
without consummation of the transactions contemplated hereby, CSGC will use its best efforts to keep confidential any Confidential Information (unless in the public domain) obtained from IOTI. If this Agreement is so terminated, promptly after such termination, all documents, working papers and other written material obtained from one party in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the party which provided such material or, in lieu thereof, a certificate in writing confirming that the Confidential Information in question has been destroyed.

(b)   Correctness of Representations and Warranties. CSGC shall cause each of
      ---------------------------------------------
the covenants, representations and warranties of CSGC contained herein, including, without limitation, Section 7.0, to remain true and correct until and at each of the Closing Date and the Closing Time.

(c)   Board Approval. CSGC shall obtain the ratification, adoption and
      ---------------
approval of this Agreement and the stock issuances and transactions contemplated thereby from its board of directors, at a meeting duly called, noticed and held for such purpose or as otherwise required by Nevada Law.

(d)   Shareholder Employment Agreements. CSGC shall assume the employment
      ---------------------------------
agreements between IOTI and Creekside Consultants Inc., Laura Rachiele d.b.a. Lasting Results, Greg Patton, Clarence Joy, Clifford Sweeney, Robert Baziuk and Kelly O'Shea (the "IOTI" Employees") in their current forms and IOTI shall take such steps as necessary to assign such agreements to CSGC as may be required to effect a complete assumption. Under the terms of the Employment Agreements, the IOTI Employees are to receive an indeterminate number of shares of common stock. Upon the Closing Date and within ninety (90) days thereafter, CSGC will take such steps as necessary to award options pursuant to the terms of the 1999 Stock Option Plan of CSGC to each of these IOTI Employees, on terms consistent with their respective employment agreements.

In consideration for these Employment Agreements, IOTI Employees agree that each party will not compete or participate, whether as an owner, shareholder, partner, consultant, entrepreneur, employee, or otherwise, or knowingly cause or enable any other person or entity to compete, in any business related to the Business currently operated by IOTI or the post-acquisition business of CSGC within any area in the United States where CSGC is operating its business or plans to operate, for a period of two (2) years from the last date of employment.

(e)   Transferred Employees Employment Agreements. Effective as of the Closing
      -------------------------------------------
Date, CSGC shall offer employment to those employees set forth on SHEDULE 6.18, who are employed by IOTI principally in the operation of the Business at wage or salary levels. CSGC shall honor all salaries and incentive plans of current
IOTI employees as set forth on SCHEDULE 6.18. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to in this Agreement as the "TRANSFERRED EMPLOYEES." Effective as of the Closing

Date, CSGC shall assume the liability of IOTI in respect of the Transferred Employees for accrued but unpaid salaries, wages, vacation and sick pay, but only to the extent the liability is reflected on SCHEDULE 6.18. CSGC agrees to hear any argument to increase the compensation of the Transferred Employees based on market value following the date of this agreement. All Transferred Employees' salaries will be reviewed within 90 days of the date of this agreement. Annual employee compensation reviews must at minimum reflect an adjustment for cost of living increases. If a change of venue from Nevada is required, employee compensation must be increased in relation to the cost of living increase with the change of venue. Employee options, if granted, will vest at an equal calendar quarterly rates over a four-year period beginning one year and ending five years from the date of this Agreement, and will expire five years and thirty days after the date of grant.

10.0  ADDITIONAL COVENANTS
      ---------------------

   10.1 Each of the Parties will cooperate with the other and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

   10.2 Each party will conduct its own due diligence review after the execution of this Agreement, and shall pay its own expenses, fees, and costs incurred in the preparation and performance of this Agreement.

   10.3 Any term of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, upon the authority of the board of directors or manager(s) of such party, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition hereof. Any of the terms or provisions of this Agreement may be amended or modified at anytime by mutual agreement in writing executed upon the sole authority of the board of directors or manager(s) of each party.

   10.4  Survival of Representations, Warranties and Covenants of IOTI. The
         -------------------------------------------------------------
representations, warranties and covenants of IOTI contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of CSGC, shall continue in full force and effect for the benefit of CSGC for a period of 1 year from the Closing Date, subject to Section 10.0.

   Notwithstanding the provisions of this Section or other provision of this Agreement or any of its schedules or exhibits, and regardless of any disclosure to CSGC, any liability of IOTI under this Agreement shall be limited to and shall not exceed the Purchase Price.

   10.5  Survival of Representations, Warranties and Covenants of CSGC.
         --------------------------------------------------------------
The covenants, representations, and warranties of CSGC contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of IOTI, shall continue in full force and effect for the benefit of IOTI for a period of 1 year from the Closing Date, subject to Section 10.0.

   10.6 This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations contained in this Agreement without the prior approval of the other Parties.

   10.7 IOTI, IOTI Shareholders and CSGC expressly agree and acknowledge that each Party has sought the advice of its own counsel at its own expense for the legality and tax effects of this transaction and is not relying on any representations or of the other party or their agents. Each Party agrees to hold the other harmless for any representations or comments with regards to the legality and tax effects of this transaction.

   10.8 This Agreement constitutes and contains the entire agreement of the Parties, and supersedes any and all prior negotiations, correspondence, understandings, letters of intent and agreements between the Parties.

   10.9 Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:

   If to IOTI, to the following address:

             Indexonly Technologies, Inc.
                   3410 Bryan Street
                Reno, Nevada 89503-1909
             Attn: Cliff Sweeney, President



   If to CSGC, to the following address,             with a copy to:

     Classic Golf Corporation                   Stephen Pidgeon, Attorney at Law
     789 Drake Street, Suite 1805               1411 Fourth Avenue, Suite 1022
     Vancouver, BC V6Z 2N7                      Seattle, Washington 98101
     Attn: Damian Loth

   If to Shareholders

     Indexonly Technologies, Inc.
     2538 Henning Drive, Suite 217
     Burnaby, British Columbia V6Z 1N7

   Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

  10.10 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

  10.11 With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

  10.12 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

  10.13 This Agreement shall be construed in accordance with its terms and the laws of the State of Nevada.

  10.14 In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be awarded and receive from the non-prevailing party all costs and expenses, including all reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court, in the action and on appeal.

  10.15 In the event of breach or anticipatory breach of any provision of this Agreement, the Parties shall have only the right to damages, specific performance, and injunctive relief. Any Party shall be entitled to obtain injunctive relief against a threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

  10.16 The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.0  INDEMNIFICATION
      ---------------

   11.1  IOTI to Indemnify. Subject to the limitations set forth in
         -----------------
Section 11.3 below, IOTI covenants and agrees to indemnify and save harmless CSGC, its respective officers, directors, shareholders, lenders and affiliates, of and from:

(a) all debts, liabilities, contracts or engagements whatsoever, including any liabilities for federal, provincial, sales, excise, income, corporate or any other taxes of IOTI, existing at the Closing Time and not disclosed on or included in the Balance Sheets save and except those liabilities disclosed in this Agreement (including the Schedules hereto) or accruing or incurred subsequent to the date of the Balance Sheet in the ordinary course of the Business and none of which is materially adverse to the Business, or the operations, assets, properties or financial condition of IOTI;

(b) all contingent liabilities which IOTI become obligated to pay, existing at the Closing Time, not disclosed or reflected in the Balance Sheets or notes forming part of the Financial Statements or elsewhere in this Agreement (including the Schedules hereto);

(c) any assessment or reassessment for income, franchise or corporate tax, interest and/or penalties for any period up to and including the Closing Date for which no adequate reserve has been provided and disclosed or reflected in the Balance Sheets or notes forming part of the Financial Statements or elsewhere in this Agreement (including the Schedules hereto);

(d) any loss suffered by CSGC or the Business as a result of any breach of any representation, warranty or covenant of IOTI contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement;

(e) any claims by or liabilities to any Person with whom IOTI or its agents and affiliates have had discussions regarding the disposition of the Acquired Assets made or incurred in relation to or as a result of or in connection with the consummation of the transactions contemplated by this Agreement; and

(f) all claims, actions, causes of action, damages, losses, liabilities, demands, costs and expenses (including legal fees and costs) in respect of the foregoing.

   11.2 The liability of IOTI under this Section shall cease upon the expiration of the respective limitation periods set out in Section 10.4 unless IOTI shall have been given notice by CSGC of any claim hereunder pursuant to this Section prior to such date, in which event the limitation period shall not apply with respect to such claim.

   11.3 Limitations. IOTI shall not be obligated to make any payment to CSGC in respect of any amount payable by IOTI to either or both of them under this
Section 11.0 unless, and then only to the extent that, in the case of one payment, the amount exceeds $1,000, or in the event that the aggregate of such amounts exceeds $1,000. Notwithstanding the provisions of this Section or other provision of this Agreement or any of its schedules or exhibits, and regardless of any disclosure to CSGC, any liability of IOTI's under this Agreement shall be limited to and shall not exceed the Purchase Price.

   11.4  Nothing contained in this Agreement, including without limitation,
Section 10.4, shall limit the liability of IOTI to CSGC by reason of any fraudulent breach of representation or warranty contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, or limit the time within which a claim hereunder on account of such fraudulent breach may be made.

   11.5  Nothing contained in this Agreement, including without limitation,
Section 10.5, shall limit the liability of CSGC to IOTI by reason of any fraudulent breach of representation or warranty contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, or limit the time within which a claim hereunder on account of such fraudulent breach may be made.

   11.6  IOTI Shareholders to Indemnify. IOTI Shareholders covenant and
         ------------------------------
agree to indemnify and save harmless CSGC, its respective officers, directors, shareholders, members, of and from any loss suffered by CSGC or the Business as a result of any breach of any representation, warranty or covenant of IOTI Shareholders contained in this Agreement.

   11.7 Notwithstanding the provisions of this Section or other provision of this Agreement or any of its schedules or exhibits, and regardless of any disclosure to IOTI or the IOTI Shareholders, any liability of CSGC under this Agreement shall be limited to and shall not exceed the Purchase Price.

12.0  SIGNATURES
      ----------

   IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties.

         ("CSGC")                           ("IOTI")
Classic Golf Corporation          Indexonly Technologies, Inc.
   a Nevada corporation             a Nevada corporation


/s/ Damian Loth                        /s/ Cliff Sweeney
---------------                        -----------------
By: Damian Loth, President         By: Cliff Sweeney, President


/s/ Dion Cillars                       /s/ Maureen Berard
   ----------------                    ------------------
   Dion Cillars                        Em-Power Industries

/s/ Alistair Donaldson                 /s/ Cliff Sweeney
   ----------------------              -----------------
   Alistair Donaldson                  Cliff Sweeney

/s/ Ann Williams                       /s/ Freddy Fuller
   ----------------                    -----------------
   Hermes Trading                      Zen Management

/s/ Gail Johnston                      /s/ Patricia Cassidy
   -----------------                   --------------------
   Eros Trading Ltd                    Weymss Ltd

/s/ Jenny Tong                         /s/ Michael Connel
   --------------                      ------------------
   Sandford Capital Limited            Michael Connel

/s/ Norm Friend                        /s/ Clarence Joy
   ---------------                     ----------------
   Norm Friend                         Clarence Joy

/s/ Freddy Fuller                      /s/ Gerry Ghini
   -----------------                   ---------------
   Freddy Fuller                       GKS Corp

/s/ Damion Loth                        /s/ Neville Abreo
   ---------------                     -----------------
   Ocean Caf International             Neville Abreo

/s/ Neville Abreo                      /s/ Rene Pfander
   -----------------                   ----------------
   Corporate Finance Group             Rene Pfander

/s/ Ron Sutch                          /s/ Andrew Hammond
   -------------                       ------------------
   Ron Sutch                           Andrew Hammond

/s/ Wayne Hammond                      /s/ Cindy McWilliams
   -----------------                   --------------------
   Wayne Hammond                       Cindy McWilliams

/s/ Sharon Muche                       /s/ James Hume
   ----------------                    --------------
   Sharon Muche                        James Hume

/s/ Cynthia Goranson                   /s/ Larry Nierau
--------------------                   ----------------
   Cynthia Goranson                    Capital Square Holdings

/s/ Garth Olson                        /s/ Ken Parlee
   ---------------                     --------------
   Garth Olson                         Ken Parlee

/s/ Tom Tanton                         /s/ Bonnie Hume
   --------------                      ---------------
   Tom Tanton                          Bonnie Hume

/s/ Mike Makara                        /s/ Peter Gil
   ---------------                     -------------
   Mike Makara                         Peter Gil

/s/ Songbai Li                         /s/ Peter Ribeiro
   --------------                      -----------------
   Songbai Li                          Peter Ribeiro

/s/ B.W. Van Lieshout                  /s/ Todd Hiebert
   ---------------------               ----------------
   B. W. Van Lieshout                  Todd Hiebert

/s/ Murray Warner                      /s/ Gerald Hiebert
   -----------------                   ------------------
   Murray Warner                       Gerald Hiebert

/s/ Ian Patton
   --------------
   Ian Patton

Exhibit 10.2

                               Exhibit 10.2


                      INDEXONLY TECHNOLOGIES, INC.
                         1999 STOCK OPTION PLAN

                    I.  ESTABLISHMENT OF THE 1999 PLAN

Indexonly Technologies, Inc. (hereinafter called the "Company") hereby establishes the 1999 Stock Option Plan (hereinafter called "1999 Plan") upon the terms and conditions hereinafter stated.

                       II.  PURPOSES OF THE 1999 PLAN

The purposes of the 1999 Plan are: (1) to encourage stock ownership by selected key employees and directors of the Company; (2) to provide an incentive for such employees to expand and improve the growth and prosperity of the Company and its Subsidiary Companies; (3) to assist the Company and its Subsidiary Companies in obtaining and retaining such employees and directors; and (4) to build a proprietary interest among the Company's Non-Employee Directors and thereby secure for the Company's shareholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success.

                               III.  DEFINITIONS

A. "Board" means the Board of Directors of the Company and includes the Executive Committee of the Board as to any matter in regard to which the Executive Committee may lawfully exercise the powers of the full Board.

B. "Capital Stock" means shares of the common stock of the Company.

C. "Code" means the Internal Revenue Code of 1986 (or any successor federal tax law) as from time to time amended.

D. "Committee" means with respect to all Options, the Compensation Committee or any successor committee or other committee established by the Board pursuant to
Article V(A) hereof, or the Board acting in lieu of the Compensation Committee or such other committee.

E. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

F. "Fair Market Value" means the fair market value of the shares of Capital Stock as determined by the Committee in its sole discretion, provided, however, that if the shares of Capital Stock are admitted to trading on national securities exchanges, the Fair Market Value on any date shall be the average of the high and low sale prices as reported in THE WALL STREET JOURNAL for the shares of Capital Stock on such date or on the last day preceding such date on which a sale was reported.

G. "Grantee" means an individual to whom an Option is granted under the 1999
Plan.

H. "Non-Employee Director" means a director of the Company who is not an employee of the Company or any Subsidiary Company.

I. "Option" means a right granted to purchase Capital Stock under the 1999
Plan. An Option may be either an Incentive Option or a Non-Qualifying Option (as both terms are defined in Article IV hereof).

J. "Retirement" means the voluntary termination of employment, of an employee of the Company or one of its subsidiary companies, who has accrued at least five
(5) years of credited service as defined in the Company's pension and health plans and who will be eligible for the payment of retirement benefits upon obtaining a certain age as defined by the pension plans of the Company. In the case of a Non-Employee Director, retirement means the termination of active participation as a member of the Board of Directors due to attainment of the mandatory retirement age as reflected in the AFLAC Incorporated Retirement Plan for Non- Employee Directors.

K. "Subsidiary Company" means a subsidiary of the Company that, at the time of granting the Option in question, meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

                              IV.  TYPES OF OPTION

The 1999 Plan provides for both:

A. "Incentive Options;" that is, options intended to qualify as "incentive stock options" under the provisions of Section 422 of the Code, and

B. "Non-Qualifying Options;" that is, non-qualified stock options that do not qualify as incentive stock options under the provisions of Section 422 of the Code.

                        V.  ADMINISTRATION OF THE 1999 PLAN

A. The 1999 Plan shall be administered by the Board of Directors of the Company ("the Board") and/or by a duly appointed committee or committees of the Board having such powers as shall be specified by the Board. The Committee shall be made up of not fewer than two directors of the Company who shall be appointed by and shall serve at the pleasure of the Board, each of whom shall meet all requirements for qualification as a "non-employee director" within the meaning of Rule 16b-3, promulgated under the Exchange Act ("Rule 16b-3") and shall meet the requirements for qualification as "outside directors" within the meaning of section 162(m) of the Code, in each case except as otherwise determined by the Board. All questions of interpretation of the 1999 Plan or of any Options granted under the 1999 Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the 1999 Plan, and/or any Option. Any subsequent references herein to the Board shall also mean the committee(s) if such committee(s) has been appointed.

B. The Board may grant Options under the 1999 Plan and shall have the authority, within the limitations of the 1999 Plan, to determine:

1. which of the eligible individuals will be granted Options under the 1999
Plan,

2. whether Incentive Options or Non-Qualifying Options are to be granted in a particular case,

3. the number of shares that may be purchased under each Option,

4. the Fair Market Value at the time of grant of the shares subject to each Option,

5. the exercise price to be paid for shares subject to Options, such exercise price to be determined in accordance with Article IX, and

6. the terms and provisions of individual option agreements (which need not be identical).

C. The Board shall also have the power to make all other determinations, and to establish any rules, regulations or policies consistent with the terms of the 1999 Plan, necessary or advisable for administering the 1999 Plan, including policies concerning whether interruption of service for military or public service, leaves of absence, temporary assignment to other employment, or similar reasons shall constitute a termination or interruption of employment for purposes of the 1999 Plan.

D. The decisions of the Board shall be final and binding. The date of Board action approving a grant of an Option shall be deemed the date of grant. No member of the Board shall be liable for any action taken, or determination made in good faith related to the 1999 Plan, and the Company shall indemnify, to the fullest extent permitted by law, any Board member for any expenses borne by him or her (including costs of any proceeding or threatened proceeding), or claim made against him or her, arising out of actions related to the 1999 Plan.

                                  VI.  ELIGIBILITY

The individuals to whom Options may be granted shall be full-time employees (including Directors who are employees) of the Company or of a Subsidiary Company. Pursuant to Article XIII hereof, awards shall be granted to Non-Employee Directors. The Board may grant other Options to additional individuals, independent advisors, consultants, and companies.

                        VII.  CAPITAL STOCK SUBJECT TO OPTION

The aggregate number of shares of Capital Stock that may be issued pursuant to Options granted under the 1999 Plan shall not exceed 15,000,000 shares, subject to adjustments as hereinafter provided in Article XIX. If an Option as to any shares is surrendered before exercise, or expires, or is canceled, surrendered, or otherwise terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of unpurchased shares covered thereby shall, unless the 1999 Plan shall have been terminated, again become available for the granting of Options under the 1999 Plan within the aggregate maximum stated above, without regard to whether the expired or terminated option was an Incentive Option or a Non-Qualifying Option.

                           VIII.  DURATION AND TERM OF PLAN

Subject to the other provisions of the 1999 Plan, all Options shall be granted, if at all, within three (3) years from the date the 1999 Plan is adopted by the Board. Termination of the 1999 Plan either by reason of this Article or Board resolution under Article XX shall not affect any Options previously granted and such Options shall remain in effect until they have been fully exercised, are surrendered or expire by their terms.

                                   IX.  EXERCISE PRICE

The price to be paid on exercise for each share of Capital Stock purchasable under any Option granted under the 1999 Plan shall not be less than the Fair Market Value, thereof at the time the Option is granted. In determining such Fair Market Value the Board shall comply with such rules and regulations as may be promulgated by the Internal Revenue Service for such determinations concerning "incentive stock options" as defined in Section 422 of the Code.

                           X.  TERMS AND CONDITIONS OF THE OPTIONS

Subject to the provisions of the 1999 Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Capital Stock that may be purchased under the Option, which number shall also be subject to adjustment as hereinafter provided in Article XIX, the option exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Option or as a Non-Qualifying Option, and all other terms and conditions of the Option not inconsistent with the 1999 Plan. Subject to the limitations of the 1999 Plan, as amended or modified from time to time, all Options granted under the 1999 Plan shall be evidenced by written stock option agreements specifying the number of shares of Capital Stock covered thereby, in such a form as the Board shall from time to time establish. The Board may condition the grant of any Option on execution by the Grantee of such written documents as it judges appropriate to evidence the Grantee's acceptance of such written stock option agreements, limits and conditions.

                         XI.  SPECIAL RULES FOR INCENTIVE OPTIONS

Notwithstanding any other provision of the 1999 Plan, in the case of any Incentive Option granted under the 1999 Plan:

A. The aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Capital Stock with respect to which Incentive Options (or other options qualifying as "incentive stock options" under Section 422 of the Code) are exercisable for the first time by the Grantee during each calendar year (under all option plans of the Company and its Subsidiary Companies) shall not exceed $100,000 as computed in accordance with Section 422 of the Code and the regulations thereunder.

B. If any Grantee disposes of shares of Capital Stock acquired on the exercise of an Incentive Option by sale or exchange either: 1. within two years after the date of the grant of the Option under which such shares were acquired, or 2. within one year after the transfer of the shares so acquired, such Option will no longer qualify for the favorable tax treatment provided to an "incentive stock option" (within the meaning of Section 422 of the Code). In such event, the Grantee shall promptly notify the Company of such disposition and of the amount realized and of the adjusted basis in such shares.

                    XII. EXERCISABILITY AND DURATION OF OPTIONS

A. Exercisability. Each Option shall be exercisable as to 33 1/3% of the shares of Capital Stock covered by the Option as of March 1, 2000, and an additional 33 1/3% of the shares of Capital Stock covered by the Option on each of March 1, 2001 and on March 1, 2002.

B. Duration of Exercisability. Unless an Option provides otherwise, the unexercised portion of any Option granted under the 1999 Plan shall automatically and without notice terminate and become null and void on the earliest to occur of the following:

1. Three years from the date of grant or the expiration of such shorter period of time as the Option may provide;

2.a. In the case of an Incentive Option, three months following the date of termination of the Grantee's employment with the Company, or 12 months in the case of:

(i) an employee who is disabled (within the meaning of Section 422(c)(6) of the Code) on the date of termination, or

(ii) an employee whose death occurs during his or her employment with the Company.

b. Unless an Option provides otherwise, Incentive Options not exercised prior to the dates specified in Article XII(B)(2)(a) remain exercisable until the date determined in accordance with Article XII(B)(1), but will not qualify for the favorable tax treatment provided for incentive stock options within the meaning of Section 422 of the Code.

                      XIII.  NON-EMPLOYEE DIRECTOR OPTIONS

Notwithstanding any of the other provisions of the 1999 Plan to the contrary, the provisions of this Article XIII shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Article XIII, the other provisions of the 1999 Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Article. For purposes of interpreting the applicable provisions of the 1999 Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company or its Subsidiary Companies.

A. General. Non-Employee Directors shall receive Non-Qualifying Options in accordance with this Article and may not be granted Incentive Options under the 1999 Plan. The purchase price per share of Capital Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Capital Stock on the date of grant. No Option agreement with any Non-Employee Director may alter the provisions of this Article, and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

B. Initial Grants. As of October 1, 1999, and October 1, 2001, each
Non-Employee Director as of such dates shall be granted automatically, without action by the Board, an Option to purchase 15,000 shares of Capital Stock. This clause is valid only if such Non-Employee Director has no other Company Options.

C. Grants to New Non-Employee Directors. Each Non-Employee Director who, after August 30, 1999, is elected to the Board for the first time by the stockholders of the Company at any special or annual meeting of stockholders or, if earlier, is appointed to the Board, will, at the time such Non-Employee Director is elected or appointed (as the case may be) and duly qualified, be granted as of said date automatically, without action by the Committee, an Option to purchase 15,000 shares of Capital Stock.

D. Vesting. Each Option shall be exercisable as to 33 1/3% of the shares of Capital Stock covered by the Option as of March 1, 2000, and an additional 33 1/3% of the shares of Capital Stock covered by the Option on March 1, 2001 and on March 1, 2002; provided, however, that upon a Non-Employee Director's cessation of service by reason of retirement, such Non-Employee Director's Option shall be 100% vested and immediately exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

E. Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall be for a term of 3 years. Upon the cessation of a Non-Employee Director's membership on the Board for any reason other than retirement, Options granted to such Non-Employee Director not then exercisable shall expire, and Options to the extent then exercisable may be exercised until the expiration of the respective terms of such Options. The Board may not provide for an extended exercise period beyond the periods set forth in this
Article XIII(E).

                              XIV. NON-ASSIGNABILITY

Options shall not be transferable by a Grantee except by transfers pursuant to domestic relations orders, by will or by the laws of descent and distribution, and during a Grantee's lifetime shall be exercisable only by such Grantee. In the case of transfers pursuant to domestic relations orders, due to the non-employment by the Company of such spouse, both ISO and NQ Options covered by such orders will not be surrendered to the Company, but will be amended by such orders and that the spouse's portion of such Options, which are covered by such Orders, will be treated as NQ Options, but will not be available for the withholding of shares for the payment of federal and state taxes as pursuant to
Article XV. Options that are transferred by will or by the laws of descent and distribution may be exercised after the Grantee's death only by his or her executors or administrators, or by the person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of the Grantee.

                              XV. PAYMENT FOR SHARES

A. Payment in full of the purchase price for the shares purchased pursuant to the exercise of any Option shall be made, in accordance with Article XVI, upon exercise of the Option. All shares sold under the 1999 Plan shall be fully paid and non-assessable.

B. The terms of any Option granted under the 1999 Plan (other than Options granted to Non-Employee Directors pursuant to Article XIII hereof), may, but need not, include an arrangement whereby the Grantee may, upon exercise of an Option, borrow all or an established part of the purchase price from the Company on such terms described in the Option agreement, consistent with applicable law or regulations, as the Board shall from time to time determine. The principal amount of any such loan shall bear interest at a rate such that there is neither a necessity to avoid "imputed interest" under Section 483 of the Code nor "foregone interest" under Section 7872 of the Code.

C. The terms of the Options granted to Non-Employee Directors pursuant to
Article XIII hereof shall permit Non-Employee Directors, upon exercise of their Options, to pay the purchase price by tender of shares of Capital Stock of the Company owned by such Non-Employee Directors. The terms of any Option granted under the 1999 Plan to any other Grantee, may, but need not, permit the Grantee, under procedures established by the Committee, upon exercise of an Option, to pay the purchase price by tender of shares of Capital Stock of the Company owned by the Grantee. In either case, the current Fair Market Value of the shares tendered as of the date of the Company's receipt of notice of exercise, given pursuant to Article XVI(A), shall be treated as payment of the corresponding amount of the purchase price of the shares being acquired under the Option.

D.   Subject to such rules as may be adopted by the Committee, a Grantee
(other than a Non-Employee Director) who will incur federal, state or local income tax liability as a result of the exercise of a Non-Qualifying Option may, at his or her option, elect to have the Company withhold, or to transfer to the Company, on the date that the amount of such tax liability is determined, shares of Capital Stock of the Company equal in market value to an amount not exceeding the maximum amount payable under federal, state and local marginal tax rates applicable to the Grantee and the particular Option exercise transaction. The election must be made on or before the date that the amount of tax to be withheld is determined. The value of the shares of Capital Stock to be withheld by, or transferred to, the Company shall be valued at Fair Market Value as of the date that the amount of the tax is determined.

                            XVI. MANNER OF EXERCISE

A. To exercise an Option granted under the 1999 Plan as to all or part of the shares covered thereby, a Grantee (or after his or her death, the person authorized to exercise the Option, as provided in Article XII) if unable to do so in person, shall deliver written notice of such exercise to the Company official designated by the Board (or, in the absence of such designation, to the Secretary of the Company). The notice shall identify the Option being exercised and specify the number of shares then being purchased. The date of receipt of such notice shall be deemed the date of exercise.

B. The notice of exercise shall be accompanied by payment of the amount of the aggregate purchase price of the shares being purchased under the Option being exercised in one of the following forms:

1. A check, wire transfer or money order payable to the order of the Company for such amount;

2. If the terms of the Option being exercised expressly permit borrowing from the Company for exercise of the Option, the Grantee's note for such amount, such note to include such terms, including terms related to time of payment and interest, and to be in such form, as is prescribed by the Board, consistent with the terms of the Option; or

3. If the terms of the Option being exercised expressly permit payment with shares of Capital Stock for exercise of the Option, tender of shares of Capital Stock of the Company with Fair Market Value on the date of exercise equal to or exceeding such amount, such tender to be made in conformity with the applicable terms of the Option and with such requirements as the Board may prescribe. In the case of an exercise of a Non-Qualifying Option, the tender of such shares may be performed by:

(a) The actual delivery of Capital Stock in certificate form, or in the case of the grantee being a registered shareholder of record holding, his or her shares in certificate form or deposited in the Dividend Reinvestment or Stock Purchase Plans of the Company, or

(b) the execution of a written and acknowledged statement of such ownership of said shares, whereby the exercise of the Option may be performed by a net issue transaction of the net new shares from the Option into the Capital Stock Transfer System of the Company.

C. The Board shall have full authority to direct the proper officers of the Company to issue or transfer shares of Capital Stock pursuant to the exercise of an Option granted under the 1999 Plan. As soon as practicable after its receipt of such notice and payment, the Company shall cause the shares so purchased to be issued to the Grantee or to the person authorized to exercise the Option after his or her death, as the case may be, and shall promptly thereafter cause one or more certificates for such shares to be delivered to such Grantee or other person. The holding periods referred to in Article XI(B)(1) and (2) shall be measured from the date of issuance.

                       XVII.  VOTING AND DIVIDEND RIGHTS

No Grantee of any Option shall have any voting or dividend rights or any other rights of a stockholder in respect of any shares of Capital Stock covered by an Option prior to the time that his or her name is recorded on the Company's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

                  XVIII.  CONDITIONS ON GRANTEE'S SALE OF SHARES

A. Unless the Company has filed an effective Registration Statement pursuant to the Securities Act of 1933 covering the shares offered under the 1999 Plan, each Grantee purchasing shares shall be required to represent to the Company at that time that he or she is acquiring such shares for investment purposes and not with a view to their sale or distribution, and each certificate for such shares shall have printed or stamped thereon appropriate language, as determined by the Board, stating such restriction.

B. The Board may in its discretion require the Grantee, on any exercise of an Option granted hereunder or any portion thereof and as a condition to the Company's obligation to accept the notice of exercise and to deliver certificates representing the shares subject to exercise, to take such action as is, in its sole judgment, necessary or prudent to ensure that issuance of the shares of Capital Stock pursuant to exercise of the Option will be in compliance with applicable law.

                       XIX.  EFFECT OF CHANGE IN CAPITAL STOCK

The aggregate number of shares of Capital Stock available for Option under the 1999 Plan, the shares subject to any Option, the maximum number of shares subject to Options granted to any individual during any three consecutive year period pursuant to Article VII, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of shares of Capital Stock issued subsequent to the effective date of the 1999 Plan or the effective date of any shareholder-approved increase in the number of shares available for issuance under Options granted under the 1999 Plan, in either case, resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or other increases or decreases in such shares effected without receipt of consideration by the Company. A change in the number of shares, and/or a change in the price per share, subject to an Option shall also be made in order to reflect any reduction in the Fair Market Value of shares subject to an Option in any case in which

(a) such reduction arises on account of a "corporate transaction" as defined in Treasury Regulations Section 1.425-1(a)(1)(ii),

(b) the excess of the aggregate Fair Market Value (determined immediately after such corporate transaction) of the shares subject to the Option immediately after such change over the aggregate new Option exercise price of such shares is not more than the excess of the aggregate Fair Market Value of the shares subject to the Option immediately before the transaction over the aggregate former Option price of such shares,

(c) the ratio of the Option exercise price to the Fair Market Value of the stock subject to the Option immediately after the corporate transaction is not more favorable to the Grantee on a share-by-share comparison than the ratio of the old Option exercise price to the Fair Market Value of the stock subject to the Option immediately before such transaction,

(d) the Option after such change does not give the Grantee additional benefits that he or she did not have before such change, and

(e) in the case of an Incentive Option, such change does not constitute a modification of the Option within the meaning of Section 424 of the Code. If the Company or a Subsidiary Company issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies, the per share Option price, the date or dates of exercise and the other provisions of such Option shall be fixed by the Board so as to meet the requirements of that section.

                      XX.  AMENDMENT AND DISCONTINUANCE

The Board or the Compensation Committee established by the Board or any subsequent Committee appointed pursuant to Article V(A) hereof, by resolution, may terminate, suspend, amend or revise the 1999 Plan with respect to any shares of Capital Stock, as to which Options have not been granted, provided, however, that no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule. The Board or Committee may not, without the consent of the Grantee of an Option, alter or impair rights under any Option previously granted under the 1999 Plan except as expressly authorized herein.

                             XXI.  EMPLOYMENT RIGHTS

Neither the 1999 Plan, nor the grant of any Options hereunder, nor any action taken by the Board or any Committee in connection with the 1999 Plan, shall create any right on the part of any person to continue in the employ of (or as a director of) the Company or a Subsidiary Company, or affect the right of the Company to terminate a Grantee's employment (or directorship) at any time, subject to the provisions of law or any contract of employment between the Company and the Grantee.

                               XXII.  GOVERNING LAW

A. All references to a provision of a statute or regulation incorporate subsequent amendments and apply also to corresponding successor provisions, however denominated.

B. The 1999 Plan and all Options granted under the 1999 Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, except to the extent that federal law is controlling, and provided that the terms of the 1999 Plan and all Options granted under it shall be construed so as to qualify for exemption under Rule 16b-3 and, in the case of any Incentive Options, for treatment as an incentive stock option under Section 422 of the Code.

                        XXIII. CORPORATE REORGANIZATION

In the event of (a) a liquidation of the Company, (b) a reorganization, merger, or consolidation of the Company as a result of which the outstanding Capital Stock of the Company is changed into or exchanged for cash or property or securities not of the Company's issue, (c) a sale, exchange, or transfer of all or substantially all of the property of the Company, or one of its business units, to another person or corporation, or (d) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company by another person or corporation, the Board may, in its sole discretion, arrange with the surviving, continuing successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume the Company's rights and obligations under or substitute for such outstanding Options, the Board may, in its sole discretion, provide that any unexercised portion of the outstanding Options shall be fully exercisable as of a date prior to such corporate transaction, as the Board so determines. Any Options that are neither assumed or substituted for by the Acquiring Corporation in connection with the corporate transaction nor exercised as of the date of the corporate transaction shall terminate and cease to be outstanding effective as of the date of the consummation of the corporate transaction.

                       XXIV.  EFFECTIVE DATE OF THE PLAN

The 1999 Plan will become effective on August 30, 1999, the date of adoption by the Board of Directors, subject, however, to the approval by the Company's shareholders within twelve (12) months thereafter, such approval to be manifested by a vote sufficient to satisfy the federal tax requirements then in effect related to shareholder approval of stock option plans under the rules for incentive stock options and any stock exchange requirements, respectively.

Exhibit 10.3

                                 Exhibit 10.3

                              EMPLOYEE AGREEMENT
                           (TICK ONLY ONE BOX BELOW)
                         FULL TIME EMPLOYEE AGREEMENT
                         PART TIME EMPLOYEE AGREEMENT
BETWEEN:
--------

                MR. CLIFFORD SWEENEY
                (THE "EMPLOYEE")
                OF THE FIRST PART;

AND:
---

                INDEXONLY TECHNOLOGIES INC.
                ("INDEXONLY.COM")
                OF THE SECOND PART;

(The Employee and indexonly.com will hereinafter be collectively referred to as the "Parties")

A. indexonly.com hereby offers to employ the Employee as PRESIDENT. Upon acceptance of this offer, and in consideration of the Employee being employed by indexonly.com, the Employee hereby agrees to comply with all terms and conditions contained in this agreement and amendments thereto during the term of employment.

B.   TERMS OF EMPLOYMENT
     -------------------

1 .   The term of employment shall be on a month to month week basis unless otherwise agreed in writing and may be terminated by either the Employee or indexonly.com upon giving a minimum of one (1) months notice or such time or pay in lieu thereof as required by indexonly.com pursuant to the provisions of the Employment Standards Act (British Columbia) or equivalent legislation in the Province in which the Employee is employed.

2. During the term of employment and subject to the terms of this agreement, the Employee shall faithfully and diligently serve indexonly.com and use the Employee's best efforts to further the interests of indexonly.com and its customers, and to comply with all lawful instructions and directions of indexonly.com as may be in effect from time to time.

3. During the term of employment and subject to the terms of this agreement, the Employee shall devote the Employee's entire working time and attention to the Employee's responsibilities, to indexonly.com and its customers.

4. As indexonly.com only authorizes employees to purchase and use legal computer software, the Employee hereby undertakes that it will never load unauthorized (illegal) computer software on any computer operated by indexonly.com.

5. The terms of this agreement may only be altered in writing, signed by the Parties, and no omissions by either the Employee or indexonly.com to strictly enforce the terms of this agreement shall relieve the Parties from the obligations set forth in this agreement.

6. Nothing contained in this agreement shall be taken in any way to affect or impact the right of indexonly.com to, in its sole discretion, terminate this agreement for just cause without previous notice and without payment in lieu of notice. Without restricting the generality of the foregoing, just cause will include any breach by the Employee of the Employee's obligations pursuant to the terms of this agreement.

C.    CONFIDENTIALITY
      ---------------

The Employee hereby agrees to the following:

1. The Employee will be in a position to have access to and be entrusted with confidential information and trade secrets relating to the activities of indexonly.com and its customers as a result of the Employee's employment.

2. The improper use or disclosure of any such confidential information and trade secrets of indexonly.com would be detrimental to indexonly.com and its customers, and the right to maintain such confidential information and trade secrets constitutes a proprietary right, which indexonly.com is entitled to protect.

3. The Employee acknowledges and agrees that indexonly.com's methodology, operations and the manner in which such operations are conducted is unique and of extraordinary value, and as such it is necessary for indexonly.com to protect same, and a breach by the Employee of the confidentiality provisions of this agreement will cause indexonly.com irreparable damage.

4. To keep confidential all matters relating to the business or affairs of indexonly.com and its customers, which shall either directly or indirectly come to the Employee's knowledge.

5. To keep confidential and not to disclose any confidential information, trade secret, etc. acquired or developed by the Employee or any other employee or indexonly.com, including all information, methodology, systems, formats, etc. presently utilized by indexonly.com. The Employee shall disclose promptly to indexonly.com, in writing, all ideas, inventions and discoveries related to indexonly.com's business whether or not conceived or developed during working hours or on the business premises of indexonly.com. All ideas, inventions and discoveries relating to such business shall be the sole property of indexonly.com and indexonly.com shall have the exclusive right to any patents, copyrights, trademarks, licenses and other proprietary rights and protection which may be issued thereon or which may arise with respect thereto. The Employee shall, and does hereby assign to indexonly.com all the Employee's right, title and interest in and to patent, copyright, trademark, license or other proprietary right or protection which may be issued or which may arise based thereon.

6. Not to use, manufacture or sell any product or service which incorporates any information or trade secret, etc. of indexonly.com as a basis for the design or creation of any similar product or service, or for any other purpose, without indexonly.com's prior written consent.

7. Not to make copies of any specifications, plans, drawings, prototypes, models, documents, materials or other information appertaining or relating to the equipment or services manufactured or provided by indexonly.com or its customers, other than in the normal course of the execution of the Employee's obligations as an employee of indexonly.com. The Employee shall forthwith, upon demand by indexonly.com, return to indexonly.com all specifications, plans, drawings, prototypes, models, documents, materials or other information together with any copies thereof and any materials arising out of the foregoing, and shall not retain any copies thereof for any purpose.

8. The Employee agrees that indexonly.com would suffer irreparable damages as a result of the Employee breaching the terms of this agreement and that indexonly.com could not adequately be compensated for such damages by monetary award. Accordingly, in addition to any other rights or remedies it may have as a result of any such breach, indexonly.com shall be entitled, as a matter of right, to any injunction or other equitable relief to prevent the violation by the Employee of any of the provisions of this agreement.

9. All documents, records, note books, working papers, notes, memoranda and similar repositories, records or containers of the confidential information and trade secrets of indexonly.com made or compiled by the Employee at any time, or made available to the Employee during his or her employment by indexonly.com is the property of and belongs to indexonly.com and is held by the Employee in trust and solely for the benefit of indexonly.com to be delivered to indexonly.com upon the termination of Employee's employment or immediately at any time upon request by indexonly.com.

D. NON-COMPETITION PROVISION

1. During this agreement, and for six (6) months after the termination of this agreement, the Employee shall not, directly or indirectly, by means of any interest in or connection with any corporate or other entity, engage in business with or on behalf of or be connected in any manner with any other competing Internet search engine company. UNLESS such Internet search engine company is affiliated with Mr. Freddy Fuller.

E. REMUNERATION

Please refer to Schedule "A" attached for remuneration details.

F. VACATION

The Employee is entitled to a maximum of three (3) weeks paid vacation each year.

NOTE:
FOR BOTH "FULL TIME" AND "PART TIME" EMPLOYEES
During the Probationary Period, as described under (Section D - "Terms of Employment") of this agreement, the Employee is entitled to accumulate vacation days but is not entitled to take (or exercise) any vacation days.

The Parties hereto are in agreement with all terms and conditions as contained herein.

July 26/99            /s/Cliff Sweeney                  Cliff Sweeney
----------            -----------------                 -------------
Date                  Signature of Employee             Printed Name

July 26/99           /s/ Freddy Fuller                  Freddy Fuller
----------            -----------------                 -------------
Date                Signature of Authorized             Printed Name

                      Signatory of indexonly.com

Exhibit 10.4

                               Exhibit 10.4


                           CONSULTING AGREEMENT

THIS AGREEMENT made as of the lst day of July, 1999.
                              ---

BETWEEN:

INDEX ONLY TECHNOLOGIES INC,, doing business as "INDEXONLY.com" and having its head office at 2821 McBride Street, Abbotsford, B.C. V3G IH2.

            (hereinafter referred to as the "Company")
                        OF THE FIRST PART,
                                and

CREEKSIDE CONSULTANTS INC., dba "The Franchise Group", a corporation incorporated under the laws of the Province of British Columbia and having its head office at 1678 Plateau Crescent, Coquitlam, B.C. V3E 3B3
            (hereinafter referred to as the "Consultant")
                        OF THE SECOND PART.

   WHEREAS the Company is in the business of providing an Internet search engine and related services (the "Business");

   AND WHEREAS the Company is desirous of retaining the Consultant to provide consulting services in connection with the Business of the Company;

   AND WHEREAS the Consultant is desirous of providing such services to the Company, on the terms and subject to the conditions herein set out;

   NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

                    ARTICLE ONE - CONSULTING SERVICES

1.1 Retainer. The Company hereby agrees to retain the Consultant to provide the Company with consulting services including:

(a)   managerial services;
(b)   advising on sales, marketing and growth strategies;
(c)   research comparable business opportunities;
(d) develop marketing material to attract agents, and develop marketing material in general.
(e) development and delivery of training programs for licensed agents of the Company;
(f) train the Company's employees in the sale of regional and district licenses;
(g) develop documentation for the licensing of regional and district agents in conjunction with a lawyer retained by the Company and mutually agreed upon between the parties hereto, and such other consulting services as the Company and the Consultant may from time to time agree upon, (the "Services") and the Consultant hereby agrees to provide such Services to the Company.

1.2 Term of Agreement. This Agreement shall remain in full force and effect from July 1, 1999, to June 30, 2000, subject to earlier termination as hereinafter provided. This Agreement is capable of extension by mutual written agreement of the parties hereto.

1.3 Provision of services. The Services to be provided hereunder to the Company by the Consultant shall be provided by the Consultant. It is agreed and acknowledged that the Consultant may from time to time provide services to other persons, firms and Companies, provided that the Consultant shall at no time while this agreement remains in force provide ongoing consulting services to any competitor of the Company that is not an affiliate of the Company. It is acknowledged by the parties hereto that Jurock International Net shall not be considered a competitor of the Company and shall be specifically excluded from the provisions of this section 1.3.

1.4 Compensation. In consideration for the services rendered by the Consultant hereunder, the Company shall pay to the Consultant consulting fees (the "Consulting Fees") as set out below:

(a) the sum of four thousand ($4,000.00)dollars per month, including GST, for the term of the Agreement. The Consulting Fees shall be paid bimonthly, in arrears on the 15th day of each month and last business day of each month, and

(b) in the event that the Company shares are listed on a stock exchange either as an initial public offering, or the Company becomes a subsidiary of a company which is listed on a stock exchange, a minimum of 530,000 of the Company's common shares shall be issued directly from the Company's treasury, at no cost to the Consultant. Such common shares shall be transferred by the Company to the Consultant as soon as they become available. The Company covenants and agrees that any trading restrictions on such shares shall be no less favourable than shares issued or available to any principal of the Company and are subject to any pooling agreement which may be made between the founders and principals.

1.5 Amendments. It as acknowledged and agreed between the parties this Agreement may be amended prior to its expiration or termination to reflect any additional time commitment the Company. may require of the Consultant and/or to reflect the Company's increased ability to compensate the Consultant accordingly.

1.6 Invoicing. The Consultant shall provide the Company with invoices on a timely basis for the compensation referred to in 1.5 above, in accordance with the Company's standard compensation procedures.

1.7 Expenses. The Consultant shall be reimbursed from time to time for all reasonable out of pocket expenses, including travel costs, actually and properly incurred by the Consultant in connection with providing the Services hereunder. The Consultant shall furnish statements and vouchers to the Company for all such expenses.

1.8 Copyright. The Consultant by execution of this Agreement, assigns any copyright in materials prepared for the Company which may subsist in the Consultant to the Company absolutely and irrevocably. The Consultant waives any moral rights he may have in material provided to the Company. The Consultant covenants that any written material delivered to the Company will in no way violate any copyright of any third party.

1.9 Responsibility for Payments. During the term of this Agreement, the Consultant shall be responsible and will pay all applicable taxes, Canada Pension Plan and other withholding deductions and payments. The Consultant will also pay worker's compensation insurance coverage if applicable, and will make all applicable unemployment tax payments.

                          ARTICLE TWO -- COVENANTS

2.1 No Delegation of Services. The Consultant covenants and agrees with the Company that it shall not delegate performance of the Services to anyone without the prior written consent of the Company.

              ARTICLE THREE -- CONFIDENTIALITY AND NON-COMPETITION

3.1 Confidential Information. The Consultant covenants and agrees that he shall not disclose to anyone any confidential information with respect to the business or affairs of the Company except as may be necessary or desirable to further the business interests of the Company. This obligation shall survive the expiry or termination of this Agreement.

3.2 Return of Property. Upon expiry or termination of this Agreement the Consultant shall return to the Company any property, documentation, or confidential information which is the property of the Company.

3.3 Promotion of Company's Interests. The Consultant shall and will faithfully serve and use his best efforts to promote the interests of the Company, shall not use any information he may acquire with respect to the business and affairs of the Company or its affiliates for his own purposes or for any purposes other than those of the Company or its affiliates.

3.4 Non-Competition During this Agreement. During this Agreement and for one (1) year following the date of termination of this Agreement, the Contractor shall not,, directly or indirectly, by means of any interest in or connection with any corporate or other entity, engage in business with or on behalf of or be connected in any manner with any other competing Internet search engine company without the prior written approval of the Company which approval shall not be unreasonably withheld,

                         ARTICLE FOUR - TERMINATION

4.1 Termination of Agreement with Notice The Company may terminate this Agreement by giving the Consultant thirty (30) days' written notice or in lieu of such written notice by paying the Consultant a consulting fee equivalent to thirty (30) days of consulting, and any unpaid balance of common shares, as determined pursuant to Section 1.4 hereof. The Consultant may terminate this Agreement at any time by giving the Company thirty (30) days written notice. The obligations of the Consultant under this Agreement shall terminate upon the earlier of the Consultant ceasing to be retained by the Company or the termination of this Agreement by the Company or the Consultant.

4.2 The Company may, in its sole discretion, terminate this Agreement with cause, effective immediately, upon the Contractor breaching any of the material terms and conditions of this Agreement.

                           ARTICLE FIVE - CAPACITY

5.1 Capacity of Consultant. It is acknowledged by the parties hereto that the Consultant is being retained by the Company in the capacity of independent contractor and not as an employee of the Company. The Consultant and the Company acknowledge and agree that this Agreement does not create a partnership or joint venture between them.

                 ARTICLE SIX -- GENERAL CONTRACT PROVISIONS

6.1 Notices All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a) To the Company at:             2821 McBride Street, Abbotsford,
                                   B.C. V3G IH2

(b) To the Consultant at:          1678 Plateau Crescent, Coquitlam, B.C.
                                   V3E 3B3

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

   All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours -after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

6.2 Additional Conditions The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

6.3 Counterparts. Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

6.4 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement. This Agreement supersedes all previous communications, agreements and contracts between the parties.

6.6 Enurement. This Agreement shall enure to the benefit of and be binding upon- the parties and their respective legal personal representatives, heirs, executors, administrators or successors.

6.7 Assignment by the Consultant. This Agreement is personal to the Consultant and may not be assigned by the Consultant.

6.8 Assignment by Company. The Company shall have the right to assign its rights under the terms and conditions of this Agreement, provided that any such assignee is an affiliate of the Company.

6.9 Currency. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

6.10 Headings for Convenience Only. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

6.12 Gender. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual', a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

6.13 Prompt Review. The Company will be available and will perform a prompt review of any information that is pertinent to the timely completion of this Agreement.

6.14 Legislation Reference. Any reference in this Agreement to any law, bylaw, rule, legislation, order or act of any government, governmental body or other regulatory body shall be numbered as to reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

6.15 Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

6.16 Indemnity. The Consultant acknowledges and agrees that Company shall not be responsible or liable for any negligence, act or omission of the Consultant and the Consultant agrees to defend, indemnify and save the Company harmless from and against any and all claims, demands, losses, damages, costs, liabilities and expenses of whatever kind or character, on account of any actual or alleged loss, injury or damage to any person, firm or corporation or to any property, arising out of or in connection with the services rendered by the Consultant pursuant hereto.

IN WITNESS WHEREOF the parties have duly executed this Consulting Agreement this 26 day of June, 1999.
--

INDEX ONLY TECHNOLOGIES INC.
/s/ Cliff Sweeney
-----------------
Authorized Signing Officer
Cliff Sweeney
Print Name

CREEKSIDE CONSULTANTS INC.
/s/ Norman P. Friend
--------------------
Authorized Signing Officer
Print Name

                                    Exhibit 10.5

                                CONTRACTOR AGREEMENT
                         (For Independent Contractors Only)
                           (Excluding Sales Contractors)

   THIS AGREEMENT made the 5th day of October, 1999.

BETWEEN:

        David R. Manning, CA
        Mahatta Consulting Inc.
        932 Friar Crescent
        North Vancouver, B.C.
        V7G 1M7

        ("the Contractor")
                                                               OF THE FIRST PART

AND:

        Indexonly Canada Inc.
        #217-3823 Henning Drive
        Burnaby, B.C.  V5C 6P3
        ("Indexonly.com")
                                                              OF THE SECOND PART

(Collectively referred to as the "Parties")

A.   RECITALS
     --------

1. Indexonly Canada Inc. ("Indexonly.com") is in the business of providing an Internet search engine (the "Indexonly.com System") and related services.

2. Indexonly.com hereby offers the Contractor to enter into a relationship whereby the Contractor shall act as Chief Financial Officer on behalf of Indexonly.com with respect to the Indexonly.com System, on the terms and conditions hereinafter set forth. Note: Refer to "Obligations of the Contractor" for more detailed information.

   3. Upon acceptance of this offer, the Contractor hereby agrees to comply with all terms and conditions contained in this Agreement (the "Agreement").

B.   DEFINITIONS
     -----------

For the purposes of this Agreement, the following terms shall have the meanings hereby ascribed to them:

   a) "Customer" means any person or company who is a seller of goods or services and who becomes an advertiser or subscriber to the Indexonly.com System.

TERMS AND CONDITIONS OF THIS AGREEMENT

1.   Obligations of the Contractor
     -----------------------------

1.1   During the term of this Agreement the Contractor shall on the basis of
      (5) days per week:

  1. Act as a key member of the Management team providing a financial and business perspective on key operating a strategic decisions.
  2. Participate in the strategy development process (help set strategic direction, goals, objectives and action plans).
       Coordinate the corporate wide operating and capital budgeting and planning process.
      Assist in implementing the action plans.
  3. Work in the Management Team/President on acquisitions, manage the corporate finance function and the relationship with the bankers.
      Lead the financial evaluation and structuring of major acquisitions and transactions.

     Ensure retained earnings and excess operating capital are invested to provide the best possible balance of security and financial return for the Company. Review requests for capital expenditures for the Management Team/President and the Board. Ensure that all supporting documentation necessary for rationalizing capital expenditure decisions is made available. Advise management on the internal investment decisions that meet the target returns. Maintain and enhance positive relationships with bankers.
  4. Manage the relationship with the Board, with banks, analysts and capital markets.
      Enhance relationships with key people in debt and capital markets.
      Perform the corporate secretarial functions in conjunction with legal advisors.
      Ensure shareholders have access to all relevant information on a timely and accurate basis.
      Explain to analysts how current performance, new acquisitions and capital expenditures will move the Company toward its longer term financial targets and strategic objectives.
  5.  Oversee the integrity of the financial information of the Company.
      Review monthly Board packages, quarterly reports and annual reports.
      Lead and coach the Office Manager (assist) to ensure that the accounting systems generate timely and reliable divisional and consolidated financial information.
  6.  Provide support to the divisions.
      Work in cooperation with the other divisions within the Company to proactively solve problems, while respecting the concept of divisional autonomy.
  7. Supervise, coach and develop the Office Manager/assistant as it pertains only to financial matters.
  8.  Perform the risk management and corporate insurance function.
  9. Oversee tax planning and compliance initiatives with the assistance of external advisors.

1.2 During the term of this Agreement, the Contractor shall be responsible and will pay all applicable taxes, Canada Pension Plan and other withholding deductions and payments. The Contractor will also pay worker's compensation insurance coverage and will make all applicable unemployment tax payments.

2.   Term & Termination
     ------------------

     This Agreement shall become effective on the 5th day of October, 1999 and shall continue for a one year period, with automatic renewal upon expiration, or until terminated by either party to this Agreement with thirty
(30) calendar days prior written notice to the other party.

     Indexonly.com may, in its sole discretion, terminate this Agreement without notice or delay upon the Contractor breaching any of the terms and conditions of this Agreement.

3.   Relationship of the Contractor to Indexonly.com
     -----------------------------------------------

3.1 It is expressly agreed that the Contractor is not an employee of Indexonly.com for any purpose whatsoever, but is an independent contractor. Indexonly.com is interested only in the results obtained by the Contractor.

3.2 All liabilities that may be incurred by the Contractor in connection with payment by Indexonly.com to the Contractor, or in connection with the services which the Contractor renders pursuant to this Agreement, including but not limited to, Federal and Provincial Income Taxes, Canada Pension Plan payments and Unemployment Insurance Premiums, shall be borne wholly and completely by the Contractor, and Indexonly.com shall not be in any way responsible or liable therefore.

3.3 The Contractor does not have, nor shall it hold itself out as having, any right, power, or authority to create any contract or obligation, either expressed or implied, on behalf, in the name of, or binding upon Indexonly.com, or to pledge Indexonly.com's credit, or to extend credit in Indexonly.com's name unless Indexonly.com shall consent thereto in advance in writing.

3.4 The Contractor shall perform its duties in strict compliance with all applicable laws, rules and regulations of duly constituted government authorities and shall obtain all licenses, registrations or other approvals required by law in connection with the services to be rendered herein.

3.5 The Contractor is responsible for obtaining and maintaining, at all times, coverage as required by Workers' Compensation Legislation (if applicable in this Province).

4.   Confidentiality
     ---------------

4.1 The Contractor acknowledges that it shall be in a position to have access to, compile and be entrusted with confidential information and trade secrets, whether in writing or verbally, including but not limited to Indexonly.com's database, methodologies, training, procedures, systems, forms, manuals, specifications, plans, drawings, prototypes, models, bookkeeping and accounting procedures, methods of inventory and operation control, operations and the manner in which such operations are conducted, (hereinafter called "Confidential Information and Trade Secrets") relating to the activities and business of Indexonly.com, its customers and clients and the Indexonly.com System, and the Contractor acknowledges that it is obligated to keep the Confidential Information and Trade Secrets strictly confidential, during and after the duration of this Agreement.

4.2 The Contractor acknowledges and agrees that the improper use or disclosure of any such Confidential Information and Trade Secrets of Indexonly.com would be detrimental to Indexonly.com and its customers and clients, and the right to maintain such Confidential Information and Trade Secrets of Indexonly.com constitutes a proprietary right which Indexonly.com is entitled to protect.

4.3 The Contractor acknowledges and agrees that the Confidential Information and Trade Secrets of Indexonly.com, including without limitation Indexonly.com's database, methodology, operations and the manner in which such operations are conducted, are unique and of extraordinary value, and as such it is necessary for Indexonly.com to protect same, and a breach by the Contractor of the confidentiality provisions of this Agreement shall cause Indexonly.com irreparable damage.

4.4 The Contractor shall not use, manufacture or sell any product or service which incorporates any Confidential Information and Trade Secrets of Indexonly.com as a basis for the design or creation of any similar product or service, or for any other purpose, without Indexonly.com's prior written consent.

4.5 The Contractor shall not make copies of any of the Confidential Information and Trade Secrets of Indexonly.com or its clients, including without limitation specifications, plans, drawings, graphics, logo's, mascots, prototypes, models, documents, materials, and manuals other than in the normal course of the execution of the Contractor's obligations under this Agreement. The Contractor shall forthwith, upon termination of this Agreement or demand by Indexonly.com, immediately return to Indexonly.com all such Confidential Information and Trade Secrets of Indexonly.com together with any copies thereof and any materials arising out of the foregoing, and shall not retain any copies thereof for any purpose.

5.   Non-competition
     ---------------

5.1 During this Agreement and for one (1) year following the date of termination of this Agreement, the Contractor shall not, directly or indirectly, by means of any interest in or connection with any corporate or other entity, engage in business with or on behalf of or be connected in any manner with any other competing Internet search engine company.

5.2 During the twenty four (24) months following the date of expiration of termination of this Agreement, the Contractor shall not, directly or indirectly in any capacity whatsoever, alone or in association with any other entity, or as an employee, shareholder, director or any other entity, utilize or make available any of the training, forms, packaging, procedures, operational methods, etc. employed by Indexonly.com, without first obtaining the express written permission of Indexonly.com.

5.3 The Contractor acknowledges and agrees that the foregoing limits are reasonable and properly required for the adequate protection of the business of Indexonly.com, and in the event that any of the above limitations are deemed to be unreasonable by a court of competent jurisdiction, the Parties agree and submit to the alteration of any of the limitations as the court shall deem to be reasonable.

6.   Compensation
     ------------

Indexonly.com agrees to compensate the Contractor as per the compensation program in Schedule "A" which is attached to and forms part of this Agreement.

7.   Assignment
     ----------

7.1 Indexonly.com shall have the right to assign its interest in this Agreement and all of its rights and privileges hereunder to any other person, firm or corporation.

7.2 Neither this Agreement nor any rights or obligations of it shall be assigned, transferred, shared or divided by the Contractor in any manner without the prior written consent of Indexonly.com.

8.   Remedies of Indexonly.com
     -------------------------

   The Contractor agrees that Indexonly.com would suffer irreparable damages as a result of the Contractor breaching the terms of this Agreement and that Indexonly.com could not adequately be compensated for such damages by monetary award. Accordingly, the Contractor agrees that Indexonly.com, in addition to any other rights or remedies it may have as a result of any such breach, shall be entitled as a matter of right to any injunction or other equitable relief to prevent the violation by the Contractor of any of the provisions of this Agreement.

9.   Indemnity by the Contractor
     ---------------------------

   The Contractor acknowledges and agrees that Indexonly.com shall not be responsible or liable for any negligence, act or omission of the Contractor and the Contractor agrees to defend, indemnify and save Indexonly.com harmless from and against any and all claims, demands, losses, damages, costs, liabilities and expenses of whatever kind or character, on account of any actual or alleged loss, injury or damage to any person, firm or corporation or to any property, arising out of or in connection with the services rendered by the Contractor pursuant hereto.

10.   Waiver
      ------

10.1 The Parties agree that all restrictions in this Agreement are necessary and fundamental to the protection of the business of Indexonly.com and are reasonable and valid, and the Contractor hereby waives all defenses to the strict enforcement thereof by Indexonly.com.

10.2 Indexonly.com reserves the right, from time to time, and on more than one occasion, to waive any of the obligations imposed under this Agreement on the Contractor. No waiver by Indexonly.com of any breach of any of the covenants or conditions of this Agreement by the Contractor shall constitute a waiver by Indexonly.com of any prior, concurrent or subsequent of the same or any other covenant or condition.

11.   Governing Laws
      --------------

     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, which shall be deemed to be the proper law thereof.

12.   Severability
      ------------

   Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other separate and distinct covenants. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement, or any part thereof.

13.   Survival of Covenants
      ---------------------

   The covenants contained in this Agreement which, by their terms, require their performance by the Contractor after the expiration or other termination of this Agreement, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

14.   Entire Agreement
      ----------------

   The provisions herein (and Schedule "A" attached, if applicable) constitute the entire Agreement between the Parties and supersedes all previous communications, representations and agreements, whether verbal or written, between the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date and year first above written.

                                     Mahatta Consulting Inc.
                                     ------------------------------------------
                                     CONTRACTOR'S COMPANY NAME (PRINT)

                                     /S/ David R. Manning
                                     ------------------------------------------
                                     SIGNATURE OF THE CONTRACTOR

                                     David R. Manning
                                     ------------------------------------------
                                     NAME OF CONTRACTOR (PRINT)


                                     /S/ Cliff Sweeney
                                     ------------------------------------------
                                     SIGNATURE OF AUTHORIZED SIGNATORY OF
                                     Indexonly.com

                                     Cliff Sweeney
                                     ------------------------------------------
                                     NAME OF Indexonly.com REPRESENTATIVE(PRINT)

                            CONTRACTOR AGREEMENT

                               SCHEDULE "A"

COMPENSATION:

A) The Contractor hereby acknowledges that it understands and agrees with the following compensation arrangements.

B) Indexonly.com hereby agrees to pay to the Contractor, and the Contractor hereby agrees to accept the following remuneration for the duration of this
Agreement:

    Cash: Indexonly.com will pay $5,000 per month to the Contractor for the duration of this Agreement. Such payments will be made on the 15th and last day of each month, in arrears.

C) The Contractor hereby agrees to complete and remit Indexonly.com's standard compensation documentation, on a timely basis, in order to obtain its compensation.

D)   Termination of employment of consulting services

If the Agreement between employee/consultant and the Company is terminated, directly or indirectly, by reason of:

     1.   Corporate Reorganization;

     2.   Change of control of the Company by either:

          a.  Change of more than 49% of the Board of Directors;
          b. The acquisition of beneficial ownership of greater than 25% of the outstanding voting, shares of the Company by a person or group of persons acting together; or

     3.   Termination without cause,

all existing unvested options awarded or granted to the employee/consultant shall automatically vest effective the date of the award or the grant. In addition, one year's compensation, whether in salary, by wage, or in professional fees, shall become immediately due and payable to the employee/consultant. Notwithstanding any contrary language adopted by the Board of Directors, their committees, agents, or assigns, the options awarded or granted that are affected by this paragraph shall be exercisable for a minimum period of three years from the date of termination.

These obligations shall inure in every instance to any successor company, Board of Directors, or other control group of the Company, and the Company agrees to disclose this obligation to each such successor in due course.

     /S/ David R. Manning                           /S/ Cliff Sweeney
---------------------------------------  ---------------------------------------
   (Contractor's Signature)                    (Indexonly.com's Signature)


   Date:   October 5, 1999
        ----------------------------

Exhibit 10.6
                                       Exhibit 10.6

                                    EMPLOYEE AGREEMENT

                               (CHECK ONLY ONE BOX BELOW)
                               Full Time Employee Agreement


BETWEEN:
-------

       Michael Lightheart
       --------------------------------------------------------------
       Name

       c/o 75 - 3031 Williams Rd.
       --------------------------------------------------------------
       Address
       Richmond, B.C.  V7E 4E9
       --------------------------------------------------------------
       (The "Employee")


                                                              OF THE FIRST PART;

AND:
---

       Indexonly Canada Inc
       3823 Henning Drive, Suite 217
       Burnaby, B.C.
       V5C 6P3

       ("Indexonly.com")
                                                             OF THE SECOND PART;

(The Employee and Indexonly.com will hereinafter be collectively referred to as the "Parties")


   Indexonly.com hereby offers to employ the Employee as Chief Technical Officer. Upon acceptance of this offer, and in consideration of the Employee being employed by Indexonly.com, the Employee hereby agrees to comply with all terms and conditions contained in this agreement and amendments thereto during the term of employment.

A.   TERMS OF EMPLOYMENT
     -------------------

1. The term of employment shall be on a week to week basis unless otherwise agreed in writing and may be terminated by either the Employee or Indexonly.com upon giving a minimum of two (2) weeks notice or such time or pay in lieu thereof as required by Indexonly.com pursuant to the provisions of the Employment Standards Act (British Columbia) or equivalent legislation in the Province in which the Employee is employed.

2. The first three (3) months of employment shall be considered a probationary period, during which period the employment may be terminated by the Employee without notice or by Indexonly.com without prior notice or without just cause.

3. During the term of employment and subject to the terms of this agreement, the Employee shall faithfully and diligently serve Indexonly.com and use the

Employee's best efforts to further the interests of Indexonly.com and its customers, and to comply with all lawful instructions and directions of Indexonly.com as may be in effect from time to time.

4. During the term of employment and subject to the terms of this agreement, the Employee shall devote the Employee's entire working time and attention to the Employee's responsibilities, to Indexonly.com and its customers.

5. The Employee shall conduct business on Indexonly.com letterhead, unless and until first expressly directed or approved by the management of Indexonly.com.

6. As Indexonly.com only authorized employees to purchase and use legal computer software, the Employee hereby undertakes that it will never load unauthorized (illegal) computer software on any computer operated by Indexonly.com

7. The terms of this agreement may only be altered in writing, signed by the Parties, and no omissions by either the Employee or Indexonly.com to strictly enforce the terms of this agreement shall relieve the Parties from the obligation set forth in this agreement.

8. Nothing contained in this agreement shall be taken in any way to affect or impact the right of Indexonly.com to, in its sole discretion, terminate this agreement for just cause without previous notice and without payment in lieu of notice. Without restricting the generality of the foregoing, just cause will include any breach by the Employee of the Employee's obligations pursuant to the terms of this agreement.

C.   CONFIDENTIALITY
     ---------------

The Employee hereby agrees to the following:

1. The Employee will be in a position to have access to and be entrusted with confidential information and trade secrets relating to the activities of Indexonly.com and its customers as a result of the Employee's employment.

2. The improper use or disclosure of any such confidential information and trade secrets of Indexonly.com would be detrimental to Indexonly.com and its customers, and the right to maintain such confidential information and trade secrets constitutes a proprietary right, which Indexonly.com is entitled to protect.

3. The Employee acknowledges and agrees that Indexonly.com's methodology, operations and the manner in which such operations are conducted is unique and of extraordinary value, and as such it is necessary for Indexonly.com to protect same, and a breach by the Employee of the confidentiality provisions of this agreement will cause Indexonly.com irreparable damage.

4. To keep confidential all matters relating to the business or affairs of Indexonly.com and its customers which shall either directly or indirectly come to the Employee's knowledge.

5. To keep confidential and not to disclose any confidential information, trade secret, etc. acquired or developed by the Employee or any other employee or Indexonly.com, including all information, methodology, systems, formats, etc. presently utilized by Indexonly.com. The Employee shall disclose promptly to Indexonly.com, in writing, all ideas, inventions and discoveries related to Indexonly.com's business whether or not conceived or developed during working hours or on the business premises of Indexonly.com. All ideas, inventions and discoveries relating to such business shall be the sole property of Indexonly.com and Indexonly.com shall have the exclusive right to any patents, copyrights, trademarks, licenses and other proprietary rights and protection which may be issued thereon or which may arise with respect thereto. The Employee shall, and does hereby assign to Indexonly.com all the Employee's right, title and interest in and to patent, copyright, trademark, license or other proprietary right or protection which may be issued or which may arise based thereon.

6. Not to use, manufacture or sell any product or service which incorporates any information or trade secret, etc. of Indexonly.com as a basis for the design or creation of any similar product or service, or for any other purpose, without Indexonly.com's prior written consent.

7. Not to make copies of any specifications, plans, drawings, prototypes, models, documents, materials or other information appertaining or relating to the equipment or services manufactured or provided by Indexonly.com or its customers, other than in the normal course of the execution of the Employee's obligations as an employee of Indexonly.com. The Employee shall forthwith, upon demand by Indexonly.com, return to Indexonly.com all specifications, plans, drawings, prototypes, models, documents, materials or other information together with any copies thereof and any materials arising out of the foregoing, and shall not retain any copies thereof for any purpose.

8. The Employee agrees that Indexonly.com would suffer irreparable damages as a result of the Employee breaching the terms of this agreement and that Indexonly.com could not adequately be compensated for such damages by monetary award. Accordingly, in addition to any other rights or remedies it may have as a result of any such breach, Indexonly.com shall be entitled, as a matter of right, to any injunction or other equitable relief to prevent the violation by the Employee of any of the provisions of this agreement.

9. All documents, records, note books, working papers, notes, memoranda and similar repositories, records or containers of the confidential information and trade secrets of Indexonly.com made or compiled by the Employee at any time, or made available to the Employee during his or her employment by Indexonly.com is the property of and belongs to Indexonly.com and is held by the Employee in trust and solely for the benefit of Indexonly.com to be delivered to Indexonly.com upon the termination of Employee's employment or immediately at any time upon request by Indexonly.com.

D.   NON-COMPETITION PROVISION:
     ---------------------------

1. During this agreement and for one (1) year following the date of termination of this agreement, the Employee shall not, directly or indirectly, by means of any interest in or connection with any corporate or other entity, engage in business with or on behalf of or be connected in any manner with any other competing Internet search engine company.

2. During the twenty four (24) months following the date of expiration or termination of this agreement, the Employee shall not, directly or indirectly, in any capacity whatsoever, alone or in association with any other entity, or as an employee, shareholder, director or any other entity, utilize or make available any of the training, forms, packaging, procedures, operational methods, etc. employed by Indexonly.com, without first obtaining the express written permission of Indexonly.com.

E.   REMUNERATION:
     -------------

1.   Salary - $5,000.00 per month (net of applicable taxes, etc.)

2. Stock Options - the Board of Directors has agreed to award you a total amount of 300,000 stock options at US $1.00 per share. These stock options will be governed by the company's standard stock option agreement.

F.   VACATION:
     ---------

a) During the first year of employment with Indexonly.com, the Employee will be entitled to one day per month of paid vacation up to a maximum of ten days per year.

b) After twelve (12) consecutive months in the employ of Indexonly.com, the Employee is entitled to a maximum of two weeks paid vacation each year.

   c) After twenty-four (24) consecutive months in the employ of Indexonly.com, the Employee is entitled to a maximum of three weeks paid vacation each year.

   d) After one hundred and twenty (120) consecutive months in the employ of Indexonly.com, the Employee is entitled to a maximum of four weeks paid vacation each year.


NOTE:   During the Probationary Period, as described under (Section B -"Terms of Employment") of this agreement, the Employee is entitled to accumulate vacation days: but is not entitled to take (or exercise) any vacation days.

The Parties hereto are in agreement with all terms and conditions as contained herein.


January 6, 2000            /s/ Michael Lightheart        Michael Lightheart
------------------------   --------------------------    -----------------------
DATE                      SIGNATURE OF EMPLOYEE          PRINT



January 6, 2000           /s/ Cliff Sweeney              Cliff Sweeney
------------------------   --------------------------    -----------------------
DATE                      SIGNATURE OF AUTHORIZED        PRINT
                        SIGNATORY OF Indexonly.com

Exhibit 10.7

                                   Exhibit 10.7

DATE:   AUGUST 31, 1999
        ---------------

                                      LEASE

BETWEEN:   SARANGI & RODGER CONSULTANTS LTD. 101 - 4240 MANOR STREET
           BURNABY, BC
                                                 ("LANDLORD")
AND:
           INDEXONLY TECHNOLOGIES INC.
           217 - 3823 HENNING DRIVE
           BURNABY, BC
                                                 ("TENANT)

COMMENCEMENT DATE:   SEPTEMBER 1ST, 1999

TERMINATION DATE:    AUGUST 31ST, 2004

PREMISES:            217 - 3823 HENNING DRIVE, BURNABY, BC

THIS INDENTURE made as of the 31st day of August 1999.


            LANDLORD:   SARANGI & RODGERS CONSULTANTS LTD.

            TENANT:     INDEXONLY TECHNOLOGIES, INC.

PREMISES

1.00 Witnesseth that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed the Lessor doth demise and lease unto the Lessee ALL and SINGULAR those certain premises described in the first part of Schedule "N' annexed hereto (hereinafter referred to as the "demised premises") containing 4,028 square feet more or less and situate in Burnaby forming part of the building hereinafter referred to as the "building") known as 217 - 3823 Henning Drive the building being erected and situate upon the lands (hereinafter referred to as the "lands") more particularly described in the first (or Part 1) of Schedule "A" annexed hereto.

TERM

2.00 To have and to hold the demised premises for and during the term of FIVE
(5) years commencing on the FIRST (lst) day of September 1999 and ending on the THIRTY-FIRST (31st) day of August 2004.

RENT

3.00 Yielding and paying therefore yearly and every year during the said term unto the Lessor the sum of $60,420.00 of lawful money of Canada to be paid in advance in equal monthly installments of $5,035.00 on the FIRST (lst) day of each and every month during the said term to the Lessor, the first of such payments to be made on the FIRST (1st) day of September 1, 1999. If the said term commences on any day other than the FIRST (lst) or ends on any day other than the THIRTIETH (30th) day of a calendar month, rent for the fractions of a month at the commencement and at the end of the said term shall be adjusted pro rata.

DEPOSIT

3.01 Upon its execution of this Lease the Lessee shall deposit with the Lessor or its agent Re/Max Real Estate Services Ltd. the sum of $10,774.90 as a security for the performance by the Lessee of all the terms, covenants and conditions herein to be respectively paid, observed and performed by the Lessee and if the Lessee shall materially breach any of such terms, covenants or conditions the Lessor may at its option appropriate and apply the said deposit, or so much thereof as may be necessary, to compensate the Lessor for loss or damage suffered or sustained by the Lessor arising out of or in connection with such breach by the Lessee. Landlord to notify and provide Lessee an accounting of any sums deducted from the security deposit. In the event of a sale, transfer or assignment of this Lease by the Lessor, the Lessor may transfer this security deposit or so' much thereof as shall then remain to the Purchaser, transferee or assignee and thereupon the Lessor shall be freed and discharged -from any further liability in connection with @ this security deposit. Provided, however, that the Lessor shall apply so much of the said deposit as may be necessary (or, if the deposit is insufficient, so much thereof as shall then remain) to the installment(s) of rent due for the FIRST (lst) month of the term hereof. Within THIRTY (30) days of the termination of this Lease, the Lessor shall return to the Lessee any portion of the said deposit that has not been appropriated and applied as herein provided.

PAY RENT

4.00 The Lessee shall, during the said term, pay unto the Lessor the rent hereby reserved in the manner herein before mentioned.

BUSINESS, TAX, ETC.

4.01 The Lessee shall pay all business or other taxes from time-to-time levied in respect of the Lessee's use or occupation of the demised premises and/or the Lessee's machinery and equipment including penalties for late payment thereof.

EVIDENCE OF PAYMENT

4.02 The Lessee shall produce to the Lessor from time to time at the request of the

ACTS CONFLICTING WITH INSURANCE

4.03 The Lessee shall not do or permit to be done any act or thing which may render void or voidable or conflict with the requirements of any policy or policies of Insurance, including any regulations of Fire Insurance Underwriters or the applicable to such policy or policies, whereby the demised premises or the building are insured. If any such policy or policies is or are cancelled by reason of any act or omission of the Lessee, the Lessor shall have the right at its option to terminate this lease forthwith by giving notice of termination to the Lessee. If the premium to be paid in respect of any such policy is increased by any act or omission of the Lessee, the Lessee shall pay to the Lessor on demand the amount by which said premium shall be so increased.

NO NUISANCE

4.04 The Lessee shall not at any time during the said term, use, exercise or carry on or permit or suffer to be used, exercised or carried on, in or upon the demised premises or any part thereof any noxious or offensive art, trade, business, occupation or calling, and no act, matter or thing whatsoever shall at any time during the said term be done in or upon the demised premises or any part thereof which shall or may be used or grow to the annoyance, nuisance, damage or disturbance of the occupiers or owners of the said building or adjoining land and properties.

COMPLY WITH LAWS, ETC.

4.05 The Lessee shall comply promptly at its expense with all laws, ordinances, regulations, requirements and recommendations, which may be applicable to the Lessee or to the manner of use of the demised premises, of any and all federal, provincial, civic, municipal and other authorities or association of insurance underwriters or agents.

COMPLY WITH RULES AND REGULATIONS

4.06 The Lessee agrees that the regulations endorsed on this lease or attached hereto as Schedule "B" with such reasonable variations, modifications and additions as shall from time to time be made by the Lessor and delivered to the Lessee in writing and any other and further reasonable rules and regulations that may be made by the Lessor and delivered to the Lessee in writing shall be observed and performed by the Lessee and its agents, clerks, servants or employees and all such rules and regulations now in force or hereafter put in force shall be read as forming part of the terms and conditions of this Lease as if the same were embodied herein.

DAMAGE TO BUILDING OF LESSEE

4.07 The Lessee shall on demand reimburse the Lessor for costs incurred by the Lessor in making good any damage caused to the said building or any part thereof including the furnishings and amenities thereof as a result of the negligence of wilful act of the Lessee, its invitees, licensees, agents, servants, or employees.

NOTICE OF ACCIDENTS, DEFAULTS, ETC.

4.08 The Lessee shall give the Lessor prompt written notice of any damage to or defect in the heating and air conditioning apparatus, water pipes, telephone lines, electric light or other wires or other casualty.

ASSIGNING OR SUBLETTING

4.09.01 The Lessee shall not assign or sublet the demised premises or any part thereof without the prior consent in writing of the Lessor, which consent shall not be unreasonably withheld or delayed. Provided that the Lessee shall, at the time the Lessee shall request the consent of the Lessor.

4.09-02 In no event shall any assignment or subletting to which the Lessor may have consented release or relieve the Lessee from his obligations fully to perform all the terms, covenants and conditions of this lease on his part to be performed.

INDEMNITY OF LESSOR

4.10 The Lessee shall indemnify and save harmless the Lessor from any and all liabilities, damages, costs, claims, suits or actions growing out of.

(a) any breach, violation, or non-performance of any covenant, condition or agreement in this lease set forth and contained on the part of the Lessee, to be fulfilled, kept, observed and performed;

(b) any damage to property while said property shall be in or about the demised premises; and

(c) any injury to any licensee, invitee, agent or employee of the Lessee, including death resulting at any time therefrom, occurring in or about the demised premises and/or on the lands;

and this indemnity shall survive the expiry, or sooner determination of this lease.

LESSEE INSURANCE

4.11.01 The Lessee shall at its expense, provide and maintain in force during the term of this lease or of any renewal thereof,

(a) fire, extended coverage, and malicious damage insurance for the benefit of the Lessor and the Lessee, for the full replacement value of all leasehold improvements, fixtures and erections made on the demised premises by the Lessee;

(b) public liability insurance, for the benefit of the Lessor and the Lessee, in such reasonable amounts as may be required by the Lessor in respect of injury or death to one or more persons or property damage.

(c) the total of (a) and (b) to be not less than TWO MILLION ($2,000,000.00) DOLLARS.

4.11.02 All insurance shall be effected with insurers and brokers and upon terms and conditions reasonably satisfactory to the Lessor and the Lessee shall deliver to the Lessor proof of the existence thereof to the Lesson's satisfactionThe Landlord shall be added as additional insured to all policies required by the lease and that certified copies of the policies or certificates evidencing the coverages requested be delivered to the landlord at least 20 days prior to the renewal date of the policies.

4.11.03 All policies of insurance shall where possible contain a waiver of subrogation clause in favor of the Lessor and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the Lessor THIRTY (30) days' prior written notice thereof.

4.11.04 The Lessee agrees that if it does not provide or maintain in force such insurance, the Lessor may take out the necessary insurance and pay the premium therefor for periods of ONE (1) year at a time, and the Lessee shall pay to the Lessor as additional rent the amount of such premium immediately on demand.

4.11.05 In the event that both the Lessor and the Lessee have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Lessor and the balance, if any, to the settlement of the claim of the Lessee.

REPAIRS

4.13.01 The Lessee shall, during the said term, will and sufficiently repair, maintain, amend and keep the demised premises, with the appurtenances and all fixtures, in good and substantial repair when, where and so often as need shall be, reasonable wear and tear and damage by fire and other risks against which the Lessor is insured, and repairs to be done by the Lessor pursuant to clause
5.02 only excepted.


4.13.02 The Lessor and its agents with reasonable notice shall have the right at all reasonable times during the said term, to enter the demised premises to examine the condition thereof All want of reparation that upon such view may be found and that is the Lessee's responsibility pursuant to this Lease, shall be well and sufficiently repaired by the Lessee forthwith upon receipt by the Lessee of written notice from the Lessor requiring such repair.

USE OF PREMISES

4.14 The Lessee shall not use the demised premises nor allow the demised premises to be used for any other purpose than that for which the premises are hereby leased namely, office us6, computer related.

SIGNS

4.15 The Lessee shall not, without the Lessor's prior written consent, paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the building or visible from the outside of the building, or in any corridor, hallway, entrance or other public part of the said building Provided that the Lessor may prescribe a uniform pattern for identification signs for tenants to be placed on the outside of the main door leading into the demised premises. Provided that, at the request of the Lessee and at the Lessee's expense, the Lessor shall cause such a sign to be placed in position.

ALTERATIONS, ETC.

4.16.01 The Lessee shall not without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed, make any alterations, repairs or improvements to the demised premises. The Lessee shall submit to the Lessor detailed plans and specifications of any such work or installation when applying or consent and the Lessor reserves the right to recover from the Lessee the cost of having its architects or engineers examine such plans and specifications. The Lessor may require that any or all work to be done, or materials to be supplied hereunder shall be done or supplied by the Lessor's contractors on terms acceptable to Lessee acting reasonably and/or workmen or by contractors and/or workmen engaged by the Lessee but first approved by the Lessor. In any event, any or all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Lessee and shall be done and supplied and paid for in the manner accordingly such terms and conditions, if any, as the Lessor may prescribe. Any connection of apparatus to the electrical system other than a connection to an existing base receptacle or any connection of apparatus- to the plumbing lines shall be deemed to be an alteration within the meaning of this clause.

4.16.02 The Lessee covenants with the Lessor that the Lessee shall promptly pay all charges incurred by the Lessee for any work, materials or services that may be done, supplied or, performed in respect of the demised premises and shall forthwith discharge any liens at any time filed against and keep the lands and premises of which the demised premises form a part free from liens; and in the event that the Lessee fails to do so, the Lessor may, but shall be under no obligation to, pay in to Court the amount required to obtain a discharge of any such lien in the name of the Lessee and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Lessee to the Lessor as additional rent. The Lessee shall allow the Lessor to post and keep posted on the demised premises any notices that the Lessor may desire to post under the provisions of legislation pertaining to Mechanic's, Builder's, Workmen's or other liens.

4.16.03 The Lessee shall not without written consent of the Lessor put up any window drapes, blinds, awnings or other similar things. Lessor's consent not to be unreasonably withheld. All window coverings, awnings and other similar things to abide by building bylaws

PEACEFUL SURRENDER

4.17.01 The Lessee shall, at the expiration or sooner determination of the said term, peaceably surrender and yield up to the Lessor the demised premises and deliver to the Lessor all keys to the demised premises which the Lessee has in its possession.

4.17.02 The Lessee shall immediately before the expiration or sooner determination of the said lease wash the windows of the demised premises. The Lessee further covenants that the Lessee will not upon such expiration or sooner determination leave upon the demised premises any rubbish or waste material and will leave the said premises in a clean and tidy condition.

UTILITIES

4.18 The Lessee shall pay all rates and charges for water, gas and electric light and/or power supplied to or used in the demised premises. The Lessee shall pay all rates and charges :for any and all other utilities or municipal or other services, consumed by or reasonably attributable to the Lessee or the Lessee's occupation of the demised premises and-that if the same shall be billed or assessed against the Lessor, the Lessee shall pay the same or the portion thereof fairly attributable to the Lessee aforesaid as determined by the Lessor, upon demand by the Lessor.

TAXES

4.19.01 In this paragraph 4.19 the following phrases shall have the following meanings:

(a) "Tax" means an amount equivalent to all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary, school or otherwise charged upon the building, the land and all improvements now or hereafter thereon or upon the Lessor on account thereof including all taxes, rates, duties, levies and assessments for local improvements and equipment and excluding such taxes as corporate, income, profit or excess profit taxes assessed upon the income of the Lessor and shall also include any and all taxes which may in the future be levied in lieu of Tax as hereinbefore defined;

(b) "Proportionate Share" means the amount which is the same ratio to Tax as the area of the demised premises is to the total rentable area of the building or buildings against which that amount of Tax is levied.

4.19.02 The Lessee shall pay to the Lessor as additional rent each year the proportionate share of Tax for that year, such payment to be made monthly.

4.19.03 If the Tax shall be increased by reason of any installations made in or upon or any alterations made in or to the demised premises by the Lessee or by the Lessor on behalf of the Lessee, the Lessee shall pay the full amount of such increase as additional rent.

4.19.04 Any reasonable expense incurred by the Lessor in obtaining or attempting to obtain a reduction in the amount of Tax shall be added to and included in the amount of such Tax. In the event that the Lessee shall have paid its Proportionate Share pursuant to Clause 4.19.02 of this lease and the Lessor shall thereafter receive a refund of any portion of such Tax, the Lessor shall make an appropriate refund to the Lessee.

4.19.05 If the term of this lease shall expire or be otherwise terminated during any year in which the Lessee shall be liable to pay its Proportionate Share pursuant to Clause 4.19.02 of this lease, then the amount so payable by the Lessee shall be apportioned accordingly.

MAINTENANCE COSTS

4.20.01 In this paragraph the following phrases shall have the following meanings:

(a) "Maintenance Costs" means the total amount paid or payable whether by the Lessor or others on behalf of the Lessor for complete maintenance for the lands, building or buildings and the improvements thereon such as are in keeping with maintaining the standard of a first class industrial complex all repairs and require periodic replacement or a substantial replacement.

     The costs of painting interior areas not normally rented to tenants and the costs of painting and otherwise maintaining the outside of the said building or buildings, the costs of snow removal, landscape maintenance, refuse removal and other costs in connection with the maintenance of common outside areas and facilities, fire, casualty, liability and other insurance costs. The costs of providing building management (not to exceed in any year the Strata Management fees paid in that year), service contracts with independent contractors and all other expenses paid or payable by the Lessor in connection with the operation of the building(s), improvements and lands but shall not include interest on debt or capital retirements of debt or any amounts directly chargeable e by the Lessor to any tenant or tenants as otherwise provided herein or any amounts paid on account of capital improvements or structural repairs;

(b) "Proportionate Share" means the amount which is the same ratio to Maintenance Costs as the area of the demised premises is to the total rentable area of the building or buildings in respect of which such Maintenance Costs are charged.

(c) "Accounting Year' means each twelve month period commencing January 1st and ending December 31 st the whole part of which TWELVE (1 2) month period is within the term hereby demised.

4.20.02 The Lessee's shall pay as additional rent to the Lessor by monthly installments to be fixed by the Lessor from time to time its Proportionate Share of Maintenance Costs.

4.20.03 At the end of each Accounting Year the Lessor shall compute the amount of. Maintenance Costs for such Accounting Year and the Lessee's Proportionate Share thereof. A statement showing those details shall be submitted to the Lessee stating also the amount of the monthly installments for the ensuing Accounting Year.

CARE OF PREMISES

4.21.01 The Lessee shall take good care of the demised premises and keep same in a tidy and healthy condition.

4.21.02 The Lessee shall at its own expense be responsible for and shall maintain and replace from time to time as may be reasonably necessary during the term of this lease all light fixtures, tubes, ballasts and starters in the demised premises. The Lessor shall have the exclusive right to attend to such maintenance and replacements if Lessee does not attend to such maintenance within a reasonable time frame.

4.21.03 The Lessee shall at its own expense replace or repair, under the direction and to the reasonable satisfaction of the Lessor, the glass, locks and trimmings of the doors and windows in or upon the demised premises which become damaged or broken except any. glass, locks or trimmings damaged or broken by the Lessor, its employees, agents or contractors.

4.21.04 The Lessee shall not allow any ashes, refuse, garbage or other loose or objectionable materials to accumulate in or about the demised premises.

4.21.05 The Lessee shall place in containers of a type approved by the Lessor all garbage and refuse and such containers shall be deposited for pick-up at such times and places as are designated in writing from time to time by the Lessor.

4.21.06 The Lessee shall heat the demised premises at its own expense during the term hereof at all times to the extent necessary to prevent damage thereto by frost.

4.21.07 Without restricting the generality of clause 4.13.01, the Lessee shall maintain in good operating condition and to the satisfaction of the Lessor acting reasonably any plumbing, heating, and/or air --conditioning equipment and fixtures situated within the demised premises and shall keep the same in clean and good working order. If such equipment or fixtures or any part thereof shall be damaged or destroyed become incapable of performing its or their function arising out of the negligence or wilful act or omission

QUIET ENJOYMENT

5.00 The Lessor hereby covenants with the Lessee that the Lessee, paying the rent hereby reserved and performing the covenants hereinbefore on the Lessee's part contained, shall and may peaceably possess and enjoy the demised premises for the term hereby granted without any interruption or disturbance from the Lessor or any other person or persons lawfully claiming by, from or under the Lessor.

TAXES

5.01 The Lessor hereby covenants that it will pay or cause to be paid all property taxes with respect to the demised premises except those directly assessed or charged to or payable by the Lessee or assessed or charged with reference to the use or occupation of the demised premises and except as herein otherwise provided.

LESSOR'S REPAIR

5.02 The Lessor covenants to repair and maintain the foundation, outer walls and roof of the building in the proper structural repair, and to ensure that the plumbing, sewage, electrical-and heating systems are maintained in good repair and operating condition unless they are located on the demised premises or on the premises of other tenants or occupants, or were furnished or supplied by the Lessee or other tenants or occupiers or a public utility or supplier.

LESSOR INSURANCE

5.03 It is understood and agreed that the Lessor shall obtain insurance coverage for fire, extended coverage for malicious damage for the full replacement value of the building and the improvements erected thereon by the Lessor. Any such insurance shall be for the benefit of both the Lessor and the Lessee and the parties agree that the payment by the Lessee of his proportionate share of maintenance costs under Section 4.20 shall constitute payment by the Lessee of his proportionate share of the premium of such insurance.

DAMAGE OR DESTRUCTION OF PREMISES

6.00.01 Provided that if during the term hereby demised or any renewal thereof the demised premises shall be damaged or destroyed by a peril or perils which would be covered by a standard fire insurances policy with Extended Coverage Endorsement attached hereto, the rent shall abate in the proportion that the part of the demised premises rendered unfit for occupancy bears to the whole of the demised premises until the demised premises are rebuilt; and the Lessor agrees that it will with reasonable diligence repair the demised premises unless the Lessee is obligated to repair under the terms hereof or unless this lease is terminated as hereinafter provided; subject always to the provisions of paragraph 6.00.02 and 6.00.03.

6.00.02 If the demised premises are damaged or destroyed by any cause whatsoever and if in the opinion of the Lessor reasonably arrived at the demised premises cannot be rebuilt or made fit for the purposes of the Lessee within NINETY (90) days of the damage or destruction, the Lessor instead of rebuilding or making the demised premises fit for the Lessee, may, at its option, determine this lease by giving the Lessee within THIRTY (30) days of such damage or destruction notice of termination and thereupon rent and any other payment of which the Lessee is liable under this lease shall be apportioned and paid to the date of such damage or destruction and the Lessee shall immediately deliver up possession of the demised premises to the Lessor.

6.00.03 Provided that if the building or part thereof shall be damaged or destroyed and the Lessee shall continue to occupy the demised premises and such damage or destruction shall, in the opinion of the Lessor acting reasonably, materially interfere with the enjoyment of the demised premises by the Lessee, the rent in respect of the demised premises shall abate in proportion to such interference during the period such interference shall continue.

RIGHT TO USE COMMON AREAS, ETC.

6.01 The parties agree that during the term of this lease the Lessee and the employees, Agents, customers and invites respectively of the Lessee shall have the rights and shall comply with the provisions set forth in the Second Part of Schedule "N' hereto annexed, subject to any modifications thereto agreed in writing by the parties herein or at any time or times after the execution hereof.

LESSOR'S RIGHT TO DO WORK

6.02.01 The Lessor shall have the right to make additions to and/or improvements or installations in and/or repairs to the building and/or the common outside areas and whenever reference is made in this lease to the building or the common areas, it shall mean the building and/or the common outside areas as the same may be changed, added to or improved from time to time and in relation to any such additions, improvements, installations or repairs, the Lessor may cause such reasonable obstructions of and interference with use of enjoyment of the building, the demised premises and/or common outside areas as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when necessary and until said additions, improvements, installations or repairs shall have been completed and there shall be no abatement in rent nor shall the Lessor be liable by reason thereof provided that all such additions, improvements, installations or repairs shall be made as expeditiously as reasonably possible. Lessor shall not interrupt Lessee electrical supply except i) out of Lessor's control, ii) act of God, and
iii) with prior approval of the Lessee (which is not to be unreasonably withheld).

6.02.02 With reasonable notice the Lessor and any persons authorized by the Lessor shall have the right to use, install, maintain and/or repair pipes, wires, ducts or other installations in, under or through, the demised premises for or in connection with the supply of any services to the demised premises or any other premises in the said building. Such services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, telephone, heating, air conditioning and ventilation. No interruption in supply of electricity except as outlined in 6.02.01.

6.02.03 With reasonable notice the Lessor and any persons authorized by the Lessor shall have the right to enter upon the demised premises to make such decorations, repairs, alterations, improvements or additions as it may deem advisable and the Lessor or any persons authorized by the Lessor shall be allowed to take all material into and upon the said premises that may be required therefor. The rent hereunder shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made by reason or loss or interruption of the business of the Lessee because of the prosecution of any such work.

LESSOR'S RIGHT TO INSPECT AND PLACE SIGN

6.03 Provided also that during the term hereby created any person or persons may inspect the demised premises and all parts thereof at all reasonable times on producing a written order to that effect signed by the Lessor or its agents. The Lessor shall have the right during the last THREE (3) months of the said term to place upon the demised premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Lessee, stating that the demised premises are for rent and further provided that the Lessee will not remove such notice or permit the same to be removed.

LESSOR MAY PERFORM LESSEE'S COVENANTS, ETC.

6.04 If the Lessee shall at any time fail to perform or cause to be performed any one or more of all of the covenants and obligations of the Lessee in this lease contained the Lessor shall have the right (but shall not be obligated) to perform or cause the same to be

RIGHT TO USE COMMON AREAS, ETC.

6.01 The parties agree that during the term of this lease the Lessee and the employees, Agents, customers and invites respectively of the Lessee shall have the rights and shall comply with the provisions set forth in the Second Part of Schedule "N" hereto annexed, subject to any modifications thereto agreed in writing by the parties herein or at any time or times after the execution hereof.

LESSOR'S RIGHT TO DO WORK

6.02.01 The Lessor shall have the right to make additions to and/or improvements or installations in and/or repairs to the building and/or the common outside areas and whenever reference is made in this lease to the building or the common areas, it shall mean the building and/or the common outside areas as the same may be changed, added to or improved from time to time and in relation to any such additions, improvements, installations or repairs, the Lessor may cause such reasonable obstructions of and interference with use of enjoyment of the building, the demised premises and/or common outside areas as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when necessary and until said additions, improvements, installations or repairs shall have been completed and there shall be no abatement in rent nor shall the Lessor be liable by reason thereof provided that all such additions, improvements, installations or repairs shall be made as expeditiously as reasonably possible. Lessor shall not interrupt Lessee electrical supply except i) out of Lessor's control, ii) act of God, and
iii) with prior approval of the Lessee (which is not to be unreasonably withheld).

6.02.02 With reasonable notice the Lessor and any persons authorized by the Lessor shall have the right to use, install, maintain and/or repair pipes, wires, ducts or other installations in, under or through, the demised premises for or in connection with the supply of any services to the demised premises or any other premises in the said building. Such services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, telephone, heating, air conditioning and ventilation. No interruption in supply of electricity except as outlined in 6.02.01.

6.02.03 With reasonable notice the Lessor and any persons authorized by the Lessor shall have the right to enter upon the demised premises to make such decorations, repairs, alterations, improvements or additions as it may deem advisable and the Lessor or any persons authorized by the Lessor shall be allowed to take all material into and upon the said premises that may be required therefor. The rent hereunder shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made by reason or loss or interruption of the business of the Lessee because of the prosecution of any such work.

LESSOR'S RIGHT TO INSPECT AND PLACE SIGN

6.03 Provided also that during the term hereby created any person or persons may inspect the demised premises and all parts thereof at all reasonable times on producing a written order to that effect signed by the Lessor or its agents. The Lessor shall have the right during the last THREE (3) months of the said term to place upon the demised premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Lessee, stating that the demised premises are for rent and further provided that the Lessee will not remove such notice or permit the same to be removed.

LESSOR MAY PERFORM LESSEE'S COVENANTS, ETC.

6.04 If the Lessee shall at any time fail to perform or cause to be performed any one or more of all of the covenants and obligations of the Lessee in this lease contained the Lessor shall have the right (but shall not be obligated) to perform or cause the same to be

FOLLOW GOODS

6.08 Provided that in case of removal by the lessee of the goods and chattels of the Lessee from all the premises, the Lessor may follow the same for THIRTY (30) days.

NON-WAIVER

6.09 Any condoning, excusing or overlooking by the Lessor of any default, breach or non-observance by the Lessee at any time or times in respect of any covenant, proviso or condition herein contained shall not operate as a waiver, of the Lessor's rights hereunder in respect of any subsequent default, breach of non-observance nor so as to defeat or affect in any way the rights of the Lessor hereunder in respect of any subsequent default, breach or nonobservance.

DATE FOR OCCUPANCY

6.10 If the demised premises shall not be available for occupancy by the Lessee upon the date of commencement of the term hereby demised, the rent under this lease shall abate until the demised premises are available for occupancy and the Lessor shall not be

HOLDING OVER

6.11 If at the expiration of the term of this lease the Lessee shall hold over with the consent of the Lessor, the tenancy of the Lessee hereafter shall, in the absence of written agreement to the contrary, be from month to month only at a rental per month equal to ONE TENTH (1/10) of the rental payable for the year immediately preceding such expiration, payable monthly in advance on the FIRST (lst) day of each lease month and shall be subject to all other terms and conditions of this Lease.

REMOVAL OF FIXTURES, ETC.

6.12 Subject to Clause 4.12 hereof the Lessee may at or prior to the expiration of the term hereby granted, take remove and carry away from the demised premises all fixtures, fittings, shelving, counters or other articles upon the demised premises in the nature of trade or tenants' fixtures, but the Lessee shall in such removal do no damage to the demised premises, or shall make good any damage which the Lessee may occasion thereto provided. Further that the Lessee shall not remove or carry away from the demised premises any building or plumbing, heating, air conditioning or ventilating plant or equipment or other building services and further notwithstanding anything herein contained the Lessor shall have the right upon the termination of this lease by effluxion of time or otherwise to require the Lessee to remove his installations, alterations, additions, partitions and fixtures or anything in the nature of leasehold improvements made or installed by the Lessee or by the Lessor on behalf of the Lessee and to make good any damage caused to the demised premises by such removal.

IMPOSSIBILITY OR DELAY IN PERFORMANCE

6.13 Whenever and to the extent that the Lessor shall be unable to fulfil or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of heating, air conditioning, elevator or janitor services, or any other service or utility or the doing of any work by reason of being unable to obtain the material goods, equipment, service, utility or labor required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board of any governmental department or officer or other authority or by reason of not being able-to obtain permission or authority required thereby or by reason of any other cause beyond its control whether of the foregoing character or not, the Lessor shall be relieved from the fulfillment of such obligation and the Lessee shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the rent by reason of any such failure or cause.

LESSOR NOT RESPONSIBLE FOR INJURIES DAMAGE, ETC.

6.14 The Lessor shall not be responsible in any way for any injury to any person or for any loss of or damage to any property belonging to the Lessee or to other occupants of the demised premises or to their respective invites, licensees agents, servants or other persons from time to time attending at the demised premises while such person or property is in or about the building or any areaways, parking areas, lawns, sidewalks steps, truckways, platforms, corridors, stairways, elevators or escalators in connection therewith, including without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or any adjacent or neighboring lands or premises of from any other place or quarter of for any loss of or damage caused by or attributable to the condition or arrangements of any electric or other wiring or of any damage caused by smoke or anything done or omitted to be done by any other tenant of premises in said Building and or for any other loss whatsoever with respect to the demised premises and/or any business carried on therein, other than loss which is the direct result of a negligent or wilful act or omission of the Lessor, it invites agents or servants.

NO LIABILITY FOR INDIRECT DAMAGE, ETC.

6.15 Under no circumstances shall the Lessor be liable for indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance of any covenants of the Lessor herein contained including the heating of the demised premises or the operation of the air conditioning equipment, elevators, plumbing or other equipment in the said building or the demised premises except to the extent that such damage, discomfort or illness is attributable to any wilful or negligent act or omission of the Lessor, its agents or servants.

LEASE ENTIRE AGREEMENT

6.16 There is no promise, representation or undertaking by or binding upon the Lessor with respect to any alteration, remodeling or decorating of or installation of equipment or fixtures in the demised premises of the building except such, if any, as is expressly set forth or referred to in this lease and this lease contains all the agreements and conditions made between the parties hereto.

SUBORDINATION

6.17.01 The Lessee covenants and agrees with the Lessor that the Lessee shall from time to time upon the written request of the Lessor enter into an Indenture (1) subordinating the term hereby demised and the rights of the Lessee hereunder to any mortgage or ground lease, present or future which includes the demised premises or at the option of the Lessor, (11) agreeing that the term hereby demised shall be prior to any such mortgage or ground lease.

6.17.02 Notwithstanding any such postponement or subordination as aforesaid the Lessee agrees that its obligations under the lease and pursuant to this indenture shall remain in full force and effect notwithstanding any action at any time taken by a mortgage of the lands to enforce the security of any mortgage; provided however that any postponement or, subordination given hereunder shall reserve to the Lessee the right to continue in possession of the demised premises under the terms of this lease so long as the Lessee shall not be in default under such terms.

NOTICES

6.18 Any notices herein provided for or given hereunder if given by the Lessee to the Lessor shall be sufficiently given if personally delivered or mailed in Canada by registered or certified mail, postage prepaid to the Lessor, marked to the attention of the Property Management Department. Any notice herein provided for or given hereunder. If given by the Lessor to the Lessee, shall be sufficiently given if mailed as aforesaid addressed to the Lessee at the demised premises or left at the demised premises. Any notice mailed as aforesaid shall be conclusively deemed to have been given on the SECOND (2nd) business day following the day on which such notice is mailed as aforesaid. Either the Lessor or Lessee may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. The word "notice" in this paragraph shall be deemed to include any request, demand, direction or statement in writing in this lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

PAYMENT TO LESSOR

6.19.01 All payments required to be made by the Lessee under or in respect of this lease shall be made, at such place or places as the Lessor may designate in writing to the Lessor or to such agents of the Lessor as the Lessor shall hereinafter from time to time direct in writing to the Lessee. The Lessee shall pay to the Lessor interest at Prime + 5% percent per annum on all payments of rent and other sums required to be made under the provisions of this lease which have become overdue so long as such payments remain unpaid.

6.19.02 All sums paid or expenses incurred hereunder by the Lessor, which ought to have been paid or incurred by the Lessee or for which the Lessor hereunder is entitled to

NO LIABILITY FOR INDIRECT DAMAGE, ETC.

6.15 Under no circumstances shall the Lessor be liable for indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance or partial performance of any covenants of the Lessor herein contained including the heating of the demised premises or the operation of the air conditioning equipment, elevators, plumbing or other equipment in the said building or the demised premises except to the extent that such damage, discomfort or illness is attributable to any wilful or negligent act or omission of the Lessor, its agents or servants.

LEASE ENTIRE AGREEMENT

6.16 There is no promise, representation or undertaking by or binding upon the Lessor with respect to any alteration, remodelling or decorating of or installation of equipment or fixtures in the demised premises of the building except such, if any, as is expressly set forth or referred to in this lease and this lease contains all the agreements and conditions made between the parties hereto.

SUBORDINATION

6.17.01 The Lessee covenants and agrees with the Lessor that the Lessee shall from time to time upon the written request of the Lessor enter into an Indenture (1) subordinating the term hereby demised and the rights of the Lessee hereunder to any mortgage or ground lease, present or future which includes the demised premises or at the option of the Lessor, (11) agreeing that the term hereby demised shall be prior to any such mortgage or ground lease.

6.17.02 Notwithstanding any such postponement or subordination as aforesaid the Lessee agrees that its obligations under the lease and pursuant to this indenture shall remain in full force and effect notwithstanding any action at any time taken by a mortgage of the lands to enforce the security of any mortgage; provided however that any postponement or, subordination given hereunder shall reserve to the Lessee the right to continue in possession of the demised premises under the terms of this lease so long as the Lessee shall not be in default under such terms.

NOTICES

6.18 Any notices herein provided for or given hereunder if given by the Lessee to the Lessor shall be sufficiently given if personally delivered or mailed in Canada by registered or certified mail, postage prepaid to the Lessor, marked to the attention of the Property Management Department. Any notice herein provided for or given hereunder. If given by the Lessor to the Lessee, shall be sufficiently given if mailed as aforesaid addressed to the Lessee at the demised premises or left at the demised premises. Any notice mailed as aforesaid shall be conclusively deemed to have been given on the SECOND (2nd) business day following the day on which such notice is mailed as aforesaid. Either the Lessor or Lessee may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. The word "notice" in this paragraph shall be deemed to include any request, demand, direction or statement in writing in this lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

PAYMENT TO LESSOR

6.19.01 All payments required to be made by the Lessee under or in respect of this lease shall be made, at such place or places as the Lessor may designate in writing to the Lessor or to such agents of the Lessor as the Lessor shall hereinafter from time to time direct in writing to the Lessee. The Lessee shall pay to the Lessor interest at Prime + 5% percent per annum on all payments of rent and other sums required to be made under the provisions of this lease which have become overdue so long as such payments remain unpaid.

6.19.02 All sums paid or expenses incurred hereunder by the Lessor, which ought to have been paid or incurred by the Lessee, or for which the Lessor hereunder is entitled to

FIRST RIGHT OF REFUSAL

9.0 The Tenant shall have the First Right of Refusal to purchase the property during the term of the lease. Upon receiving written notice from the Landlord it has received an offer that it wishes to accept, the Tenant shall have 3 business days to inform the Landlord that it will purchase the building under the same terms and conditions, failing which the First Right of Refusal shall be null and void.

IN WITNESS WHEREOF the parties hereto have executed this indenture by affixing their signatures or, where a party is a corporation, by affixing its corporate seal duly attested by its proper officer(s) in that behalf.

FOR AND ON BEHALF OF THE LESSOR

SARANGI & RODGER CONSULTANTS LTD.
Per: Mgmg /s/ Badur Sarangi
             Witness

FOR AND ON BEHALF OF THE LESSEE
INDEXONLY TECHNOLOGIES CANADA INC.

Per: /s/ Cliff Sweeney   /s/ Freddy Fuller
                            Witness

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Exhibit 16.1

                                  Exhibit 16.1



May 16, 2000

Securities and Exchange Commission
450 Fifth Street SW
Washington, D.C. 20549

Re:  Classic Golf Corporation

Dear Sirs:

We are in agreement with the statements made by the above registrant in it Form SB-2 insofar as the registrant's statements relate to Changes in Certifying Accountants.

Our independent auditor's report on the financial statements of Classic Golf Corporation for the years ended December 31, 1997 and December 31, 1998 has contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with Classic Golf Corporation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

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Exhibit 21.1

Exhibit 21.1 - Subsidiaries of the Registrant

Indexonly Technologies, Inc. has the following wholly owned subsidiaries:

Indexonly Technologies USA Inc., a company incorporated pursuant to the laws of the State of Nevada.

Indexonly Technologies Canada Inc., a company incorporated under the federal laws of Canada.



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Exhibit 23.2


            Exhibit 23.2 - Accountants' Consent

The Board of Directors
Indexonly Technologies, Inc.

We consent to the use of our auditors' report dated January 25, 2000, on the consolidated balance sheet of Indexonly Technologies, Inc. as at December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from June 28, 1999 (inception) to December 31, 1999, included in the registration statement on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated January 25, 2000, contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and negative cash flows, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


/s/ KPMG LLP

KPMG LLP
Chartered Accountants


Richmond, Canada
August 2, 2000

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